Filed pursuant to Rule 424(b)(5)
Registration Number 333-250107

The information in this preliminary prospectus supplement and the SEC Base Prospectus is not complete and may be changed. This preliminary prospectus supplement and the SEC Base Prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. A final form prospectus will be prepared and made available. Investors should not subscribe for any securities referred to in this document except on the basis of information contained in the final form prospectus.

Subject to Completion, Dated April 7, 2021

PROSPECTUS SUPPLEMENT TO SEC BASE PROSPECTUS DATED January 5, 2021

Japan Bank for International Cooperation

(Incorporated under the Japan Bank for International Cooperation Act)

U.S.$● ●% Guaranteed Bonds Due ●

U.S.$● ●% Guaranteed Bonds Due ●

Unconditionally and Irrevocably Guaranteed

as to Payment of Principal and Interest by

Japan

We will pay interest on the $● ●% guaranteed bonds due ● (the “●-year bonds”) and the $● ●% guaranteed bonds due ● (the “●-year bonds”, and together with the ●-year bonds, the “bonds”) semi-annually in arrears in equal payments on ● and ● of each year, commencing ●, 2021. The ●-year bonds will mature on ● and the ●-year bonds will mature on ●. We may redeem all, but not less than all, of the bonds of a series in the event of certain tax law changes. The redemption terms are described in this prospectus supplement dated ●, 2021 (this “Supplement”) under “Description of the Bonds and Guarantee—Redemption”. The bonds will be issued only in registered form in denominations of $200,000 and integral multiples of $2,000 in excess thereof. See “Description of the Bonds and Guarantee”.

As provided under the heading “Luxembourg Stock Exchange Approved Prospectus” on page S-5 of this Supplement, subject to approval by the Luxembourg Stock Exchange, certain parts (but not all) of this Supplement and the accompanying prospectus dated January 5, 2021, starting after page S-69 (the “SEC Base Prospectus”), as well as the documents incorporated by reference into this Supplement or the SEC Base Prospectus, constitute a prospectus for the purposes of the Luxembourg act dated July 16, 2019 (the “Luxembourg Act”). The parts of this Supplement and the SEC Base Prospectus and those documents incorporated by reference into this Supplement that together constitute a “prospectus” for the purposes of the Luxembourg Act are referred to herein as the “LSE Approved Prospectus” and are identified under the heading “Luxembourg Stock Exchange Approved Prospectus” on page S-5 of this Supplement.

Application has been made to admit the bonds to the official list of the Luxembourg Stock Exchange and application has been made to admit the bonds to trading on the Luxembourg Stock Exchange’s Euro MTF Market (the “Euro MTF Market”). The Euro MTF Market is not a regulated market for the purposes of the Markets in Financial Instruments Directive 2014/65/EU (as amended or superseded, “MiFID II”). References in this prospectus to the bonds being “listed” (and all related references) shall mean that the bonds have been admitted to the official list of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF Market.

Neither the United States Securities and Exchange Commission (the “Commission”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Supplement or the SEC Base Prospectus. Any representation to the contrary is a criminal offense.

Prospective investors should consider carefully the factors described under the section headed “Risk Factors” in this Supplement.

	per ●-year Bond	per ●-year Bond	Total
Price to Public(1)	●	●%	$	●
Underwriting Discount	●	●%	$	●
Proceeds, before expenses, to JBIC(1)(2)	●	●%	$	●

(1)	Plus accrued interest, if any, from ●, 2021, if settlement occurs after that date.
(2)	See “Underwriting”.

The underwriters are offering the bonds subject to various conditions. The underwriters expect to deliver the bonds through the book-entry facilities of The Depository Trust Company (“DTC”), Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”), against payment on or about ●, 2021.

Citigroup	Daiwa Capital Markets Europe	Goldman Sachs International	Nomura

Prospectus Supplement dated ●, 2021.

Supplement

SEC Base Prospectus

The bonds have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) and the bonds are subject to the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended). The bonds may not be offered or sold in Japan to any other person resident in Japan, or to others for reoffering or resale directly or indirectly in Japan or to a person resident in Japan, for Japanese securities law purposes (including any corporation or other entity organized under the laws of Japan), except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act of Japan and any other applicable laws, regulations and governmental guidelines of Japan (see “Underwriting” below). The bonds are not, as part of the distribution under the underwriting agreement at any time, to be directly or indirectly offered or sold to, or for the benefit of, any person other than a beneficial owner that is, (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with JBIC (that is, in general terms, a person who directly or indirectly controls or is directly or indirectly controlled by, or is under direct or indirect common control with, JBIC) as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan (a “Specially-Related Party of JBIC”) or (ii) a Japanese financial institution, designated in Article 6, Paragraph (9) of the Act on Special Measures Concerning Taxation of Japan. BY SUBSCRIBING FOR THE BONDS, AN INVESTOR WILL BE DEEMED TO HAVE REPRESENTED IT IS A PERSON WHO FALLS INTO THE CATEGORY OF (i) OR (ii) ABOVE.

In addition, interest payments on the bonds will generally be subject to Japanese withholding tax unless it is established that such bonds are held by or for the account of a beneficial owner that is (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a Specially-Related Party of JBIC, (ii) a Japanese financial institution designated in Article 6, Paragraph (9) of the Act on Special Measures Concerning Taxation of Japan which complies with the requirement for tax exemption under that paragraph, or (iii) a Japanese public corporation, a Japanese financial institution or a Japanese financial instruments business operator, etc. described in Article 3-3, Paragraph (6) of the Act on Special Measures Concerning Taxation of Japan which complies with the requirement for tax exemption under that paragraph.

You should rely only on the information contained or incorporated by reference in this Supplement and the SEC Base Prospectus and, for the purposes of the LSE Approved Prospectus, the documents incorporated by reference therein. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in the LSE Approved Prospectus or otherwise in this Supplement or the SEC Base Prospectus is accurate as of any date other than the date on the front page of this Supplement or, with respect to information incorporated by reference, as of the date of such information.

In this Supplement, “we”, “our”, “us” and “JBIC” refer to Japan Bank for International Cooperation.

The spot buying rate for U.S. dollars quoted on the Tokyo foreign exchange market on ●, 2021, as reported by the Bank of Japan (the “BOJ”) at 5:00 p.m., Tokyo time, was ¥● = $1.00, and the noon buying rate on ●, 2021 for cable transfers in New York City payable in yen, as reported by the Federal Reserve Bank of New York, was $1.00 = ¥●.

References in this Supplement to Japanese fiscal years (“JFYs”) are to 12-month periods commencing in each case on April 1 of the year indicated and ending on March 31 of the following year. References to years not specified as being JFYs are to calendar years. References to “¥”or “yen” are to Japanese yen and references to “$” are to U.S. dollars.

The distribution of this Supplement and the SEC Base Prospectus and the offering of the bonds in certain jurisdictions may be restricted by law.

The bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended or superseded, the “PRIIPs Regulation”) for offering or selling the bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

The bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the IDD, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the bonds or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the bonds or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

This Supplement and the SEC Base Prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting”.

This Supplement and the SEC Base Prospectus have been prepared on the basis that all offers of bonds in any Member State of the EEA or in the United Kingdom will be made pursuant to an exemption under the Prospectus Regulation (including as it forms part of domestic law in the United Kingdom by virtue of the EUWA) from the requirement to produce and publish a prospectus for offers of the bonds. Accordingly, any person making or intending to make any offer in a Member State or in the United Kingdom of the bonds which are the subject of the placement referred to in this Supplement and the SEC Base Prospectus may only do so in circumstances in which no obligation arises for JBIC or the underwriters to produce and publish a prospectus pursuant to Article 3 of the Prospectus Regulation, or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in relation to such offer. Neither JBIC, Japan nor the underwriters have authorized, nor do they authorize, the making of any offer of the bonds in circumstances in which an obligation arises for JBIC or the underwriters to publish a prospectus or supplement a prospectus for such offer. JBIC and Japan have not authorized and do not authorize the making of any offer of the bonds through any financial intermediary, other than offers made by the underwriters resulting in sales constituting the final placement of the bonds contemplated in this Supplement and the SEC Base Prospectus.

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the bonds has led to the conclusion that: (i) the target market for the bonds is only eligible counterparties, as defined in the FCA Handbook Conduct of Business, and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA (“UK MiFIR”); and (ii) all channels for distribution of the bonds to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the bonds (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the bonds (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

In the United Kingdom, this Supplement and the SEC Base Prospectus are only being distributed to and are only directed at persons who (i) have professional experience in matters relating to investments who fall within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended or superseded, the “Order”); (ii) are persons who fall within Article 49(2)(a)-(d) of the Order; or (iii) are persons to whom an invitation or inducement to engage in an investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any bonds may otherwise be lawfully communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). In the United Kingdom this Supplement and the SEC Base Prospectus and any of their contents are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this Supplement and the SEC Base Prospectus relate is available only to relevant persons and will be engaged in only with relevant persons.

In connection with the issue of the ●-year bonds, Daiwa Capital Markets Europe Limited (the “●-year Stabilizing Manager”) (or any persons acting on behalf of the ●-year Stabilizing Manager) may overallot the ●-year bonds or effect transactions with a view to supporting the market price of the ●-year bonds at a level higher than that which might otherwise prevail. In connection with the issue of the ●-year bonds, Citigroup Global Markets Limited (the “●-year Stabilizing Manager”, together with the ●-year Stabilizing Manager, the “Stabilizing Managers”) (or any persons acting on behalf of the ●-year Stabilizing Manager) may over-allot the ●-year bonds or effect transactions with a view to supporting the market price of the ●-year bonds at a level higher than that which might otherwise prevail. However, there is no assurance that the Stabilizing Managers (or persons acting on behalf of the Stabilizing Managers) will undertake stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the bonds is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the bonds and 60 days after the date of the allotment of the bonds. Any stabilization action or over-allotment must be conducted by the relevant Stabilizing Manager (or persons acting on behalf of the relevant Stabilizing Manager) in accordance with all applicable laws and rules.

Luxembourg Stock Exchange Approved Prospectus

Subject to approval by the Luxembourg Stock Exchange, this Supplement and the SEC Base Prospectus starting after page S-69 including the following documents incorporated by reference:

•	the Annual Report on Form 18-K of Japan for the year ended March 31, 2020 (the “Japan 18-K 2020”);

•	JBIC’s Annual Report on Form 18-K for the year ended March 31, 2020 (the “JBIC 18-K 2020”) which is otherwise incorporated into this Supplement and the SEC Base Prospectus;

•	Amendment No. 1 to the JBIC 18-K 2020 which is otherwise incorporated into this Supplement and the SEC Base Prospectus;

•	Amendment No. 2 to the JBIC 18-K 2020 which is otherwise incorporated into this Supplement and the SEC Base Prospectus; and

•	Amendment No. 3 to the JBIC 18-K 2020 which is otherwise incorporated into this Supplement and the SEC Base Prospectus.

but excluding the following:

•	the section “Where You Can Find More Information” in the SEC Base Prospectus,

together comprise the LSE Approved Prospectus and for the purpose of giving information with regard to us, Japan and our bonds which, according to the particular nature of us, Japan and our bonds, is necessary to enable investors to make an informed assessment of our and Japan’s assets and liabilities, financial position, profit and losses and prospects, and of the rights attaching to our bonds and the guarantee. This LSE Approved Prospectus may only be used for this foregoing purpose.

Responsibility for Statements

We accept responsibility for the information contained in the LSE Approved Prospectus. To the best of our knowledge (having taken all reasonable care to ensure that such is the case) the information contained in the LSE Approved Prospectus is in accordance with the facts and contains no omission likely to affect its import.

Japan accepts responsibility for the information contained in the LSE Approved Prospectus relating to Japan and the guarantee. To the best of Japan’s knowledge (having taken all reasonable care to ensure that such is the case) the information contained in the LSE Approved Prospectus relating to Japan and the guarantee is in accordance with the facts and contains no omission likely to affect its import.

FOREIGN EXCHANGE CONSIDERATIONS

For an investor that is not resident in the United States or does not conduct business or activities in the United States, an investment in the bonds, which are denominated in, and all payments in respect of which are to be made in, U.S. dollars entails significant risks not associated with a similar investment in a security denominated in the investor’s home currency (i.e., the currency of the country in which the investor is resident or the currency in which the investor conducts its business or activities). These include the possibility of:

•	significant changes in rates of exchange between the home currency and the U.S. dollar; and

•	the imposition or modification of foreign exchange controls with respect to the U.S. dollar.

We have no control over a number of factors affecting this type of bond, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results. In recent years, rates of exchange for certain currencies, including the U.S. dollar, have been volatile and this volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative of fluctuations in the rate that may occur during the term of the bonds. Depreciations of the U.S. dollar against the investor’s home currency could result in a decrease in the investor’s effective yield of the bonds below the coupon rate, and in certain circumstances, could result in a loss to such purchaser on a home currency basis.

The description of foreign currency risks does not describe all the risks of an investment in securities denominated in a currency other than your home currency. Prospective investors should consult their own financial and legal advisors as to the risks involved in an investment in such bonds.

FORWARD-LOOKING STATEMENTS

This Supplement and the SEC Base Prospectus (including the documents incorporated by reference herein and therein) include forward-looking statements. Forward-looking statements are statements that are not historical facts, including statements about beliefs and expectations, and generally can be identified by the use of forward-looking terminology such as “may”, “will”, “expect”, “intend”, “plan”, “estimate”, “anticipate”, “believe”, “continue”, “could”, “should”, “would” or similar terminology. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any of such statements in light of new information or future events. Forward-looking statements involve inherent risks and uncertainties, including but not limited to those discussed under “Risk Factors” and elsewhere in this Supplement and the SEC Base Prospectus (including the documents incorporated by reference herein and therein), and actual results may differ materially from those expressed or implied in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements.

INCORPORATION BY REFERENCE

The Japan 18-K 2020, JBIC 18-K 2020, Amendment No. 1 to the JBIC 18-K 2020, Amendment No. 2 to the JBIC 18-K 2020 and Amendment No. 3 to the JBIC 18-K 2020 are hereby incorporated by reference and form part of this Supplement.

Any statement contained in a document which is incorporated by reference in the LSE Approved Prospectus or otherwise in this Supplement or the SEC Base Prospectus shall be deemed to be modified or superseded for the purpose of the LSE Approved Prospectus or this Supplement to the extent that a statement contained herein or another document incorporated by reference herein modifies or supersedes such earlier statement (whether expressly, by implication or otherwise). Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the LSE Approved Prospectus or this Supplement. Copies of the documents incorporated by reference in the LSE Approved Prospectus or otherwise in this Supplement or the SEC Base Prospectus are available free of charge at the office of the fiscal agent in London, and will also be available at the website of the Luxembourg Stock Exchange (www.bourse.lu).

The following audited financial statements of JBIC for the fiscal year ended March 31, 2020, prepared in accordance with accounting principles generally accepted in Japan (“Japanese GAAP”), appear on the pages of the JBIC 18-K 2020 as set forth below:

(a) Consolidated statements of operations	Set forth on page 5 of Exhibit 2 of the JBIC 18-K 2020
(b) Consolidated balance sheets	Set forth on page 4 of Exhibit 2 of the JBIC 18-K 2020
(c) Consolidated statements of cash flows	Set forth on page 9 of Exhibit 2 of the JBIC 18-K 2020

For the purposes of the LSE Approved Prospectus, the information incorporated by reference from the Japan 18-K 2020 includes the following items in relation to Japan (the page numbers below are those of Exhibit 1 to such Annual Report):

Items	Japan 18-K 2020 - Exhibit 1 (Description of Japan)
Geographical location and legal form	“General—Area and Population”, “General—Government” and “General—Political Parties” on pages 4-5

Description of the economy	“The Economy” on pages 8-20

Description of the political system and government	“General—Government”, “General—Political Parties” and “General—Leadership” on pages 4-5

Tax and budgetary systems	“Government Finance” on pages 31-37

Gross public debt and debt record	“Debt Record”, “Japan’s Public Debt”, “Internal Debt” and “External Debt” on pages 37-43

Foreign trade and balance of payments	“Foreign Trade and Balance of Payments—Foreign Trade” and “Foreign Trade and Balance of Payments—Balance of Payments” on pages 21-24

Foreign exchange reserves	“Foreign Trade and Balance of Payments—Balance of Payments—Official Reserve Assets” on page 24

Financial position and resources	“Government Finance” on pages 31-37

Income and expenditure figures	“Government Finance” on pages 31-37

Auditing Procedures	“Government Finance—Revenues, Expenditures and Budgets” on pages 31-35

INTRODUCTION

The following is an abstract of certain information contained elsewhere in this Supplement or the SEC Base Prospectus or incorporated by reference herein. More detailed information is contained elsewhere in this Supplement or the SEC Base Prospectus or incorporated by reference herein. You should read carefully this entire Supplement, the SEC Base Prospectus and the other documents we refer to for a complete understanding of this offering.

Issuer	Japan Bank for International Cooperation.

Issue Date	The issue date is ●, 2021.

Securities Offered	$● principal amount of ●% Guaranteed Bonds Due ●

$● principal amount of ●% Guaranteed Bonds Due ●

Guarantee	Payments of principal of and interest on the bonds are unconditionally and irrevocably guaranteed by Japan.

Maturity Date	●-year bonds: ●

●-year bonds: ●

Interest Payment Dates	Semi-annually on ● and ● of each year, commencing ●, 2021.

Interest Rate	The ●-year bonds and the ●-year bonds will bear interest at a rate of ●% and ●% respectively, per annum, accruing from ●, 2021. We will pay interest on the bonds semi-annually in arrears in equal payments. Whenever it is necessary to compute any amount of interest in respect of the bonds, that interest will be calculated on the basis of a 360-day year of twelve 30-day months.

Ranking	The bonds will be our direct, unsecured debt securities obligations and rank pari passu and be payable without any preference among themselves and at least equally with all of our other unsecured debt securities obligations from time to time outstanding, which rank senior to our unsecured general obligations not represented by debt securities, provided, however, that certain obligations in respect of national and local taxes and certain preferential rights granted by, among others, the Japanese Civil Code to certain specified types of creditors, such as preferential rights of employees to wages, will have preference.

Additional Amounts	If certain taxes, as described under “Description of the Bonds and Guarantee”, are payable on the bonds, we will, subject to certain exceptions, pay such additional amounts on the bonds as will result, after deduction or withholding of such taxes, in the payment of the amounts that would have been payable on the bonds if no such deduction or withholding had been required. For further detail on the payment of these additional amounts, see “Description of the Bonds and Guarantee—Additional Amounts”.

Redemption	We may redeem all, but not less than all, of the bonds of a series in the event of certain changes relating to Japanese taxation at 100% of the principal amount thereof plus accrued interest thereon and any additional amounts we are required to pay, as described under “Description of the Bonds and Guarantee—Redemption”.

Markets	We are offering the bonds for sale only in those jurisdictions other than Japan (subject to certain exceptions) where it is legal to make such offers. See “Underwriting” for a description of applicable selling restrictions.

Listing	We have applied to the Luxembourg Stock Exchange for the bonds to be listed on its official list and for the bonds to be admitted to trading on its Euro MTF Market.

Form and Settlement	All bonds will be in registered form, without interest coupons attached. Bonds held outside the United States, referred to as the international bonds, will be represented by beneficial interests in the international global bond, which will be registered in the name of the nominee of the common depositary for, and in respect of interests held through, Euroclear and Clearstream. Bonds held within the United States, referred to as the DTC bonds, will be represented by beneficial interests in one or more DTC global bonds, which will be registered in the name of Cede & Co., as the nominee of DTC. Except as described in this Supplement, beneficial interests in the global bonds will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC, Euroclear and Clearstream, and owners of beneficial interests in the global bonds will not be entitled to have bonds registered in their names, will not receive or be entitled to receive bonds in definitive form and will not be considered holders of bonds under the fiscal agency agreement relating to the bonds. The bonds will be sold only in denominations of $200,000 and integral multiples of $2,000 in excess thereof. For further information on book-entry procedures, see “Description of the Bonds and Guarantee—Form, Denominations and Registration”.

Investors electing to hold their bonds through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. The securities custody accounts of investors will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their bonds through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Bonds will be credited to the securities custody accounts of Euroclear holders and of Clearstream holders against payment in same-day funds on the settlement date. For information on secondary market trading, see “Global Clearance and Settlement—Secondary Market Trading”.

Fiscal Agent, Registrar, Principal Paying Agent and Transfer Agent	MUFG Bank, Ltd., London Branch, also acting through U.S. Bank National Association

The security numbers for the bonds are:

For the DTC global bond:

	●-year bonds	●-year bonds
CUSIP No.:	●	●
ISIN:	●	●
Common Code:	●	●

For the international global bond:
ISIN:	●	●
Common Code:	●	●

Legal Entity Identifier	549300TJ3QFYVCTSCJ29

RISK FACTORS

We believe that the following factors may affect our ability to fulfil our obligations under our bonds. All of these factors are contingencies which may or may not occur and we are not in a position to express a view on the likelihood of any such contingency occurring.

Factors which we believe may be material for the purpose of assessing the market risks associated with our bonds are also described below.

We believe that the factors described below represent the principal risks inherent in investing in our bonds. Prospective investors should carefully consider these factors in conjunction with the detailed information set out elsewhere in this Supplement and the SEC Base Prospectus (including any documents or information incorporated by reference herein) or, for the purposes of the LSE Approved Prospectus, the detailed information set out elsewhere in the LSE Approved Prospectus (including any documents incorporated therein), and reach their own views prior to making any investment decision.

Risks Relating to the Economic Impact of COVID-19 and the Japanese Economy in General

Prospective investors in our bonds should be aware of the challenges faced by the Japanese economy. The Japanese economy continues to face challenges due to uncertainty about the economic prospects of the world economy. In particular, recent global economic conditions have significantly weakened due to extensive disruptions in economic activity and volatility in financial markets caused by the outbreak and global spread of respiratory disease caused by a new strain of coronavirus, referred to as COVID-19, from December 2019 and the measures implemented in many countries to help contain the spread of the disease. In Japan, the central and local governments have imposed a number of such measures, including the declaration of a state of emergency in affected areas in April and May 2020 and the declaration of a second state of emergency in affected areas from January to March 2021. Although the state of emergency was lifted on March 21, 2021, the central and local governments throughout the country continue to impose a number of measures, including travel restrictions, health and safety guidelines for businesses deemed particularly susceptible to infections and social distancing measures. In addition, the Prime Minister may again declare a state of emergency for all or parts of Japan at any time based on certain factors, such as an increase in infection rates, which could lead to a renewed tightening of such measures. See “Recent Developments—Japan—General—Recent Public Health Developments” below. As a result of the COVID-19 outbreak and the measures implemented to contain its spread, Japan and many other major economies reported economic contractions in the first and second quarters of 2020. Although Japan and some other economics reported economic growth in the third and fourth quarters of 2020, it is unclear whether this trend of recovery will continue. In recent months, many countries including Japan have reported increases in COVID-19 infections. In response to the increase in infections, some countries have introduced additional lockdown and other restrictive measures, which could have an impact on global economic conditions. Further, although COVID-19 vaccines have now been approved for use in some countries, the timing and widespread availability of such vaccines is highly uncertain, and there is no guarantee such vaccines will be effective in containing the spread of the COVID-19 pandemic. Accordingly, the magnitude and duration of the economic impact of COVID-19 remains highly uncertain, and it is possible that the pandemic could result in a prolonged economic slowdown in Japan and globally, which could differ significantly in terms of severity and duration depending on the country.

Although the Japanese government and the BOJ are pursuing expansionary monetary, fiscal and economic measures in an effort to mitigate the impact of the COVID-19 outbreak, including emergency economic measures aimed at supporting businesses and individuals impacted by the outbreak and monetary easing measures implemented by the BOJ, such as the continuation of the BOJ’s negative interest rate policy and framework for quantitative and qualitative monetary easing first introduced in 2016, the effect of such measures remains unclear. In addition, increased spending for economic stimulus measures could negatively impact Japan’s fiscal condition due to higher levels of public debt. Partially in response to the planned increase in public spending in Japan, in June 2020, S&P Global Ratings lowered its outlook on Japan’s sovereign credit rating from positive to stable. In addition, in July 2020, Fitch Ratings lowered its outlook on Japan’s sovereign credit rating from stable to negative. Further challenges for the Japanese economy include volatile exchange rates and, over the long term, demographic challenges, such as an aging workforce and population decrease, and high levels of public debt and associated debt servicing payments. Further slowdowns in overseas economies and sharp fluctuations in the financial and capital markets also pose downside risks to the Japanese economy. In addition, the Japanese economy is also exposed to challenges due to prolonged deflation as well as uncertainty relating to geopolitical conditions, including tensions with North Korea, continued instability in the Middle East and the impact of the United Kingdom having left the European Union, as well as international trade relations and other factors.

Risks Relating to Us

The Japan Bank for International Cooperation Act, as amended (the “JBIC Act”), requires the Japanese government, at all times, to hold the total number of outstanding shares of JBIC. JBIC’s operations, including appointment of directors, business plans and issuance of new debt securities, are subject to the supervision of the Japanese government. JBIC’s business operations are conducted in accordance with the Japanese government’s economic and other policies, including the provision of financial support in areas in which it is difficult for private financial institutions to provide on a commercial basis. Accordingly, JBIC’s business operations, results of operations and financial condition have been, and will continue to be, influenced by the Japanese government’s economic and other policies.

In particular, JBIC is subject to governmental regulation pursuant to the JBIC Act in addition to the Companies Act of Japan (Act No. 86 of 2005, as amended). In the future, if these laws are amended in a material way, the operations and other aspects of JBIC may be materially affected.

In addition, our business, financial condition and results of operations may be negatively affected by the spread of COVID-19 and the resulting impact on our borrowers and general economic conditions and financial markets.

Risks Relating to the Market Risk of Bonds Generally

Exchange rate risk

Prospective investors in our bonds should be aware that an investment in our bonds may involve exchange rate risks. Our bonds may be denominated in a currency other than the currency of the investor’s home jurisdiction and/or in a currency other than the currency in which an investor wishes to receive funds. Exchange rates between currencies are determined by factors of supply and demand in the international currency markets which are influenced by macro economic factors, speculation and central bank and government intervention (including the imposition of currency controls and restrictions). Fluctuations in exchange rates may affect the value of our bonds. See “Foreign Exchange Considerations”.

The secondary market generally

Our bonds may have no established trading market when issued, and one may never develop. If a market does develop, it may not be sufficiently liquid. Therefore, investors may not be able to sell their bonds easily or at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. Illiquidity may have a severely adverse effect on the market value of our bonds.

Risks Relating to our Bonds

Limited liquidity

The fact that our bonds may be listed does not necessarily assure liquidity. No assurance can be given that there will be a market for our bonds. If our bonds are not traded on any stock exchange, pricing information for such bonds may be more difficult to obtain, and the liquidity and market prices of such bonds may be adversely affected. The liquidity of our bonds may also be affected by restrictions on offers and sales of our bonds in some jurisdictions. The underwriters may from time to time make a market in our bonds but are under no obligation to do so and, if a market does develop, it may not continue until the maturity of all our bonds.

Bonds subject to optional redemption by us

Redemption of our bonds in circumstances of changes in applicable laws or treaties may limit their market value. During any period when we may elect to redeem our bonds, the market value of our bonds generally will not rise substantially above the price at which they can be redeemed.

RECENT DEVELOPMENTS

JBIC

The following information updates information in the SEC Base Prospectus and JBIC 18-K 2020 and should be read in conjunction with any future periodic reports and amendments filed by JBIC with the Commission. The following section has been updated to reflect current information and has not been revised in its entirety. In the following section, information pertaining to previous years is provided solely for your convenience.

Operations

Response to COVID-19 and Establishment of Post-COVID-19 Growth Investment Facility

•

Appropriate monitoring of existing projects and debtors. The increasing spread of respiratory disease, referred to as COVID-19, caused by a new strain of coronavirus (SARS-CoV-2), in the fourth quarter of the fiscal year ended March 31, 2020 caused changes in the economic environment and increased uncertainty, which in turn negatively affected debtors by worsening their economic situations, caused delays in projects and had other effects on JBIC’s operations. Taking into account the characteristics of JBIC’s loan portfolio, JBIC will appropriately monitor the business situation and its forecast of its ability to collect on its loans, including by using its credit concentration management and predictive management frameworks.

•

Supporting overseas activities of Japanese companies based on Japanese government economic policy. On January 30, 2020, JBIC established its Growth Investment Facility, which was announced as part of the “Comprehensive Economic Measures to Create a Future with Security and Growth” approved by the cabinet on December 5, 2019. The Growth Investment Facility originally comprised two windows: (1) the Facility Window for the Development of Quality Infrastructure for Environmental Preservation and Sustainable Growth (“QI-ESG Window”) and (2) the Facility Window for Supporting Japanese Companies’ Overseas Business Expansion (“Overseas Business Expansion Window”). On April 30, 2020, as part of the emergency economic measures in response to the COVID-19 outbreak announced by the Prime Minister of Japan on April 20, 2020, JBIC expanded the operations of its Growth Investment Facility to permit financing to Japanese companies for eligible projects and investments in cases where the ability to obtain financing was affected by COVID-19 or where the project or investment is related to the prevention of COVID-19 or strengthening the response to infectious diseases in general including COVID-19.

Both the Overseas Business Expansion Window and the QI-ESG Window were discontinued on January 28, 2021, in connection with the establishment of JBIC’s Post-Covid-19 Growth Facility on January 29, 2021, which was announced as part of the “Comprehensive Economic Measures to Secure People’s Lives and Livelihoods toward Relief and Hope” approved by the cabinet on December 8, 2020. The Post-COVID-19 Growth Facility comprises two windows: (1) the Facility Window for Promoting Overseas Business Activities toward a Decarbonized Society (“Decarbonization Promotion Window”) and (2) the Facility Window for Enhancing Supply Chain Resilience (“Supply Chain Resilience Enhancement Window”), and is intended to support Japanese companies in: (i) the overseas expansion of high-quality infrastructure and overseas business activities toward a decarbonized society and (ii) the enhancement of supply chain resilience. Eligible projects and investments under the Decarbonization Promotion Window include those that are expected to reduce greenhouse gases or contribute to preserving the global environment, such as those related to renewable energy, energy savings, green mobility solutions (such as a modal shift in transportation and electric vehicles), air pollution prevention, water supply, water pollution prevention and waste disposal. Overseas investment loans and import loans in connection with energy and natural resources finance, for projects relating to non-fossil energy sources, are also covered. The Supply Chain Resilience Enhancement Window focuses on projects to provide funding for Japanese companies starting or expanding overseas business, or improving the efficiency of overseas businesses, including through investments or other business tie-ups with certain foreign companies, as well as on energy and natural resources finance and financing activities for maintaining and improving the international competitiveness of Japanese industry. Under this financing facility, the deadline for signing a financing agreement is June 30, 2022.

In addition, loans and guarantees (overseas investment loans) for business in developed countries undertaken by Japanese companies, including mid-tier enterprises and small and medium-sized enterprises, have been provisionally offered until June 30, 2021; however, the expiration date is extended until June 30, 2022 in accordance with the public notice issued by the Ministry of Finance on January 29, 2021.

Japan

The following information updates information in the SEC Base Prospectus and Japan’s annual report on Form 18-K for the year ended March 31, 2020 and should be read in conjunction with any future periodic reports and amendments filed by Japan with the Commission. The following section has been updated to reflect current information and has not been revised in its entirety. In the following section, information pertaining to previous years is provided solely for your convenience.

GENERAL

Recent Public Health Developments

The COVID-19 outbreak is currently having an adverse impact on the global economy, the severity and duration of which is difficult to predict. In Japan, although the state of emergency declared in April 2020 was lifted in May 2020, on January 7, 2021, in response to an increase in COVID-19 infections in certain regions of the country, the Prime Minister of Japan again declared a state of emergency covering Tokyo, Chiba, Kanagawa and Saitama prefectures and scheduled to remain in effect until February 7, 2021. On January 13, 2021, the Prime Minister extended the new state of emergency to also cover Tochigi, Gifu, Aichi, Kyoto, Osaka, Hyogo and Fukuoka prefectures, and on February 2, 2021, the Prime Minister extended the duration of the state of emergency until March 7, 2021, for all then-affected prefectures except for Tochigi prefecture. On February 7, 2021, the state of emergency was lifted for Tochigi prefecture, and on February 28, 2021, the Prime Minister lifted the state of emergency for Gifu, Aichi, Kyoto, Hyogo and Fukuoka prefectures. On March 5, 2021, the state of emergency was extended for Tokyo, Chiba, Kanagawa and Saitama prefectures until March 21, 2021. Although the state of emergency was lifted on March 21, 2021, the central and local governments throughout the country continue to impose a number of measures aimed at controlling the spread of COVID-19, including travel restrictions, health and safety guidelines for businesses deemed particularly susceptible to infections and social distancing measures. The significant disruption in economic activity as a result of the COVID-19 outbreak and the measures taken in response to the outbreak have had a significant negative impact on overall economic conditions in Japan. According to the Monthly Economic Report published by the Cabinet Office of Japan for March 2021, although there are signs that economic conditions in Japan are starting to improve (such as an increase in business investment, increased corporate profits overall, steady movement in certain employment metrics such as employee numbers and signs of improving industrial production), economic conditions in Japan continue to be impacted by the negative effects from the COVID-19 outbreak and related countermeasures, including weak private consumption, weakness in the corporate profits of non-manufacturers, slowed pace of exports and flat consumer prices. Any increase in infections could adversely impact economic conditions, including as a result of countermeasures such as the declaration of another state of emergency or any additional restrictive measures being implemented by the central and local governments in the future. Further, although COVID-19 vaccines have now been approved for use in some countries, the timing and widespread availability of such vaccines is highly uncertain, and there is no guarantee such vaccines will be effective in containing the spread of the COVID-19 pandemic. Accordingly, the duration and extent of the economic impact of COVID-19 in Japan remain highly uncertain.

Area and Population

Japan has a total population of approximately 125 million (estimated as of March 1, 2021). It has one of the highest population densities in the world and approximately 24.0% of its people (estimated as of October 1, 2019) are concentrated in three metropolitan areas (Tokyo, Osaka and Nagoya). Japan’s rate of population decrease during the years 2015-2019 was 0.7%. Japan’s population decreased 0.22% during the 12 months ended October 1, 2019 (estimated as of October 1, 2019).

Political Parties

The following tables set forth the membership by political party of the House of Representatives as of April 1, 2021 and the House of Councillors as of April 1, 2021.

House of Representatives
Liberal Democratic Party	278
The Constitutional Democratic Party of Japan and the Independent	113
Komeito	29
Japanese Communist Party	12
Nippon Ishin (Japan Innovation Party)	11
Democratic Party For the People	10
Independents	10
Vacancies	2

Total	465

Source: House of Representatives.

House of Councillors
Liberal Democratic Party and Voice of The People	113
The Constitutional Democratic Party of Japan and Social Democratic Party	43
Komeito	28
Nippon Ishin (Japan Innovation Party)	16
Democratic Party For the People and The Shin-Ryokufukai	15
Japanese Communist Party	13
Okinawa Whirlwind	2
REIWA SHINSENGUMI	2
Hekisuikai	2
Your Party	2
Independents	7
Vacancies	2

Total	245

Source: House of Councillors.

THE ECONOMY

General

Economic activity in Japan has been significantly disrupted by the outbreak of COVID-19 and the measures implemented to slow the spread of the disease. Due primarily to the impact of the COVID-19 outbreak, real GDP decreased by 0.5% during the first quarter of 2020 compared to the prior quarter and by 8.3% during the second quarter of 2020 compared to the prior quarter, which was the third consecutive quarter-on-quarter contraction of real GDP. While real GDP increased by 5.3% during the third quarter of 2020 compared to the prior quarter, and by 2.8% during the fourth quarter of 2020 compared to the prior quarter, it is uncertain whether this trend of recovery will continue. In response to this outbreak, the Japanese government and the BOJ have announced a number of fiscal, monetary and economic measures aimed at mitigating the resulting economic impact. While the COVID-19 outbreak is expected to continue to have a significant negative impact on the Japanese economy, the duration and extent of the economic impact of COVID-19 remain highly uncertain. See “Recent Public Health Developments” above.

In order to slow the spread of COVID-19, the Japanese central and local governments have implemented a number of measures, including the state of emergency covering all prefectures in Japan, which was announced on April 16, 2020 and partially lifted in May 14, 2020 and in full on May 25, 2020. During the first state of emergency, individuals were strongly advised to refrain from leaving their homes for non-essential activities and certain businesses were advised to close or restrict their operations. After the first state of emergency was scaled down starting on May 14, 2020 and lifted for all prefectures on May 25, 2020, the central government adopted a framework to gradually reopen the economy while actively monitoring the situation and reevaluating what restrictions it deemed necessary on a regular basis. On January 7, 2021, in response to an increase in COVID-19 infections in certain regions of the country, the Prime Minister of Japan declared a new state of emergency covering Tokyo, Chiba, Kanagawa and Saitama prefectures and scheduled to remain in effect until February 7, 2021. On January 13, 2021, the Prime Minister extended the new state of emergency to also cover Tochigi, Gifu, Aichi, Kyoto, Osaka, Hyogo and Fukuoka prefectures, and on February 2, 2021, the Prime Minister extended the duration of the state of emergency until March 7, 2021, for all then-affected prefectures except for Tochigi prefecture. On February 7, 2021, the state of emergency was lifted for Tochigi prefecture, and on February 28, 2021, the Prime Minister lifted the state of emergency for Gifu, Aichi, Kyoto, Hyogo and Fukuoka prefectures. On March 5, 2021, the state of emergency was extended for Tokyo, Chiba, Kanagawa and Saitama prefectures until March 21, 2021. Certain of the key measures under the state of emergency included advising restaurants and bars to shorten business hours, advising businesses to reduce the number of workers physically commuting to work by around 70%, advising individuals to avoid outings in the evening and restrictions on holding certain events. While on March 21, 2021, the Prime Minister lifted the state of emergency for Tokyo, Chiba, Kanagawa and Saitama prefectures, the Japanese government continues to promote implementation of certain measures consistent with those implemented during the second state of emergency, such as advising restaurants and bars to shorten business hours, increase ventilation and limit seating, as well as advising individuals to avoid outings in the evening and restrictions on holding certain events. In addition, economic activities will continue to be subject to different degrees of restrictions throughout the country based on their COVID-19 risk profile and citizens are being encouraged to change their activities, by adhering to social distancing guidelines and otherwise, in ways that could discourage normal economic activity. In addition, the central and local governments are prepared to impose new restrictions on economic activities, including declaration of another state of emergency, depending on the COVID-19 infection rates throughout the country. Furthermore, international travel restrictions previously instituted by the Japanese government remain in place despite the second state of emergency being lifted. Taking effect from May 27, 2020, shortly after the first state of emergency was lifted, the Japanese government added 11 countries to the list of countries and regions subject to travel restrictions, bringing the total to 111 countries/regions as of that date. After further additions to the list through November 15, 2020, as of March 18, 2021, 152 countries/regions were subject to travel restrictions. Citizens of such countries and regions generally remained prohibited from entering Japan under the travel restrictions in effect until March 19, 2021, which has had a severe impact on both business travel and inbound international tourism, an important and formerly growing sector of the Japanese economy. From March 19, 2021, citizens of such countries and regions may enter Japan if they can provide proof of a negative COVID-19 test within 72 hours of their departure for Japan, though the effects of this new policy on inbound international tourism and business travel remain uncertain. Though the Japanese government and the BOJ have also announced and implemented a number of fiscal, monetary and economic measures aimed at mitigating the resulting economic impact, the significant disruption in economic activity as a result of the COVID-19 outbreak and the measures taken in response to the outbreak are expected to have a significant negative impact on overall economic conditions in Japan. According to the Monthly Economic Report published by the Cabinet Office of Japan for March 2021, although there are signs that economic conditions in Japan are starting to improve (such as an increase in business investment, increased corporate profits overall, steady movement in certain employment metrics such as employee numbers and signs of improving industrial production), economic conditions in Japan continue to be impacted by the negative effects from the COVID-19 outbreak and related countermeasures, including weak private consumption, weakness in the corporate profits of non-manufacturers, slowed pace of exports, and flat consumer prices. As a result of gradual resumption of socio-economic activities, improvement in overseas economies and implementation of various COVID-19 related policies and measures and progress in vaccine development and distribution (though timing and widespread availability, as well as effectiveness of such vaccines remain uncertain),  at least in the short term the economy is expected to move toward improvement. However, the duration and extent of the economic impact of COVID-19 still remain highly uncertain.

Summary of Key Economic Indicators

The following tables set forth information regarding certain of Japan’s key economic indicators for the periods indicated:

	JFY 2014	JFY 2015	JFY 2016	JFY 2017	JFY 2018	JFY 2019
	(yen amounts in billions, except percentages and index)
Percentage Changes of GDP from Previous Year
At Nominal Prices	2.1%	3.3%	0.8%	2.0%	0.2%	0.5%
At Real Prices(a)	-0.4	1.7	0.8	1.8	0.3	-0.3
Total Revenues of Consolidated General and Special Accounts(b)	¥247,464	¥247,917	¥259,413	¥244,729	¥243,868	¥257,240
Total Expenditures of Consolidated General and Special Accounts(b)	226,756	228,749	241,061	229,389	226,661	249,442
Surplus of Consolidated Revenues over Consolidated Expenditures(b)	20,708	19,167	18,353	15,340	17,206	7,798
Public Debt	851,097	880,335	908,093	934,321	954,863	965,926

(a)	Real prices are based on calendar year 2015.
(b)	The data for JFY 2019 is the provisional results as of December 31, 2019.

Source: Economic and Social Research Institute; Cabinet Office; and Ministry of Finance.

	2015	2016	2017	2018	2019	2020
	(yen or dollar amounts in billions, except percentages and index)
Unemployment Rate	3.4%	3.1%	2.8%	2.4%	2.4%	2.8%
Consumer Price Index(a)	100.0	99.9	100.4	101.3	101.8	101.8
Annual Change	0.8%	-0.1%	0.5%	1.0%	0.5%	0.0%
Corporate Goods Price Index(b)	100.0	96.5	98.7	101.3	101.5	100.3
Annual Change	-2.3%	-3.5%	2.3%	2.6%	0.2%	-1.2%
Current Account regarding Balance of Payments	¥16,519	¥21,391	¥22,778	¥19,400	¥20,526	¥17,698
Official Foreign Exchange Reserves	$1,233	$1,217	$1,264	$1,271	$1,324	$1,395

(a)	Calendar year 2015=100.
(b)	Calendar year 2015=100. Indices are calculated using the monthly averages.

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”; Consumer Price Index, Statistics Bureau, Ministry of Internal Affairs and Communications; Domestic Corporate Goods Price Index, Bank of Japan; and Ministry of Finance.

Gross Domestic Product and National Income

In December 2016, the methodology of calculating Japan’s GDP was revised to implement the System of National Accounts 2008 (2008 SNA), the latest version of the international statistics standard for the national accounts adopted by the United Nations Statistical Commission, as well as other changes. In December 2020, the methodology of calculating Japan’s GDP was further revised to change the benchmark year for real prices from 2011 to 2015. Revised GDP figures based on this methodology were published for prior years starting from JFY 1994. The GDP figures set forth in the tables below reflect this revised methodology.

The following table sets forth information pertaining to Japan’s gross domestic product for JFY 2015 through JFY 2019. As a general matter, with respect to the private sector, companies were shipping their existing inventories pursuant to conservative production plans until the beginning of calendar year 2014. However, after the increase in the consumption tax rate in April 2014, recovery in demand has been delayed, causing increases in inventory and inhibiting production. As a result, there were fluctuations in “Additions to Business Inventories—Private Sectors” during the relevant period. Although nominal GDP increased by 0.8% during JFY 2019, the annual growth rate of real GDP was 0.0% and did not show any improvement during the same period. While the duration and extent of the economic impact of COVID-19 remain highly uncertain, it is likely that the continued spread of COVID-19 will have a significant negative impact on the Japanese economy, including with respect to nominal and real GDP.

Gross Domestic Product(a)

	JFY 2015	JFY 2016	JFY 2017	JFY 2018	JFY 2019	Percentage of JFY 2019 GDP
	(yen amounts in billions)
Total Consumption
Private sectors	¥299,839	¥298,334	¥303,046	¥305,133	¥304,236	54.4%
Public sectors	106,286	106,798	107,709	109,099	111,715	20.0

	406,125	405,132	410,755	414,232	415,950	74.3
Total Gross Capital Formation
Private sectors
Producers’ Durable Equipment	86,962	87,001	90,108	91,770	91,573	16.4
Residential Construction	20,396	21,251	21,255	20,531	21,382	3.8
Public sectors	27,022	27,085	27,687	28,384	29,256	5.2

	134,380	135,337	139,050	140,685	142,211	25.4
Additions to Business Inventories
Private sectors	1,403	210	1,749	2,375	2,033	0.4
Public sectors	(51)	(281)	89	(71)	(5)	(0.0)

	1,352	(71)	1,838	2,303	2,028	0.4
Net Exports of Goods and Services	(1,117)	4,430	4,044	(398)	(509)	(0.1)

Nominal Gross Domestic Expenditures	¥540,739	¥544,827	¥555,687	¥556,823	¥559,681	100.0%

Real Gross Domestic Expenditures(b)	¥539,409	¥543,463	¥553,171	¥554,749	¥552,922

Surplus of the Nation on Current Account
Exports of Goods and Services and Other Receipts from Abroad	30,214	29,191	31,346	33,854	34,255
Less: Imports of Goods and Services and Other Payments Abroad	9,053	10,037	11,025	12,280	12,455

	21,161	19,154	20,320	21,574	21,800

Gross National Income	¥561,900	¥563,981	¥576,008	¥578,397	¥581,481
Percentage Changes of GDP from Previous Year
At Nominal Prices	3.3%	0.8%	2.0%	0.2%	0.5%
At Real Prices(b)	1.7	0.8	1.8	0.3	(0.3)
Deflator(c)	1.5	0.0	0.2	(0.1)	0.8

(a)	GDP financial data are subject to change.
(b)	Real prices are based on calendar year 2015.
(c)	Deflator is a price index used to convert nominal prices into real prices. Deflator is derived by dividing nominal GDP by real GDP.

Source: Economic and Social Research Institute, Cabinet Office.

The following table sets forth information pertaining to Japan’s gross domestic product, as seasonally adjusted, for each of the eight quarters ended December 31, 2020.

	Quarterly Gross Domestic Product(a)
	2019				2020
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	(yen amounts in billions)
Nominal Gross Domestic Expenditures(b)	¥560,974	¥562,362	¥564,231	¥557,513	¥554,743	¥510,653	¥538,594	¥551,117

Real Gross Domestic Expenditures(b)(c)	¥557,618	¥558,061	¥559,067	¥548,765	¥545,673	¥500,391	¥526,790	¥541,619

Percentage Changes of GDP from the Previous Quarter At Nominal Prices(d)	1.0%	0.2%	0.3%	(1.2)%	(0.5)%	(7.9)%	5.5%	2.3%
At Real Prices(c)(d)	0.6	0.1	0.2	(1.8)	(0.6)	(8.3)	5.3	2.8
Deflator(e)	0.4	0.2	0.2	0.7	0.1	0.4	0.2	(0.5)

(a)	Quarterly GDP financial data are subject to change.
(b)	Numbers are based on seasonally-adjusted GDP figures.
(c)	Real prices are based on calendar year 2015.
(d)	Percentage changes are based on seasonally-adjusted GDP figures.
(e)	Deflator is a price index used to convert nominal prices into real prices. Deflator is derived by dividing nominal GDP by real GDP.

Source: Economic and Social Research Institute, Cabinet Office.

Per Capita Gross Domestic Product

The following table indicates per capita gross domestic product for the last five years.

	Per Capita GDP
JFY	Amount (in thousands of yen)	Year-on-year change (%)
2015	¥4,255	3.4
2016	4,293	0.9
2017	4,386	2.2
2018	4,404	0.4
2019	4,437	0.7

National Income

The following table sets forth national income for calendar year 2015 through calendar year 2019.

	National Income
	2015	2016	2017	2018	2019
	(yen amounts in billions)

Domestic Factor Income	368,281	374,254	380,613	381,456	380,074
Net Income from Abroad	21,163	18,943	20,461	21,185	21,696

National Income at Factor Cost	389,445	393,197	401,074	402,641	401,771

Percentage Changes of Income at Factor	4.1%	1.0%	2.0%	0.4%	-0.2%

Source: Economic and Social Research Institute

Industry

The following table sets forth the proportion of gross domestic product contributed by major industrial sectors of the economy for calendar year 2015 through calendar year 2019.

GDP by Industrial Sectors (at nominal prices)

	2015	2016	2017	2018	2019
Industry
Agriculture, forestry and fishing	1.0%	1.1%	1.1%	1.0%	1.0%
Mining	0.1	0.1	0.1	0.1	0.1
Manufacturing	20.5	20.3	20.4	20.7	20.3
Electricity, gas and water supply and waste management service	2.9	2.9	2.9	2.9	3.0
Construction	5.2	5.4	5.4	5.4	5.3
Wholesale and retail trade	13.0	12.9	13.0	12.7	12.5
Transport and postal services	5.3	5.2	5.3	5.3	5.3
Accommodation and food service activities	2.4	2.6	2.6	2.5	2.4
Information and communications	4.9	5.0	4.8	4.9	4.9
Finance and insurance	4.3	4.1	4.0	4.1	4.1
Real estate	12.0	11.9	11.8	11.7	11.7
Professional, scientific and technical activities	7.8	8.0	8.0	8.1	8.1
Public administration	4.9	4.9	4.9	4.9	5.0
Education	3.5	3.5	3.4	3.4	3.4
Human health and social work activities	7.4	7.7	7.6	7.7	7.9
Other service activities	4.2	4.1	4.1	4.0	4.0

Total	99.4%	99.6%	99.5%	99.6%	99.1%

Source: Economic and Social Research Institute, Cabinet Office, Annual Report on National Accounts.

Energy

The following table sets forth the total amounts of primary energy supplied and the percentages supplied by different sources for JFY 2015 through JFY 2019.

	Sources of Primary Energy Supplied(a)
JFY	Total Primary Energy Supplied (peta-joules)	Oil	Coal	Nuclear	Natural Gas	Other
2015	20,019	40.6%	25.7%	0.4%	23.3%	9.9%
2016	19,862	39.7	25.4	0.8	23.8	10.4
2017	20,099	39.0	25.1	1.4	23.4	11.1
2018(b)	19,720	37.6	25.1	2.8	22.9	11.7
2019	19,104	37.2	25.4	2.8	22.4	12.2

(a)

Figures represent the proportion of each source as a share of the domestic primary energy supplied. Domestic primary energy supplied is total primary energy supplied less exports and inventory adjustments.

(b)

Standard heating value by energy source, which is used to create total primary energy supplied statistics, is revised every five years. Figures for 2018 represent the revised standard heating value by energy source.

Source: Agency for Natural Resources and Energy, Ministry of Economy, Trade and Industry, Report on Energy Supply and Demand.

Since JFY 2011, largely due to the effects of the Earthquake, the import of oil and natural gas as alternatives to nuclear energy increased significantly as the demand increased for power generation at thermal power stations.

The table below sets forth information regarding crude oil imports for JFY 2015 through JFY 2019.

	JFY 2015	JFY 2016	JFY 2017	JFY 2018	JFY 2019
Volume of imports (thousand kilo-liters per day)	545	521	501	475	471
Cost of imports (c.i.f. in billions of yen)	¥7,368	¥6,181	¥7,283	¥8,721	¥7,980
Average price (c.i.f. in yen kilo-liters)	¥37,026	¥32,523	¥39,828	¥50,274	¥46,389

Source: Customs and Tariff Bureau, Ministry of Finance.

The following table sets forth information relating to total electric power generating capacity and electric power generation for JFY 2015 through JFY 2019.

	JFY 2015	JFY 2016	JFY 2017	JFY 2018	JFY 2019
Electric power generating capacity(a):	(megawatts)
Fossil Fuel	190,805	194,669	193,462	193,026	189,784
Hydro-electric	50,035	50,117	50,014	50,037	50,033
Nuclear	42,048	41,482	39,132	38,042	33,083
Other	8,949	13,092	16,600	18,988	20,997

Total	291,836	299,362	299,209	300,093	293,897

Electric power generation:	(gigawatt-hours)
Fossil Fuel	908,779	877,016	861,435	823,589	792,810
Nuclear	9,437	17,300	31,278	62,109	61,035
Hydro-electric	91,383	84,570	90,128	87,398	86,314
Other	14,580	19,024	24,500	27,311	30,611

Total	1,024,179	997,911	1,007,341	1,000,409	970,711

(a)	At the end of fiscal year — March 31

(b)	No nuclear plants in Japan were in operation during JFY 2014, therefore the amount was zero.

Source: Handbook of Electric Power Industry, Agency for Natural Resources and Energy, Ministry of Economy, Trade and Industry.

Price Indices

The table below sets forth information concerning changes in Japan’s corporate goods and consumer price indices for the periods indicated.

	Corporate Goods Price Index(a)		Consumer Price Index(b)
	Index(c)	Annual % Change	Index	Annual % Change
2016	96.5	-3.5	99.9	-0.1
2017	98.7	2.3	100.4	0.5
2018	101.3	2.6	101.3	1.0
2019	101.5	0.2	101.8	0.5
2020	100.3	-1.2	101.8	0.0

(a)	All commodities. Calendar year 2015=100. Source: Domestic Corporate Goods Price Index, Bank of Japan.
(b)	General index. Calendar year 2015=100. Source: Consumer Price Index, Statistics Bureau, Ministry of Internal Affairs and Communications.
(c)	Indices are calculated using the monthly averages.

Labor

The number of employees was on an upward trend from 2004 to 2007, decreased from 2008 to 2012, recovered in 2013 and increased from 2014 to 2019. In 2019, the average employment was estimated at 67.2 million, of which 23.3% were employed in mining, manufacturing and construction, 3.3% were employed in agriculture, forestry and fisheries, and 73.4% in services and other sectors. In 2020, the average employment was estimated at 66.8 million, of which 23.1% were employed in mining, manufacturing and construction, 3.2% were employed in agriculture, forestry and fisheries, and 73.8% were employed in services and other sectors. The unemployment rate (seasonally adjusted) in Japan gradually increased from 2008 to the middle of 2009, but has gradually decreased since the end of 2009. It ranged between 2.2% and 2.5% during 2019 and between 2.4% and 3.1% during 2020. (Note: Due to the impact of the Great East Japan Earthquake, it has become difficult to conduct a labor search in the following prefectures: Iwate, Miyagi and Fukushima. For this reason, the nationwide unemployment rate for the period between March 2011 and August 2011 does not account for these three prefectures.) The seasonally adjusted unemployment rate was 3.0% for September, 3.1% for October, 3.0% for November and 3.0% for December in 2020 and 2.9% for January in 2021, the most recent five months for which statistics are available. As a result of the COVID-19 outbreak and the resulting wide-scale disruption of business activities, employment conditions in Japan are expected to be negatively impacted. However, the duration and extent of the impact on employment in Japan remain highly uncertain.

The following table indicates unemployment statistics for Japan for each of the last five years:

Calendar Year	Unemployment Rate (%)
2016	3.1
2017	2.8
2018	2.4
2019	2.4
2020	2.8

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”.

The table below sets forth information regarding wage index (total cash earnings (nominal)) and industrial production index (manufacturing and mining) for the periods indicated.

	Wage Index(a)		Industrial Production Index(b)
	Index(c)	Annual % Change	Index	Annual % Change
2016	100.7	0.6	100.0	0.0
2017	101.1	0.4	103.1	3.1
2018	102.5	1.4	104.2	1.1
2019	102.1	-0.4	101.1	-3.0
2020	100.9	-1.2	90.9	-10.1

(a)	Calendar year 2015=100. Source: Monthly Labor Survey, Ministry of Health, Labor and Welfare.
(b)	Calendar year 2015=100. Source: Ministry of Economy, Trade and Industry.
(c)	Indices are calculated using the monthly averages.

The following table shows selected employment information by industry.

	2016	2017	2018	2019	2020
	(all figures in percentages, except as indicated)
Employed persons (in thousands of persons)	64,650	65,300	66,640	67,240	66,760
Employment by Industry:
Agriculture, forestry and fisheries	3.45%	3.38%	3.42%	3.30%	3.19%
Mining, manufacturing and construction	23.87	23.78	23.50	23.26	23.05
Services and other sectors	72.68	72.83	73.08	73.44	73.76

Total	100.0%	100.0%	100.0%	100.0%	100.0%

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”.

The following table shows employment rate by age and gender.

	2016	2017	2018	2019	2020
	(all figures in percentages)
Total	58.1%	58.8%	60.0%	60.6%	60.3%
Employment rate by age:
15 – 64 years old	74.3	75.3	76.8	77.7	77.3
15 – 24 years old	42.4	42.5	45.9	47.5	46.4
25 – 34 years old	82.5	83.6	84.8	85.3	85.1
35 – 44 years old	82.7	83.6	85.0	85.6	85.0
45 – 54 years old	84.6	85.1	85.7	86.4	86.0
55 – 64 years old	71.4	73.4	75.2	76.3	76.7
55 – 59 years old	79.9	81.0	81.7	82.3	82.2
60 – 64 years old	63.6	66.2	68.8	70.3	71.0
65 and over	22.3	23.0	24.3	24.9	25.1
65 – 69 years old	42.8	44.3	46.6	48.4	49.6
70 – 74 years old	25.0	27.2	30.2	32.2	32.5
75 and over	8.7	9.0	9.8	10.3	10.4
25 – 44 years old	82.6	83.6	84.9	85.5	85.0
Employment rate by gender:
Male	68.1	68.4	69.3	69.7	69.3
Female	48.9	49.8	51.3	52.2	51.8

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”.

The following table shows employment data by type of employment.

	2016	2017	2018	2019	2020
	(in thousands of persons)
Employee (except for executive of company or corporation)	54,000	54,690	56,050	56,690	56,290
Regular employee	33,760	34,320	34,850	35,030	35,390
Non-regular employee	20,230	20,360	21,200	21,650	20,900

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”.

Population and Percentage distribution by Age (5-Year Age Group)

	Both sex
Age groups	2015*	2016	2017	2018	2019	2020
	Population (in thousands of persons)
Total	127,095	126,933	126,706	126,443	126,167	125,708
0 – 4 years old	5,006	4,963	4,909	4,838	4,758	4,669
5 – 9	5,319	5,303	5,251	5,184	5,101	5,018
10 – 14	5,620	5,514	5,432	5,392	5,351	5,338
15 – 19	6,054	6,040	5,995	5,907	5,820	5,663
20 – 24	6,091	6,150	6,228	6,330	6,388	6,376
25 – 29	6,532	6,393	6,291	6,223	6,240	6,279
30 – 34	7,396	7,257	7,112	6,936	6,752	6,576
35 – 39	8,417	8,117	7,884	7,694	7,551	7,396
40 – 44	9,847	9,713	9,443	9,093	8,718	8,396
45 – 49	8,766	9,282	9,457	9,666	9,802	9,797
50 – 54	8,024	7,904	8,156	8,360	8,567	8,683
55 – 59	7,601	7,546	7,592	7,651	7,711	7,901
60 – 64	8,552	8,160	7,804	7,591	7,523	7,425
65 – 69	9,759	10,275	9,921	9,368	8,709	8,246
70 – 74	7,787	7,408	7,749	8,234	8,686	9,222
75 – 79	6,354	6,526	6,738	6,932	7,241	7,104
80 – 84	5,026	5,181	5,293	5,347	5,328	5,423
85 – 89	3,156	3,275	3,396	3,514	3,612	3,751
90 – 94	1,363	1,479	1,582	1,674	1,761	1,841
95 – 99	362	383	405	439	479	527
100 and over	62	66	67	69	69	76
Regrouped
0 – 14 years old	15,945	15,780	15,592	15,415	15,210	15,025
15 – 64	77,282	76,562	75,962	75,451	75,072	74,492
65 and over	33,868	34,591	35,152	35,578	35,885	36,191
65 – 74 years old	17,546	17,683	17,670	17,603	17,395	17,468
75 and over	16,322	16,908	17,482	17,975	18,490	18,723

Source: Statistics Bureau, Ministry of Internal Affairs and Communications, “Population Estimate”.

	Both sex
Age groups	2015*	2016	2017	2018	2019	2020
	Percentage Distribution (%)
Total	100.00	100.00	100.00	100.00	100.00	100.00
0 – 4 years old	3.94	3.91	3.87	3.83	3.77	3.71
5 – 9	4.19	4.18	4.14	4.10	4.04	3.99
10 – 14	4.42	4.34	4.29	4.26	4.24	4.25
15 – 19	4.76	4.76	4.73	4.67	4.61	4.50
20 – 24	4.79	4.85	4.92	5.01	5.06	5.07
25 – 29	5.14	5.04	4.97	4.92	4.95	4.99
30 – 34	5.82	5.72	5.61	5.49	5.35	5.23
35 – 39	6.62	6.39	6.22	6.08	5.98	5.88
40 – 44	7.75	7.65	7.45	7.19	6.91	6.68
45 – 49	6.90	7.31	7.46	7.64	7.77	7.79
50 – 54	6.31	6.23	6.44	6.61	6.79	6.91
55 – 59	5.98	5.94	5.99	6.05	6.11	6.29
60 – 64	6.73	6.43	6.16	6.00	5.96	5.91
65 – 69	7.68	8.09	7.83	7.41	6.90	6.56
70 – 74	6.13	5.84	6.12	6.51	6.88	7.34
75 – 79	5.00	5.14	5.32	5.48	5.74	5.65
80 – 84	3.95	4.08	4.18	4.23	4.22	4.31
85 – 89	2.48	2.58	2.68	2.78	2.86	2.98
90 – 94	1.07	1.17	1.25	1.32	1.40	1.46
95 – 99	0.28	0.30	0.32	0.35	0.38	0.42
100 and over	0.05	0.05	0.05	0.05	0.05	0.06
Regrouped
0 – 14 years old	12.55	12.43	12.31	12.19	12.29	11.95
15 – 64	60.81	60.32	59.95	59.67	59.50	59.26
65 and over	26.65	27.25	27.74	28.14	28.44	28.79
65 – 74 years old	13.81	13.93	13.95	13.92	13.79	13.90
75 and over	12.84	13.32	13.80	14.22	14.66	14.89

Source: Statistics Bureau, Ministry of Internal Affairs and Communications, “Population Estimate”.

FOREIGN TRADE AND BALANCE OF PAYMENTS

Foreign Trade

Japan is one of the leading trading nations of the world, ranking fifth to China, the United States, Germany and the Netherlands in merchandise exports and ranking fourth to the United States, China and Germany in merchandise imports among the IMF member countries in 2019.

The trade deficit slightly increased from ¥2,565 billion in 2011 to ¥2,792 billion in 2015 despite an increase in exports for three consecutive years, meaning that Japan had a trade deficit for five consecutive years. The primary reasons for the trade deficit include increased imports of oil and natural gas as alternatives to nuclear energy. Imports of fossil fuels increased as the demand increased for power generation at thermal power stations after the nuclear accident at the Fukushima Daiichi Nuclear Plant caused suspension of operations at other nuclear plants, resulting in reduced energy supply. Due to increased imports of fossil fuels, Japan’s trade balance in 2011 turned to a deficit for the first time in 31 years. In 2012, the trade deficit expanded and it hit a record high in 2014. In 2015, it decreased substantially again and back to the level of 2011. In 2016, the drop in total amount of imports was larger than the drop in total amount of exports, and as a result, Japan had a trade surplus of ¥3,994 billion, reversing a trend of five consecutive years of trade deficits since 2011. In 2017, although the increase in total amount of imports was larger than the increase in total amount of exports, Japan still had a trade surplus of ¥2,907 billion as an overall result. In 2018, Japan had a trade deficit of ¥1,225 billion due to increased imports of oil and natural gas. In 2019, Japan had a trade deficit of ¥1,668 billion due to a decrease in exports including automobile parts and steel, which was partially offset by a decrease in imports including crude oil and petroleum products. In 2020, Japan had a trade surplus of ¥563 billion due to a decrease of imports including oil and natural gas, which offset a decrease in exports including automobiles and automobile parts. The continuing impact of the global COVID-19 outbreak and the resulting disruptions of economic activity, including with respect to exports, imports and the overall trade deficit, remains highly uncertain.

The following tables set forth information relating to foreign trade for the years indicated. In these tables exports are stated on an f.o.b. basis and imports on a c.i.f. basis. Monetary figures are based on actual movements of goods as calculated by the Ministry of Finance. (This method of computation differs from that used in calculating balance of payments, in which both exports and imports are stated on an f.o.b. basis.)

Foreign Trade of Japan

	Value Index(a)		Quantum Index(a)		Unit Value Index(a)		Terms of Trade(b)
	Exports	Imports	Exports	Imports	Exports	Imports	Index
2016	92.6	84.2	100.5	98.8	92.2	85.3	108.1
2017	103.5	96.1	105.9	102.9	97.8	93.4	104.7
2018	107.8	105.5	107.7	105.8	100.1	99.7	100.4
2019	101.7	100.2	103.0	104.6	98.8	95.9	103.0
2020	90.5	86.5	90.9	97.8	99.5	88.4	112.6

(a)	Calendar year 2015=100.
(b)	Unit value index of exports divided by unit value index of imports, multiplied by 100.

Source: Japan Tariff Association, Ministry of Finance.

Composition of Japan’s Exports and Imports

	2016		2017		2018		2019		2020
	(yen amounts in billions)
JAPAN’S EXPORTS
Textile Products	¥863	1.2%	¥886	1.1%	¥901	1.1%	¥886	1.2%	¥754	1.1%
Metals and Metal Products	5,219	7.5	5,907	7.5	6,257	7.7	5,659	7.4	5,205	7.6
Machinery and Equipment:
Ships	1,325	1.9	1,322	1.7	1,368	1.7	1,493	1.9	1,142	1.7
Motor Vehicles	11,333	16.2	11,825	15.1	12,307	15.1	11,971	15.6	9,580	14.0
TV and Radio Receivers	120	0.2	107	0.1	117	0.1	116	0.2	89	0.1
Motorcycles	261	0.4	320	0.4	337	0.4	267	0.3	225	0.3
Scientific and Optical Instruments	2,046	2.9	2,416	3.1	2,314	2.8	2,130	2.8	1,968	2.9
Other(a)	30,336	43.3	34,143	43.6	35,501	43.6	32,700	42.5	29,454	43.1

Total Machinery and Equipment	45,421	64.9	50,133	64.0	51,944	63.8	48,678	63.3	42,457	62.1
Chemicals	7,123	10.2	8,192	10.5	8,922	10.9	8,739	11.4	8,534	12.5
Foods and Beverages	607	0.9	645	0.8	741	0.9	754	1.0	790	1.2
Other Exports(b)	10,802	15.4	12,524	16.0	12,714	15.6	12,216	15.9	10,660	15.6

Grand Total	¥70,036	100.0%	¥78,286	100.0%	¥81,479	100.0%	¥76,932	100.0%	¥68,400	100.0%

JAPAN’S IMPORTS
Foods and Beverages	6,363	9.6%	7,018	9.3%	7,247	8.8%	7,192	9.1%	6,678	9.8%
Raw Materials	4,012	6.1	4,725	6.3	4,992	6.0	4,861	6.2	4,595	6.8
Chemicals	7,111	10.8	7,567	10.0	8,550	10.3	8,163	10.4	7,794	11.5
Mineral Fuels:
Petroleum	5,532	8.4	7,155	9.5	8,906	10.8	7,969	10.1	4,647	6.8
Coal	1,665	2.5	2,570	3.4	2,812	3.4	2,528	3.2	1,704	2.5
Other(c)	4,855	7.4	6,115	8.1	7,576	9.2	6,453	8.2	4,904	7.2

Total Mineral Fuel	12,052	18.2	15,840	21.0	19,294	23.3	16,951	21.6	11,255	16.6
Machinery and Equipment	22,131	33.5	24,490	32.5	25,952	31.4	25,319	32.2	22,958	33.8
Other Imports(d)	14,373	21.8	15,740	20.9	16,669	20.2	16,114	20.5	14,557	21.5

Grand Total	¥66,042	100.0%	75,379	100.0%	¥82,703	100.0%	¥78,600	100.0%	¥67,837	100.0%

(a)	This category includes general machinery, electronic components including semiconductors and electronic equipment including electronic circuit.
(b)	This category includes raw materials, mineral fuels and vehicle parts.
(c)	This category includes liquid natural gas and petroleum products.
(d)	This category includes clothing and accessories thereof, non-ferrous metal and scientific and optical instruments.

Source: The Summary Report on Trade of Japan, Japan Tariff Association, Ministry of Finance.

Geographic Distribution of Japan’s Exports and Imports

	2016		2017		2018		2019		2020
	(yen amounts in billions)
JAPAN’S EXPORTS
Asia	37,107	53.0%	42,920	54.8%	44,736	54.9%	41,327	53.7%	39,220	57.3%
China	12,361	17.7	14,890	19.0	15,898	19.5	14,682	19.1	15,082	22.0
(Asia NIES)	15,094	21.6	17,048	21.8	16,888	20.7	15,597	20.3	14,808	21.6
(ASEAN)	10,378	14.8	11,872	15.2	12,634	15.5	11,578	15.1	9,843	14.4
Oceania	2,010	2.9	2,301	2.9	2,402	2.9	2,053	2.7	1,688	2.5
Australia	1,532	2.2	1,796	2.3	1,886	2.3	1,580	2.1	1,295	1.9
North America	15,029	21.5	16,189	20.7	16,500	20.3	16,222	21.1	13,385	19.6
U.S.A.	14,143	20.2	15,113	19.3	15,470	19.0	15,255	19.8	12,612	18.4
Canada	886	1.3	1,076	1.4	1,029	1.3	968	1.3	773	1.1
Central and South America	3,002	4.3	3,154	4.0	3,399	4.2	3,221	4.2	2,285	3.3
Western Europe	8,179	11.7	9,053	11.6	9,389	11.5	9,010	11.7	7,652	11.2
EU(a)	7,982	11.4	8,657	11.1	9,209	11.3	8,955	11.6	6,460	9.4
Central and Eastern Europe, Russia etc.	1,286	1.8	1,475	1.9	1,719	2.1	1,757	2.3	1,514	2.2
Russia	555	0.8	674	0.9	805	1.0	783	1.0	628	0.9
Middle East	2,585	3.7	2,350	3.0	2,434	3.0	2,356	3.1	1,809	2.6
Africa	839	1.2	843	1.1	900	1.1	984	1.3	848	1.2

Total	¥70,036	100.0%	¥78,286	100.0%	¥81,479	100.0%	¥76,932	100.0%	¥68,400	100.0%

JAPAN’S IMPORTS
Asia	33,199	50.3%	37,026	49.1%	39,218	47.4%	37,413	47.6%	34,643	51.1%
China	17,019	25.8	18,459	24.5	19,194	23.2	18,454	23.5	17,493	25.8
(Asia NIES)	6,241	9.4	7,162	9.5	7,859	9.5	7,231	9.2	6,699	9.9
(ASEAN)	10,047	15.2	11,545	15.3	12,399	15.0	11,757	15.0	10,665	15.7
Oceania	3,843	5.8	4,969	6.6	5,659	6.8	5,587	7.1	4,348	6.4
Australia	3,321	5.0	4,365	5.8	5,053	6.1	4,958	6.3	3,821	5.6
North America	8,331	12.6	9,325	12.4	10,318	12.5	9,935	12.6	8,598	12.7
U.S.A.	7,322	11.1	8,090	10.7	9,015	10.9	8,640	11.0	7,437	11.0
Canada	1,003	1.5	1,226	1.6	1,295	1.6	1,286	1.6	1,153	1.7
Central and South America	2,726	4.1	3,156	4.2	3,226	3.9	3,168	4.0	2,955	4.4
Western Europe	8,777	13.3	9,421	12.5	10,370	12.5	10,394	13.2	8,972	13.2
EU(a)	8,152	12.3	8,757	11.6	9,718	11.8	9,722	12.4	7,790	11.5
Central and Eastern Europe, Russia etc.	1,868	2.8	2,308	3.1	2,546	3.1	2,333	3.0	1,839	2.7
Russia	1,227	1.9	1,551	2.1	1,723	2.1	1,561	2.0	1,146	1.7
Middle East	6,501	9.8	8,243	10.9	10,375	12.5	8,852	11.3	5,559	8.2
Africa	798	1.2	931	1.2	991	1.2	918	1.2	921	1.4

Grand Total	¥66,042	100.0%	¥75,379	100.0%	¥82,703	100.0%	¥78,600	100.0%	¥67,837	100.0%

(a)	Data for 2016 through 2020 include the United Kingdom, as the United Kingdom exited the European Union (EU) on December 31, 2020.

Source: Press Release dated March 12, 2021, Trade Statistics of Japan.

Balance of Payments

In 2016, the trade deficit turned into trade surplus, and Current Account surplus increased to ¥21,391 billion. In 2017, Current Account surplus continued and increased to ¥22,778 billion with trade surplus. In 2018, Current Account surplus decreased to ¥19,400 billion. In 2019, Current Account surplus increased to ¥20,526 billion. In 2020, Current Account surplus decreased to the preliminary result of ¥17,698 billion.

In October 2013, Ministry of Finance and the BOJ announced that they will revise balance of payments statistics, to be based on IMF Balance of Payments Manual, 6th Edition, starting with transactions in January 2014. The information below reflects the updated statistics.

Balance of Payments of Japan

	2016	2017	2018	2019	2020(a)
	(in billions)
Current Account	¥21,391	¥22,778	¥19,400	¥20,526	¥17,698
Balance on Goods and Services	4,389	4,221	105	506	-491
Trade Balance	5,518	4,911	1,127	381	3,046
Exports (f.o.b.)	69,093	77,254	81,226	76,031	67,328
Imports (f.o.b.)	63,575	72,342	80,100	75,650	64,282
Services	-1,129	-691	-1,021	125	-3,536
Primary Income(b)	19,148	20,684	21,298	21,395	20,718
Secondary Income(c)	-2,146	-2,127	-2,003	-1,376	-2,529
Capital Account	-743	-280	-211	-413	-185
Financial Account(d)	28,606	18,811	20,032	24,716	17,984
Assets	11,142	-10,738	-3,293	10,350	-13,400
Liabilities	-17,464	-29,549	-23,324	-35,066	-31,384
Net Errors and Omissions	7,958	-3,687	842	4,604	472

(a)	Shows preliminary figures.
(b)

Primary Income mainly shows balance of payments of interests and dividends from external financial credits and debts and includes such items as receipt and payment of dividends and interests between parent companies and their subsidiaries, receipt and payment of stock dividends and bond interests, and receipt and payment of interests related to loans, borrowings, and deposits.

(c)

Secondary Income shows balance of payments of provision of assets unaccompanied by consideration between residents and non-residents and includes such items as receipt and payment of financial support, donations, and gifts by the government or by the people.

(d)	Positive figures (+) show increases in net assets, negative figures (-) show decreases in net assets in “Financial Account”.

Source: Balance of Payments, Ministry of Finance.

Official Reserves Assets

As of December 31,	Gold(a)	Foreign Currency Reserves	IMF Reserve Position	SDRs (Special Drawing Rights)	Other Reserve Assets	Total
	(in millions of dollars)
2016	$28,516	$1,157,790	$12,019	$18,087	$491	$1,216,903
2017	31,897	1,202,071	10,582	19,195	538	1,264,283
2018	31,531	1,208,958	11,464	18,484	538	1,270,975
2019	37,469	1,255,322	11,202	19,176	581	1,323,750
2020	46,526	1,312,160	15,147	20,215	632	1,394,680

(a)	The valuation of gold reflects marked-to-market values.

Source: International Reserves/Foreign Currency Liquidity, Ministry of Finance.

Foreign Exchange Rates

The following table sets forth the high, low and average daily interbank rate for the U.S. dollar against the yen in the Tokyo foreign exchange market for the years indicated.

	2016	2017	2018	2019	2020
Average (Central Rate)	¥108.77	¥112.13	¥110.40	¥108.99	¥106.73
High	121.49	118.18	114.55	112.24	112.18
Low	99.00	107.59	104.64	104.46	101.60

Source: Status of Transactions on Tokyo Foreign Exchange Market, Bank of Japan.

FINANCIAL SYSTEM

The Bank of Japan and Monetary Policy

On March 16, 2020, in response to the adverse impact of the global spread of COVID-19 on the Japanese economy, the BOJ announced its plan to further strengthen its monetary easing policy, including (1) ensuring ample supply of yen funding through active purchases of Japanese government bonds “JGBs” and the following measures as well as providing U.S. dollar liquidity, (2) the introduction of special operations to support companies under which the BOJ will extend zero-interest rate loans collateralized by corporate debt as well as increasing the upper limit for its purchases of commercial paper and corporate bonds by 2 trillion yen, resulting in an upper limit for its balance of outstanding commercial paper and corporate bonds of approximately 3.2 trillion yen and approximately 4.2 trillion yen, respectively and (3) an increase in the upper limit for its purchases of ETFs and J-REITs to 12 trillion yen and 180 billion yen, respectively. On April 27, 2020, given the increasingly severe situation due to the impact of the spread of COVID-19, the BOJ decided to further enhance monetary easing through (i) an increase in purchases of commercial paper and corporate bonds, to be conducted through the end of September 2020, setting the maximum amounts of additional purchases to 7.5 trillion yen for each asset and an upper limit for the total outstanding balance of both assets of approximately 20 trillion yen, (ii) strengthening the BOJ’s Special Funds-Supplying Operations to Facilitate Financing in Response to the Novel Coronavirus (COVID-19), which were introduced and became effective in March 2020, and (iii) further active purchases of JGBs and treasury discount bills. With respect to market operations as well as purchases of ETFs and J-REITs, the BOJ set the following guidelines: (i) a negative interest rate of minus 0.1% will be applied to current BOJ accounts held by financial institutions (the short-term policy interest rate); (ii) the BOJ will purchase JGBs without setting an upper limit so that 10-year JGB yields will remain at around 0% (the long-term policy interest rate); and (iii) the BOJ will actively purchase ETFs and J-REITs so that the amounts outstanding will increase at annual rates of about 6 trillion yen and about 90 billion yen, respectively. On June 16, 2020, the BOJ decided to continue with its monetary easing measures, including the foregoing guidelines regarding market operations and purchases of ETFs and J-REITs announced on April 27, 2020, as well as to extend the period of additional purchase of commercial paper and corporate bonds until the end of March 2021. The BOJ also announced on the same day their measures in response to the impact of COVID-19, including (i) support for corporate financing with a total size of about 110 trillion yen, with additional support through special programs, (ii) unlimited purchases of JGBs and U.S. dollar operations to provide for yen and foreign currency funding to stabilize the financial market, and (iii) purchases of ETFs with an annual pace of about 12 trillion yen. On December 18, 2020, the BOJ announced that it would extend the period for the purchase of commercial paper and corporate bonds until the end of September 2021, maintaining an upper limit for the total outstanding balance of both assets of 20 trillion yen and setting the maximum amount of additional purchases for both assets combined at 15 trillion yen. On March 19, 2021, the BOJ announced its plan to continue with monetary easing measures, including continuation of (i) a negative interest rate of minus 0.1% applied to current BOJ accounts held by financial institutions (the short-term policy interest rate); and (ii) the BOJ’s purchase of JGBs without setting an upper limit so that 10-year JGB yields will remain at around 0% (the long-term policy interest rate). In addition, the BOJ announced its plans to maintain previously announced upper limits for purchases of ETFs and J-REITs, in terms of the annual increase of amounts outstanding of about 12 trillion yen and about 180 billion yen, respectively.

The following table sets forth the principal economic indicators relating to monetary policy from 2016 through 2020.

	Current Account Balances(a)	Monetary Base		Money Stock		Loans and Bills Discounts Domestically Licensed Banks
		Total(a)	Annual % Change	Total(a)	Annual % Change	Total(a)	Annual % Change
	(yen amounts in billions)
2016	290,611	391,421	25.2	936,870	3.4	460,360	2.7
2017	352,883	458,104	17.2	973,993	4.0	475,148	3.2
2018	382,178	491,499	7.3	1,002,453	2.9	488,331	2.8
2019	396,404	509,008	3.6	1,026,992	2.4	500,504	2.5
2020	438,051	555,229	9.0	1,093,628	6.5	524,164	4.7

(a)	Average amounts outstanding.

Source: Bank of Japan Statistics, Bank of Japan.

Private Financial Institutions

According to the Financial Services Agency, as of February 17, 2021, the private banking system included four city banks, 13 trust banks, and 16 other banks, as well as 62 1st local banks as of January 1, 2021, 38 2nd local banks as of January 1, 2020 and the Saitama Resona Bank, which is categorized as neither a 1st nor 2nd local bank. In addition, 55 foreign banks had branches in Japan as of February 22, 2021.

There are also credit associations, credit cooperative associations, labor credit associations and the national federations of each of such associations, which are engaged mainly in making small business loans. Agricultural cooperatives, prefectural credit federations of such cooperatives and The Norinchukin Bank operate in the field of agricultural credit.

GOVERNMENT FINANCE

Revenues, Expenditures and Budgets

On April 7, 2020, the Prime Minister of Japan announced proposed emergency economic measures in response to the COVID-19 outbreak, which were further revised on April 20, 2020, including (i) measures to prevent the spread of infection and secure resources and infrastructure for medical treatment, (ii) measures to protect employment and support businesses including ensuring the availability of interest-free, unsecured loans, deferral of national taxes and social security premiums for affected businesses and cash payments to all residents in Japan and small and medium-sized businesses affected by COVID-19, (iii) demand stimulus measures to be implemented after the outbreak is contained targeting affected industries such as tourism, transportation, food services and entertainment as well as regional economic development, (iv) measures to develop a resilient economic structure including support for development of business supply chains, support for agricultural exports and domestic supply and promotion of digital technologies in education and business and (v) securing contingency funds to address COVID-19. In connection with these measures, the Japanese government approved a supplementary budget on April 30, 2020, which includes an additional ¥25.7 trillion in budgeted spending that is planned to be financed through the issuance of additional government bonds. On June 12, 2020, a second supplementary budget was approved to expand the budgeted spending by an additional ¥31.9 trillion. On January 28, 2021, the Japanese government approved a third supplementary budget for JFY2020 including additional budgeted expenditures of ¥15.4 trillion that is planned to be financed through the issuance of additional government bonds. The additional expenditures relate to containment measures for COVID-19, promoting structural change and positive economic cycles in the post-COVID-19 era and securing safety and relief with respect to disaster management. In addition, on December 21, 2020, the Japanese government proposed a budget for the JFY2021 that included a total of ¥106.6 trillion yen in budgeted expenditures. The budget for JFY2021 was approved on March 26, 2021.

The fiscal and financial operations of the government and its agencies are budgeted and recorded in the following three sets of accounts:

•	General Account. The general account is used primarily to record operations in basic areas of governmental activity.

•

Special Accounts.    The accounts of the central government consist of the general account and special accounts. Special accounts can be set up to carry out specific projects, to manage specific funds, and for other purposes. Special accounts can be set up when the government (i) implements a specific program such as insurance and public works, (ii) possesses and manages special funds such as Fiscal Loan Program Funds and Foreign Exchange Funds, and (iii) uses a certain revenue to secure a special expenditure and thus needs to deal with such revenue and expenditure on a separate basis from the general revenue and expenditure such as Local Allocation and Local Transfer Tax and Government Bonds Consolidation Funds. As of November 9, 2020, the government had 13 special accounts.

•	Government-Affiliated Agencies. The government-affiliated agencies are government-owned corporations which consist of three financial corporations.

The settlement of accounts for revenues and expenditures is made by the Ministry of Finance, based on reports submitted by the respective Ministers. The settlement of accounts is required by law to be audited annually in detail by the Board of Audit, an organ independent of the Cabinet, and submitted by the Cabinet to the Diet in the following fiscal year.

The following tables set forth information with respect to the General Account, the Special Accounts and the Government Affiliated Agencies for JFY 2015 through JFY 2019, and the budget for JFY 2020 and JFY 2021.

Summary of Consolidated General and Special Accounts(a)

	JFY 2015	JFY 2016	JFY 2017	JFY 2018	JFY 2019	JFY 2020 (Provisional results as of December 31, 2020)	JFY 2021 Initial Budget
	(in billions of yen)
REVENUES
Total Revenues, General Account	¥102,175	¥102,774	¥103,644	¥105,697	¥109,162	¥182,266	¥106,610
Total Revenues, Special Accounts	402,884	410,161	386,487	381,177	386,552	429,722	495,725
Less: Inter-Account Transactions(b)	257,143	253,522	245,402	243,007	244,423	254,786	306,085

Total Consolidated Revenues	¥247,917	¥259,413	¥244,729	¥243,868	¥251,292	¥357,202	¥296,250

EXPENDITURES
Total Expenditures, General Account	¥98,230	¥97,541	¥98,116	¥98,975	¥101,366	¥181,360	¥106,610
Total Expenditures, Special Accounts	386,214	395,361	374,150	368,936	374,170	422,840	493,699
Less: Inter-Account Transactions(b)	255,695	251,842	242,877	241,249	242,631	252,193	304,162

Total Consolidated Expenditures	¥228,749	¥241,061	¥229,389	¥226,661	¥232,905	¥352,007	¥296,147

Surplus of Consolidated Revenues over Consolidated Expenditures	¥19,167	¥18,353	¥15,340	¥17,206	¥18,387	¥5,195	¥103

(a)	Because of the manner in which the government accounts are kept, it is not practicable to show a consolidation of the Government Affiliated Agencies with the General and Special Accounts.
(b)	Inter-Account Transactions include transfers between the General Account and the Special Accounts, transfers between the Special Accounts, and transfers between sub- accounts of the Special Accounts.

Source: Budget, Ministry of Finance.

General Account

	JFY 2015	JFY 2016	JFY 2017	JFY 2018	JFY 2019	JFY 2020 Revised Budget(a)	JFY 2021 Initial Budget
	(in billions of yen)
REVENUES
Tax and Stamp Revenues	¥56,285	¥55,468	¥58,787	¥60,356	¥58,442	¥55,125	¥57,448
Carried-over Surplus	5,866	3,945	5,232	5,528	6,723	1,218	—
Government Bond Issues	34,918	38,035	33,555	34,395	36,582	112,554	43,597
Income from Operations	45	47	50	51	51	50	52
Gains from Deposition of Assets	349	384	278	268	226	238	245
Miscellaneous Receipts	4,712	4,895	5,741	5,098	7,139	6,503	5,267

Total Revenues	¥102,175	¥102,774	¥103,644	¥105,697	¥109,162	¥175,688	¥106,610

EXPENDITURES
Local Allocation Tax Grants, etc.	¥16,801	¥15,339	¥15,567	¥16,026	¥16,032	¥16,256	¥15,949
National Debt Service	22,464	22,086	22,521	22,529	22,286	23,025	23,759
Social Security	31,401	32,208	32,521	32,569	33,501	44,179	35,842
Public Works	6,378	6,710	6,912	6,913	7,610	9,269	6,069
Education and Science	5,571	5,598	5,703	5,748	5,911	9,377	5,397
National Defense	5,130	5,150	5,274	5,475	5,627	5,676	5,324
Former Military Personnel Pensions	387	335	286	241	202	175	145
Economic Assistance	661	743	651	642	653	790	511
Food Supply	1,276	1,140	1,181	1,122	1,121	1,843	1,277
Energy	968	973	969	973	1,049	1,024	889
Promotion of SMEs	340	430	319	525	779	26,177	175
Miscellaneous	6,854	6,830	6,211	6,212	6,596	27,747	5,773
Contingency funds for measures against the COVID-19						9,650	5,000
Contingencies	—	—	—	—	—	500	500
Carryback of settlement deficit compensation for JFY 2008	—	—	—	—	—	—	—

Total Expenditures	¥98,230	¥97,542	¥98,116	¥98,975	¥101,366	¥175,688	¥106,610

Surplus of Revenues over Expenditures	¥3,945	¥5,232	¥5,528	¥6,723	¥7,796	¥—	¥—

(a)	As revised to reflect the first, second and third revised budgets for JFY 2020 approved by the Diet on January 28, 2021.

Source: Budget, Ministry of Finance.

Special Accounts

	JFY 2015		JFY 2016		JFY 2017		JFY 2018		JFY 2019		JFY 2020 Revised Budget(a)		JFY 2021 Initial Budget
	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.
	(in billions of yen)
Fiscal Investment and Loan Program	¥33,360	¥32,503	¥42,124	¥41,166	¥28,207	¥27,409	¥26,070	¥25,175	¥28,484	¥27,873	¥53,912	¥53,814	¥72,898	¥72,624
Government Bonds Consolidation Fund	201,927	198,309	198,994	195,911	191,227	188,134	186,158	183,082	186,970	183,878	191,860	191,860	246,789	246,789
Foreign Exchange Fund	3,163	46	2,948	70	2,808	70	3,101	85	3,599	160	3,154	982	2,465	1,079
Local Allocation and Local Transfer Tax	55,638	53,398	53,577	52,590	52,517	51,780	52,483	51,596	51,985	51,488	51,762	51,325	51,982	51,805
Measure for Energy	8,993	8,363	9,608	9,082	10,191	9,742	10,613	10,158	10,887	10,377	14,428	14,428	14,054	14,054
Pensions	85,293	81,705	90,142	85,786	90,158	87,413	91,700	89,464	93,209	90,919	95,293	95,293	96,512	96,512
Stable Supply of Foodstuff	1,095	975	940	820	979	842	970	814	968	851	1,273	1,267	1,225	1,216
Debt Management of National Forest and Field Service	321	321	329	329	342	342	349	349	356	356	363	363	362	362
Trade Reinsurance(b)	59	21	37	12	—	—	—	—	—	—	—	—	—	—
Automobile Safety	567	403	606	426	625	431	672	451	684	500	595	514	530	453
Labor Insurance	6,880	6,330	6,296	5,941	6,040	5,656	6,073	5,735	6,371	5,928	10,595	10,458	7,685	7,609
Reconstruction from the Great East Japan Earthquake	5,134	3,710	4,105	2,961	2,924	2,188	2,532	1,868	2,587	1,677	1,687	1,687	932	932
Others	452	131	456	267	469	143	456	158	452	164	340	289	291	264

Total Revenues and Expenditures(c)	¥402,884	¥386,214	¥410,162	¥395,361	¥386,487	¥374,150	¥381,177	¥368,936	¥386,552	¥374,170	¥425,263	¥422,281	¥495,725	¥493,699

(a)	As revised to reflect the first, second and third revised budgets for JFY 2020 approved by the Diet on January 28, 2021.
(b)	The account was abolished effective JFY 2017.
(c)	Without adjustment for inter-account transactions. Total Revenues and Expenditures may differ from the actual totals of the listed accounts due to rounding.

Source: Budget, Ministry of Finance.

Government Affiliated Agencies

	JFY 2015		JFY 2016		JFY 2017		JFY 2018		JFY 2019		JFY 2020 Revised Budget(a)		JFY 2021 Initial Budget
	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.
	(in billions of yen)
Fiscal Investment and Loan Program	¥1,092	¥920	¥1,065	¥906	¥1,130	¥962	¥1,231	¥1,064	¥1,265	¥1,064	¥2,432	¥2,537	¥2,678	¥3,234

(a)	As revised to reflect the first and second revised budgets for JFY 2020 approved by the Diet on June 12, 2020.

Source: Budget, Ministry of Finance.

Tax Structure

The central government derives tax revenues (including stamp revenues) through taxes on income, consumption and property, etc. The taxes on income, consumption and property (including stamp revenues, etc.) account for 52.1%, 42.9% and 5.0%, respectively, of the total central government taxes and stamp revenues in the JFY 2020 initial national account budget.

The individual national income tax is progressive, with rates currently ranging from 5% to 45% of taxable income, and the local taxes are a 10% single rate. Interest income is generally taxed at the rate of 20.315%, including both national and local taxes, separately from other types of income, and subject to certain exemptions. The corporate tax rate was reduced from 23.4% in JFY 2016 to 23.2% in JFY 2018, except that, for small and medium corporations, the first ¥8 million of income is taxed at 15%. In addition, corporations are subject to local income taxation. The statutory corporate income tax rate (national and local) was reduced from 29.97% in JFY 2016 to 29.74% in JFY 2018.

Comprehensive Reform of Social Security and Tax.    Japan’s fiscal conditions face challenges, with its tax revenues covering about 50% of its expenditures under the second revised budget, and with the ratio of long-term debt outstanding of central and local governments to gross domestic product have reached 197% at the end of JFY 2018. The ratio of long-term debt outstanding of central and local governments to gross domestic product is expected to increase to 207% at the end of JFY 2020 and may further increase in subsequent fiscal years due to the negative impact of COVID-19 on gross domestic product and additional government debt issued in connection with stimulus measures implemented in response to COVID-19. See also “Japan’s Public Debt” below. The Government of Japan seeks to tackle these fiscal challenges through the “comprehensive reform of social security and tax”, which was approved by the Diet in August 2012, and thereby maintain the market’s and the international community’s confidence in Japan and build the foundation for stable economic growth. In the reform, the government planned to set aside consumption tax revenues for social security payments, and, on the condition that the economic situation improves, gradually increase the consumption tax rate to 8% in April 2014 and to 10% in October 2015. In accordance with the plan, consumption tax rate was increased to 8% in April 2014. However, the government decided to postpone the implementation date of further consumption tax hike to 10% from October 1, 2015 to April 1, 2017, as a result of taking comprehensive account of the economic condition and other factors, and on June 1, 2016, the former Prime Minister ABE Shinzo announced a plan to further postpone the consumption tax hike to 10% from April 1, 2017, to October 1, 2019. Consumption tax rate has been increased to 10% since October 1, 2019.

Fiscal Investment and Loan Program

The Fiscal Investment and Loan Program (the “FILP”) plan is formulated at the same pace as the General Account budget. The FILP plan details the allocation of public funds to various special accounts, government affiliated agencies, local governments, public corporations and other public institutions.

Under the FILP plan, funds are supplied to government-related entities such as public corporations, government affiliated agencies, special accounts and local governments. The total amount of the initial plan for JFY 2020 was ¥13,220 billion. The sources of funds for the initial plan in JFY 2020 were Fiscal Loan (¥11,186 billion), Industrial Investment (¥451 billion), Government-Guaranteed domestic bonds (¥413 billion) and Government-Guaranteed foreign bonds (¥1,109 billion) and Government-Guaranteed long-term borrowings in foreign currencies (¥60 billion). On April 7, 2020, the total amount of the FILP plan for JFY 2020 was revised to ¥23,407 billion. The sources of funds for the revised plan in JFY 2020 are Fiscal Loan (¥21,174 billion), Industrial Investment (¥551 billion) and Government-Guaranteed debt (¥1,682 billion), which consists of the Government-Guaranteed domestic bonds, Government-Guaranteed foreign bonds and Government-Guaranteed long-term borrowings in foreign currencies. On May 27, 2020, the total amount of the FILP plan for JFY 2020 was further revised to ¥62,833 billion. The sources of funds for the revised plan in JFY 2020 are Fiscal Loan (¥53,999 billion), Industrial Investment (¥651 billion) and Government-Guaranteed debt (¥8,182 billion). On

December 15, 2020, the total amount of the FILP plan for JFY2020 was further revised to ¥64,267 billion. The sources of funds for the revised plan in JFY2020 are Fiscal Loan (¥55,412 billion), Industrial Investment (¥671 billion) and Government-Guaranteed debt (¥8,184 billion). The total amount of the initial plan for JFY2021 was ¥40,906 billion. The sources of funds for the initial plan in JFY2021 were Fiscal Loan (¥38,303 billion), Industrial Investment (¥363 billion), Government-Guaranteed domestic bonds (¥1,065 billion) and Government-Guaranteed foreign bonds (¥1,134 billion) and Government-Guaranteed long-term borrowings in foreign currencies (¥42 billion).

The Fiscal Loan utilizes the Fiscal Loan Fund consisting of funds procured through the issuance of FILP bonds and reserves or surplus funds deposited from government special accounts to provide long-term, fixed and low-interest loans to such entities as special government accounts, local governments, government-affiliated agencies, incorporated administrative agencies, etc.

The following table (the “FILP Classification Table by Purpose”) shows the uses of funds allocated under the initial plan for the periods indicated.

(Note)	The FILP Classification Table by Purpose has been prepared and published to specify fields where FILP contributes to the national economy or livelihood. Classification of the table had been almost the same from JFY 1961 to JFY 2014. However, the classification became to be inappropriate for reflecting realities of recent FILP-target projects, it was revised in JFY 2015 by sorting out the classification or putting some classifications together.

Old classification	JFY 2011	JFY 2012	JFY 2013	JFY 2014
	(in billions)
Housing	¥578	¥923	¥929	¥942
Living environment	2,725	2,713	2,805	2,306
Social welfare	550	743	703	920
Education	1,176	1,232	1,522	1,278
Small and medium enterprises	3,627	4,323	4,197	3,861
Agriculture, forestry and fisheries	345	373	407	476
National land conservation/disaster recovery	180	645	348	477
Road construction	2,248	2,813	2,939	2,270
Transportation/communications	408	384	519	629
Regional development	467	447	372	259
Industry/technology	625	2,015	2,005	1,448
Trade/economic cooperation	1,978	1,039	1,644	1,313

Total	¥14,906	¥17,648	¥18,390	¥16,180

Source: Ministry of Finance, “Fiscal Investment and Loan Program”.

New classification	JFY 2014	JFY 2015	JFY 2016	JFY 2017	JFY 2018	JFY 2019	JFY 2020	JFY 2021
	(in billions)
SMEs and micro enterprises	¥3,750	¥3,448	¥3,182	¥2,969	¥2,912	¥2,997	¥2,903	¥14,521
Agriculture, forestry and fisheries	318	280	322	339	573	604	590	759
Education	1,134	1,038	1,055	932	943	930	898	4,859
Welfare/medical care	772	773	811	670	627	541	477	2,042
Environment	50	61	61	64	61	33	54	57
Industry/innovation	834	939	864	822	919	1,019	1,166	1,213
Housing	849	742	621	541	461	546	521	792
Social capital	4,467	3,999	3,087	5,093	4,761	3,745	3,752	3,065
Overseas investment and loans	1,547	1,378	2,000	2,455	2,003	1,857	2,039	2,029
Others	2,460	1,964	1,477	1,243	1,204	849	821	11,568

Total	¥16,180	¥14,622	¥13,481	¥15,128	¥14,463	¥13,119	¥13,220	¥40,906

Source: Ministry of Finance, “Fiscal Investment and Loan Program”.

JAPAN’S PUBLIC DEBT

The outstanding government bonds are expected to reach ¥1,019 trillion at the end of JFY 2021 based on the initial budget for JFY 2021. The amount of public bonds issued by the Japanese government as a percentage of its general account total revenues is 40.9% under the initial budget for JFY 2021, and was 64.1% under the revised budget for JFY 2020 (reflecting the first, second and third supplementary budgets approved on April 30, 2020, June 12, 2020, and January 28, 2021, respectively). The amount of the government bond issuances in the JFY 2021 initial budget is ¥43,597 billion and falls below the JFY 2020 revised budget (reflecting the first, second and third supplementary budgets approved on April 30, 2020, June 12, 2020 and January 28, 2021, respectively) of ¥112,554 billion.

USE OF PROCEEDS

We will use the net proceeds of the issue of the bonds, which we estimate will be approximately $●, for our Ordinary Operations.

DESCRIPTION OF THE BONDS AND GUARANTEE

The following terms of the bonds and the guarantee of Japan supplement the description of the general terms of our debt securities under “Description of the Debt Securities and Guarantee” in the SEC Base Prospectus. For more information, you should refer to the fiscal agency agreement relating to the bonds, a copy of the form of which is to be filed as an exhibit to an amendment to the JBIC 18-K 2020, on ●, 2021.

General

The bonds will be issued pursuant to a fiscal agency agreement, dated as of ●, 2021 (New York City time)/●, 2021 (Tokyo time), among us, Japan, MUFG Bank, Ltd., London Branch, as fiscal agent, registrar, principal paying agent and transfer agent and U.S. Bank National Association, as U.S. representative of the fiscal agent, registrar, principal paying agent and transfer agent. The aggregate principal amount of the ●-year bonds and the ●-year bonds will be $● and $●, respectively. The ●-year bonds will mature at par on ● and the ●-year bonds will mature at par on ●.

The ●-year bonds will bear interest at ●% per annum and the ●-year bonds will bear interest at ●% per annum, payable in equal semi-annual installments, accruing from ●, 2021. The interest payment dates are ● and ●, commencing ●, 2021.

Interest will be payable to the person in whose name the bond is registered at 6:00 p.m., New York City time on the fifteenth day before the interest payment occurs. Whenever it is necessary to compute any amount of interest in respect of the bonds, that interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

If a date for payment of principal or interest on the bonds falls on a day that is not a business day, the related payment of principal, premium, if any, or interest may be made on the next succeeding business day as if made on the date the payment was due and no interest will accrue in respect of such delay.

For purposes of the bonds, “business day” means any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in: (a) the relevant place of payment and (b) The City of New York, London and Tokyo.

Other than as described below under “—Redemption”, we may not redeem the bonds prior to maturity. The bonds will not be subject to a sinking fund.

Japan unconditionally and irrevocably guarantees the payment of principal of, interest on, and any additional amounts of, the bonds.

The bonds will be our direct, unsecured debt securities obligations and rank pari passu and be payable without any preference among themselves and at least equally with all of our other unsecured debt securities obligations from time to time outstanding, which rank senior to our unsecured general obligations not represented by debt securities, provided, however, that certain obligations in respect of national and local taxes and certain preferential rights granted by, among others, the Japanese Civil Code to certain specified types of creditors, such as preferential rights of employees to wages, will have preference.

Additional terms of the bonds and the guarantee of Japan are described in the SEC Base Prospectus under “Description of the Debt Securities and Guarantee”.

MUFG Bank, Ltd., London Branch has its principal corporate office at Ropemaker Place, 25 Ropemaker Street, London EC2Y 9AN. Under the fiscal agency agreement, the fiscal agent will act in part through its U.S. representative, U.S. Bank National Association, which has an office at 100 Wall St., 6th Floor, New York, N.Y. 10005. In acting as the fiscal agent for the bonds, MUFG Bank, Ltd., London Branch (or its U.S. representative, as applicable), is the agent of JBIC and Japan, is not a trustee or agent for the holders of the bonds and does not have the same responsibilities or duties to act for such holders as would a trustee or agent. We may maintain deposit accounts and conduct other banking transactions in the ordinary course of business with the fiscal agent.

Acceleration of Maturity

This section supersedes the description in the SEC Base Prospectus under the heading “Description of the Debt Securities and Guarantee—Acceleration of Maturity”.

In case of the following types of default, the principal amount of a bond will become due and payable at the option of the registered holder of such bond upon the registered holder’s written notice to the fiscal agent, unless all defaults shall have been cured prior to the receipt of such notice by the fiscal agent:

•	default in any payment, when due, of principal or interest on any of the bonds, and continuance of such default for a period of 30 days; or

•

default in the performance by us of any other covenant contained in the bonds, and the continuance of such default for a period of 90 days after written notice thereof to us from the registered holder of the bond is received by the fiscal agent.

The fiscal agency agreement does not require us to furnish to the fiscal agent periodic evidence as to the absence of default.

Additional Amounts

We will pay all amounts that we are required to pay on the bonds without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority therein or thereof having power to tax (“Taxes”), unless such withholding or deduction is required by law. In that event, we will pay to a holder of such bonds such additional amounts (all such amounts being referred to herein as “additional amounts”) as may be necessary so that the net amounts received by it after such withholding or deduction will equal the respective amounts that would have been receivable in respect of such bonds in the absence of such withholding or deduction.

We will not, however, be obligated to pay any additional amounts:

•

to, or to a third party on behalf of, any holder or beneficial owner of a bond that is an individual non-resident of Japan or a non-Japanese corporation and is liable for such Taxes in respect of this bond by reason of its (a) having some connection with Japan other than the mere holding of, receipt of interest on, or the enforcement of its rights under, this bond or (b) being a Specially-Related Party of JBIC; or

•

to, or to a third party on behalf of, any holder or beneficial owner of a bond that would otherwise be exempt from any such withholding or deduction but that fails to comply with any applicable requirement to provide certification, information, documents or other evidence concerning its nationality, residence, identity or connection with Japan, including any requirement to provide interest recipient information (as defined below) or to submit a claim for exemption (as defined below) to the relevant fiscal agent, or interest recipient information pertaining to the holder or beneficial owner is not duly communicated through the Participant (as defined below) and the relevant clearing organization to such fiscal agent; or

•	to, or to a third party on behalf of, any holder or beneficial owner of a bond that is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation, except for

•	a designated financial institution (as defined below) that complies with the requirement to provide interest recipient information or to submit a claim for exemption for tax exemption and,

•

an individual resident of Japan or a Japanese corporation that duly notifies (directly or through the participant or otherwise) the fiscal agent of its status as not being subject to Taxes to be withheld or deducted by reason of such individual resident of Japan or Japanese corporation receiving interest on the bond through a payment handling agent in Japan appointed by it; or

•

where the bonds are presented for payment (where such presentation is required) more than 30 days after the Relevant Date, except to the extent that any holder of a bond would have been entitled to additional amounts on presenting the same for payment on any date during such 30-day period; or

•

to a holder that is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that such payment would be treated as income, for Japanese tax purposes, of a beneficiary or settlor with respect to such fiduciary or a partner of such partnership or other beneficial owner, in each case, who would not have been entitled to such additional amounts had that beneficiary, settlor, partner or other beneficial owner been the holder of such bond; or

•	in any case that is a combination of any of the above.

By “Relevant Date” we mean the date on which such payment first becomes due, except that, if the amount of the moneys payable has not been received by the fiscal agent on or prior to that due date, “Relevant Date” means the date, after the full amount of such moneys are received, on which notice is duly published as described below under “—Redemption”.

Where a bond is held through a participant of an international clearing organization or a financial intermediary, each of which we refer to as a “Participant”, in order to receive payments free of withholding or deduction for, or on account of, any Taxes, if the relevant beneficial owner of the bond is

•	an individual non-resident of Japan or a non-Japanese corporation (other than a Specially-Related Party of JBIC); or

•

a Japanese financial institution falling under certain categories prescribed by the Act on Special Measures Concerning Taxation of Japan, and the cabinet order (Cabinet Order No. 43 of 31st March, 1957, as amended) (“Cabinet Order”) (collectively the “Act”), which we refer to as a “designated financial institution”, that beneficial owner must, at the time it entrusts a Participant with the custody of the bond, provide certain information prescribed by the Act to enable the Participant to establish that the beneficial owner is exempted from the requirement for Taxes to be withheld or deducted (the “interest recipient information”), and advise the Participant if that beneficial owner ceases to be so exempted (including the case where the beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation became a Specially-Related Party of JBIC).

Where a bond is not held by a Participant, in order to receive payments free of withholding or deduction for, or on account of, any Taxes, if the beneficial owner is

•	an individual non-resident of Japan or a non-Japanese corporation (other than a Specially-Related Party of JBIC); or

•	a designated financial institution,

that beneficial owner must, prior to each time it receives interest, submit to the fiscal agent a claim for exemption (Hikazei Tekiyo Shinkokusho) (a “claim for exemption”) in the form obtainable from the fiscal agent. The claim for exemption must state, among other things,

•	the name and address (and, if applicable, the Japanese individual or corporation ID number) of the beneficial owner,

•	the title of the bond,

•	the relevant interest payment date,

•	the amount of interest payable and,

•	the fact that the beneficial owner is qualified to submit the claim for exemption, together with the documentary evidence regarding its identity and residence.

Redemption

We may redeem all, but not less than all, of the bonds of a series if (i):

•

there is any change in or amendment to the laws or treaties, or any regulations or rulings promulgated under the laws or treaties, of Japan or any political subdivision or taxing authority of Japan; or

•

there is any change in official position regarding the application or interpretation of these laws, treaties, regulations or rulings, including a holding, judgment or order by a court of competent jurisdiction, which change, amendment, application or interpretation becomes effective on or after the date we issued the bonds and causes us to pay any additional amounts, as described above under “—Additional Amounts”, and (ii) we cannot avoid the obligation to make such payments by taking reasonable measures available to us.

Before we can redeem the bonds, we must:

•	give the holders of the bonds at least thirty (30) days’ notice and not more than sixty (60) days’ notice in the manner described in “—Notices” below and,

•	deliver to the fiscal agent a legal opinion of our counsel or an opinion of a tax consultant confirming that the conditions that must be satisfied for redemption have occurred.

The redemption price for each bond will be equal to 100% of the principal amount of the bond plus accrued interest to the date of redemption and any additional amounts we are required to pay, as described above under “—Additional Amounts”, and will be payable to the person in whose name the bond is registered at 6:00 p.m., New York City time on the fifteenth day before the redemption occurs.

Form, Denominations and Registration

All bonds will be in registered form, without interest coupons attached. Bonds held outside the United States, referred to as the international bonds, will be represented by beneficial interests in the international global bond, in fully registered permanent global form without interest coupons attached, which will be registered in the name of the nominee of the common depositary for, and in respect of interests held through, Euroclear and Clearstream. A beneficial interest in the international global bond may at all times be held only through Euroclear and Clearstream.

Bonds held within the United States, referred to as the DTC bonds, will be represented by beneficial interests in one or more DTC global bonds, in fully registered permanent global form without interest coupons attached, which will be registered in the name of Cede & Co., as nominee for DTC, and which will be deposited on or about ●, 2021 with U.S. Bank National Association, as custodian for DTC. In the event there is more than one DTC global bond, they shall collectively be referred to as the DTC global bond.

The ●-year international global bond has been assigned a Common Code number of ● and an ISIN number of ●. The ●-year international global bond has been assigned a Common Code number of ● and an ISIN number of ●. The ●-year DTC global bond has been assigned a Common Code number of ●, an ISIN number of ● and a CUSIP number of ●. The ●-year DTC global bond has been assigned a Common Code number of ●, an ISIN number of ● and a CUSIP number of ●.

Beneficial interests in the global bonds will be represented, and transfers will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC, Euroclear or Clearstream. Such beneficial interests will be in denominations of $200,000 and integral multiples of $2,000 in excess thereof. You may hold bonds directly through DTC, Euroclear or Clearstream, if you are a participant in these systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream hold securities on behalf of their participants through customers’ securities accounts in their respective names on the books at their respective depositaries, which in turn can hold such securities in customers’ securities accounts in the depositaries’ names on the books of DTC.

Persons who are not DTC, Euroclear, or Clearstream participants may beneficially own bonds held by DTC and the nominee of the common depositary for Euroclear and Clearstream only through direct or indirect participants in DTC, Euroclear, or Clearstream. So long as Cede & Co., as the nominee of DTC, and the nominee of the common depositary for Euroclear and Clearstream are the registered owners of the global bonds, Cede & Co. and the nominee of the common depositary for Euroclear and Clearstream for all purposes will be considered the sole holders of the bonds under the fiscal agency agreement and the bonds. Except as provided below, owners of beneficial interests in the global bonds will not be entitled to have bonds registered in their names, will not receive or be entitled to receive physical delivery of bonds in definitive form and will not be considered the holders thereof under the fiscal agency agreement or the bonds. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the bonds for the amount so paid. Accordingly, any person owning a beneficial interest in the global bonds must rely on the procedures of DTC, Euroclear or Clearstream, and, if such person is not a participant in DTC, Euroclear, or Clearstream, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder of bonds. We understand that, under existing industry practice, in the event that any owner of a beneficial interest in the DTC global bonds desires to take any action that Cede & Co., as the holder of the global bonds, is entitled to take, Cede & Co. would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC may grant proxies or authorize its DTC participants, or persons holding beneficial interests in the bonds through such DTC participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the fiscal agency agreement or the U.S. dollar-denominated bonds.

The fiscal agent will not charge you any fees for the bonds, other than reasonable fees and indemnity satisfactory to the fiscal agent for the replacement of lost, stolen, mutilated or destroyed bonds. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

Payment

Owners of beneficial interests in the global bonds will receive all payment in U.S. dollars.

Payment of principal and interest on the global bonds will be made to DTC and the common depositary for Euroclear and Clearstream, or the nominee thereof, as the case may be, as the registered owner of the global bonds.

Upon receipt of any payment of principal of or interest on the global bonds, DTC will credit its participants’ accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of the global bonds as shown on the records of DTC. Payments by DTC participants to owners of beneficial interests in the global bonds held through such participants will be the responsibility of such participants, as is now the case with securities held for the accounts of customers registered in “street name”.

Distributions with respect to bonds held through Euroclear or Clearstream will be credited to the cash accounts of Euroclear participants or Clearstream participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. None of us, the fiscal agent or the registrar will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global bond or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

If a date for payment of principal or interest on the bonds falls on a day that is not a business day, then the related payment of principal, premium, if any, or interest may be made on the next succeeding business day as if made on the date the payment was due and no interest will accrue in respect of such delay. For purposes of this paragraph, “business day” means any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in: (a) the relevant place of payment and (b) The City of New York, London and Tokyo.

The record date for purposes of payments of principal and interest will be, in respect of each such payment, the 15th calendar day prior to the relevant payment date.

Further Issues

We may from time to time, without notice to or the consent of the registered holders of the bonds of a particular series, create and issue further bonds ranking pari passu with the bonds of such series in all respects, or in all respects except for

•	the payment of interest accruing prior to the issue date of any further bonds; or

•	the first payment of interest following the issue date of any further bonds,

so that those further bonds would be consolidated and form a single series with the bonds of such series and would have the same terms as to status, redemption or otherwise as the bonds of such series. Any further bonds will be issued subject to a supplement to the fiscal agency agreement.

Prescription

Bonds will become void unless surrendered for payment within a period of ten years from the date on which the payment in respect thereof first becomes due or, if the full amount of the money has not been received by the fiscal agent on or prior to such due date, the date on which the full amount of such money having been so received, notice to that effect shall have been given to the holders.

Meeting of Bondholders

The fiscal agency agreement does not contain provisions for convening meetings of holders of the bonds.

Exchange of Interests in Global Bonds for Bond Certificates

Except in the limited circumstances described below, owners of beneficial interests in the global bonds will not be entitled to have bonds registered in their names, will not receive or be entitled to receive physical delivery of bond certificates in definitive registered form and will not be considered owners or holders thereof under the fiscal agency agreement.

Registration of title to DTC bonds initially represented by the DTC global bond in a name other than DTC or successor depositary or one of their respective nominees will not be permitted unless such depositary notifies us that it is no longer willing or able to discharge properly its responsibilities as depositary with respect to the DTC global bond or ceases to be a “clearing agency” registered under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), or is at any time no longer eligible to act as such, and we are unable to locate a qualified successor within 90 days of receiving notice of such ineligibility on the part of such depositary, in which case notice will be given as described below in “—Notices”.

Registration of title to international bonds initially represented by the international global bond in a name other than the common depositary for Euroclear and Clearstream will not be accepted unless Euroclear or Clearstream is closed for business for a continuous period of fourteen (14) days (other than by reason of legal holidays) or announces an intention permanently to cease business, in which case notice will be given as described below in “—Notices”.

We may also at any time and in our sole discretion determine not to have any of the bonds represented by the global bonds. In such event, we will issue or cause to be issued bonds in definitive registered form in exchange for the bonds represented by the global bonds. Such bonds issued in definitive registered form will be issued only in fully registered form, without coupons, in denominations of $200,000 and integral multiples of $2,000 in excess thereof. Any bonds so issued will be registered in such names, and in such denominations, as DTC, Euroclear or Clearstream, as the case may be, shall request. Such bonds may be presented for registration of transfer or exchange at the office of the fiscal agent or one of its agents in The City of New York or London, and principal thereof and interest thereon will be payable at such office of the fiscal agent, provided that interest thereon may be paid to the registered holders of the definitive registered bonds as described below. Exchange of the global bonds for definitive registered bonds will be made free of charge for the bondholders.

Distribution of principal of and interest on any definitive registered bonds will be made by the fiscal agent directly to registered holders of the definitive registered bonds in accordance with the procedures described in this Supplement and in the fiscal agency agreement. Interest payments and any principal payments on each payment date will be made to holders of the definitive registered bonds in whose names the definitive registered bonds were registered at the close of business on the related record date. Distributions will be made by wire transfer or by check mailed to the addresses of such holders as they appear on the register maintained by the registrar. The final payment on any definitive registered bond, however, will be made only upon presentation and surrender of such definitive registered bond at the office of the fiscal agent on a payment date that is a business day in the place of presentation. The fiscal agent will provide notice to registered holders mailed not later than fifteen (15) days before such final distribution.

Definitive registered bonds will be transferable and exchangeable at the offices of the fiscal agent or at the offices of our other agents in the City of New York or London. No service charge will be imposed for any registration of transfer or exchange, but the fiscal agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. None of the fiscal agent, the registrar or any transfer agent will be required to (a) exchange or register the transfer of any definitive registered bonds selected for redemption, or (b) exchange or register the transfer of definitive registered bonds for the period from the record date preceding the due date for any payment to the payment date with respect to such definitive registered bonds.

Notices

All notices will be published in a daily newspaper in English of general circulation in London (expected to be the Financial Times) and in New York City (expected to be The Wall Street Journal), provided that for so long as any bonds are represented by the global bond, notices may be given by delivery of the relevant notice to DTC, Euroclear and Clearstream, for communication by them to their respective participants in substitution for publication in any such newspaper. If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper selected by us with general circulation in the respective market regions. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made.

In addition, so long as the bonds are listed on the official list of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF Market and it is required by the rules of such exchange, all notices to holders of bonds will be published in English:

(1)	in a leading newspaper having a general circulation in Luxembourg (which currently is expected to be Luxemburger Wort); or

(2)	on the website of the Luxembourg Stock Exchange at www.bourse.lu.

Governing Law

Bonds shall be governed by, and interpreted in accordance with, the laws of the State of New York except with respect to its authorization and execution by us and any other matters required to be governed by the laws of Japan.

GLOBAL CLEARANCE AND SETTLEMENT

Although DTC, Euroclear and Clearstream have agreed to the procedures provided below in order to facilitate transfers of bonds among their participants, they are under no obligation to perform these procedures and they may modify or discontinue these procedures at any time. None of JBIC, Japan, the fiscal agent, the registrar, any paying agent, any underwriter or any affiliate of any of the above, or any person by whom any of the above is controlled for the purposes of the United States Securities Act of 1933, as amended (the “Securities Act”), will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective direct or indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations or for the sufficiency for any purpose of the agreements described below.

DTC, Euroclear and Clearstream have advised as follows:

The Clearing Systems

DTC

DTC is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. DTC participants include:

•	Euroclear and Clearstream;

•	securities brokers and dealers;

•	banks;

•	trust companies; and

•	clearing corporations.

DTC participants also may include certain other organizations such as the underwriters. Indirect access to the DTC system also is available to indirect DTC participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

Because DTC can act only on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of an owner of a beneficial interest in the global bonds to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be limited by the lack of a definitive certificate for such interest. The laws of some jurisdictions require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in the global bonds to such persons may be limited. In addition, beneficial owners of bonds through the DTC system will receive distributions of principal and interest on the bonds only through DTC participants.

Euroclear and Clearstream

Euroclear and Clearstream hold securities for participating organizations and facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in accounts of such participants. Euroclear and Clearstream provide to their participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations and include certain of the underwriters. Indirect access to Euroclear or Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear or Clearstream participant, either directly or indirectly.

Initial Settlement

Investors electing to hold their bonds through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. The securities custody accounts of investors will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their bonds through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Bonds will be credited to the securities custody accounts of Euroclear holders and of Clearstream holders against payment in same-day funds on the settlement date.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any bonds where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC participants

Secondary market sales of book-entry interests in the DTC bonds between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled using the procedures applicable to United States corporate debt obligations if payment is effected in U.S. dollars, or free of payment if payment is not effected in U.S. dollars. Where payment is not effected in U.S. dollars, separate payment arrangements outside DTC are required to be made between the DTC participants.

Trading between Euroclear and/or Clearstream participants

Secondary market sales of book-entry interests in the bonds held through Euroclear or Clearstream to purchasers of book-entry interests in the international bonds through Euroclear or Clearstream will be conducted in accordance with the normal rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in registered form.

Trading between DTC seller and Euroclear or Clearstream purchaser

When book-entry interests in bonds are to be transferred from the account of a DTC participant holding a beneficial interest in a DTC global bond to the account of a Euroclear or Clearstream accountholder wishing to purchase a beneficial interest in an international global bond, the DTC participant will deliver instructions for delivery to the relevant Euroclear or Clearstream accountholder to DTC by 12:00 noon, New York City time, on the settlement date. Separate payment arrangements are required to be made between the DTC participant and the relevant Euroclear or Clearstream accountholder. On the settlement date, the custodian, U.S. Bank National Association, will instruct the fiscal agent and the registrar to:

•	decrease the amount of bonds registered in the name of Cede & Co. and evidenced by the DTC global bonds; and

•

increase the amount of bonds registered in the name of the nominee of the common depositary for Euroclear and Clearstream, and evidenced by the international global bond. Book-entry interests will be delivered free of payment to Euroclear or Clearstream as the case may be, for credit to the relevant accountholder on the first business day following the settlement date.

Trading between Euroclear or Clearstream seller and DTC purchaser

When book-entry interests in the bonds are to be transferred from the account of a Euroclear or Clearstream accountholder to the account of a DTC participant wishing to purchase a beneficial interest in the DTC global bond, the Euroclear or Clearstream participant must send to Euroclear or Clearstream delivery free of payment instructions by 7:45 p.m., Luxembourg time, one business day prior to the settlement date. Euroclear or Clearstream, as the case may be, will in turn transmit appropriate instructions to the common depositary for Euroclear and Clearstream and the fiscal agent to arrange delivery to the DTC participant on the settlement date. Separate payment arrangements are required to be made between the DTC participant and the relevant Euroclear or Clearstream accountholder, as the case may be. On the settlement date, the common depositary for Euroclear and Clearstream will:

•

transmit appropriate instructions to the custodian, U.S. Bank National Association, who will in turn deliver such book-entry interests in the bonds free of payment to the relevant account of the DTC participants; and

•	instruct the fiscal agent and the registrar to:

•	decrease the amount of bonds registered in the name of the nominee of the common depositary for Euroclear and Clearstream, and evidenced by the international global bond; and

•	increase the amount of bonds registered in the name of Cede & Co. and evidenced by the DTC global bond.

So long as the international global bond is held on behalf of Euroclear and Clearstream or on behalf of any other clearing system, referred to as an alternative clearing system, notices to holders of bonds represented by a beneficial interest in the international global bond may be given by delivery of the relevant notice to Euroclear, Clearstream or the alternative clearing system, as the case may be, and so long as the DTC global bond is held on behalf of DTC, or an alternative clearing system, notices to holders of bonds represented by a beneficial interest in the DTC global bond may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

TAXATION

Additional Japanese Taxation Considerations

Please consult your own tax advisor concerning the consequences of owning these bonds in your particular circumstances under the tax laws and regulations in Japan.

The statements below are based on current tax laws and regulations in Japan and current income tax treaties executed by Japan all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). Neither such statements nor any other statements in this document are to be regarded as advice on the tax position of any holder of the Debt Securities or any person purchasing, selling or otherwise dealing in the Debt Securities or any tax implication arising from the purchase, sale or other dealings in respect of the Debt Securities.

Debt Securities. This section applies only to Debt Securities other than those falling under (i) so-called “discounted bonds” as defined in Article 41-12-2, Paragraph (6) of the Act on Special Measures Concerning Taxation of Japan or (ii) so-called “taxable linked bonds” as defined in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan, i.e., bonds of which the amount of interest is to be calculated by reference to certain indexes (as prescribed by the Cabinet Order under Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan) relating to JBIC or a Specially-Related Party of JBIC (as defined below).

Representation by Investors upon Initial Distribution. By subscribing for the Debt Securities, an investor will be deemed to have represented that it is a beneficial owner that is, (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a Specially-Related Party of JBIC, or (ii) a Designated Financial Institution (as defined below) . Among other restrictions, the Debt Securities are not, as part of the distribution at any time, to be directly or indirectly offered or sold to, or for the benefit of, any person other than a beneficial owner that is described in (i) or (ii) above.

Interest Payments on Debt Securities and Redemption Gain

The following description of Japanese taxation (limited to national taxes) (subject to the relevant tax treaty between Japan and the relevant country) applies exclusively to (i) interest on the Debt Securities and (ii) the redemption gain (meaning any positive difference between the acquisition price of the interest-bearing Debt Securities of the holder and the issue price of such interest-bearing Debt Securities (the “Redemption Gain”)) and the issue differential (meaning any positive difference between the issue price of the interest-bearing Debt Securities and the amount which the holder receives upon redemption of such interest-bearing Debt Securities (the “Issue Differential”)), where such Debt Securities are issued outside Japan and payable outside Japan. In addition, the following description assumes that the Debt Securities will only be evidenced by Global Certificates, and no Debt Securities evidenced by Definitive Certificates that are independently traded are issued, in which case different tax consequences may apply. It is not intended to be exhaustive and prospective purchasers are recommended to consult their tax advisers as to their exact tax position.

Tax Withholding Rules for Non-resident Investors.

1.	Interest

If the recipient of interest on the Debt Securities or of the Redemption Gain is an individual non-resident of Japan or a non-Japanese corporation for Japanese tax purposes, as described below, the Japanese tax consequences on such individual non-resident of Japan or non-Japanese corporation are significantly different depending upon whether such individual non-resident of Japan or non-Japanese corporation is a Specially-Related Party of JBIC. Most importantly, if such individual non-resident of Japan or non-Japanese corporation is a Specially-Related Party of JBIC, income tax at the rate of 15.315% of the amount of such interest will be withheld by JBIC under Japanese tax law:

•	If the recipient of interest on any Debt Securities is:

•	an individual non-resident of Japan having no permanent establishment within Japan;

•	a non-Japanese corporation having no permanent establishment within Japan; or

•

an individual non-resident of Japan or non-Japanese corporation having a permanent establishment within Japan, but where the receipt of interest on the relevant Debt Securities is not attributable to such permanent establishment of such individual non-resident of Japan or non-Japanese corporation, then, no Japanese income tax or corporate tax is payable with respect to such interest whether by way of withholding or otherwise, if certain requirements are complied with. Such requirements include:

•

if the relevant Debt Securities are held through certain participants in an international clearing organization such as Euroclear Bank SA/NV, Clearstream Banking S.A. and The Depository Trust Company, or a certain financial intermediary prescribed by the Act on Special Measures Concerning Taxation of Japan and the relevant cabinet order thereunder (the Act on Special Measures Concerning Taxation of Japan, cabinet order thereunder and the related ministerial regulation are called the “Act”) (each, a “Participant”), the requirement that such recipient provide, at the time of entrusting a Participant with the custody of the relevant Debt Securities, certain information prescribed by the Act to enable the Participant to establish that the recipient is exempt from the requirement for Japanese tax to be withheld or deducted (the “Interest Recipient Information”), and advise the Participant if such individual non-resident of Japan or non-Japanese corporation ceases to be so exempted (including the case where it becomes a Specially-Related Party of JBIC), and that JBIC prepare and file a certain confirmation prescribed by the Act (the “Interest Recipient Confirmation”) with the competent local tax office in a timely manner based upon the Interest Recipient Information communicated through the Participant and the relevant international clearing organization; and

•

if the relevant Debt Securities are not held by a Participant, the requirement that such recipient submit to the fiscal agent (or a separate paying agent, if one is appointed) a claim for exemption (hikazei tekiyo shinkokusho) (the “Claim for Exemption”), together with certain documentary evidence, and that JBIC file the Claim for Exemption so received with the competent local tax office in a timely manner.

Failure to comply with the requirements described above (including the case where the Interest Recipient Information is not duly communicated as required under the Act) will result in the withholding by JBIC of income tax at the rate of 15.315% of the amount of such interest.

•	If the recipient of interest on any Debt Securities is:

•	an individual non-resident of Japan having a permanent establishment within Japan; or

•	a non-Japanese corporation having a permanent establishment within Japan,

and the receipt of interest is attributable to such permanent establishment of such individual non-resident of Japan or non-Japanese corporation, then such interest will not be subject to the withholding by JBIC of income tax at the rate of 15.315% if the requirements concerning the Interest Recipient Information and the Interest Recipient Confirmation or the Claim for Exemption as set out above are complied with. Failure to do so will result in the withholding by JBIC of income tax at the rate of 15.315% of the amount of such interest. The amount of such interest will, however, be subject to regular income tax or corporate tax, as appropriate.

•

Notwithstanding the foregoing, if an individual non-resident of Japan or a non-Japanese corporation mentioned above is a person who has a special relationship with JBIC (that is, in general terms, a person who directly or indirectly controls or is directly or indirectly controlled by, or is under direct or indirect common control with, JBIC) within the meaning prescribed by the Cabinet Order under Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan (such person is referred to in this section as a “Specially-Related Party of JBIC”) as of the beginning of the fiscal year of JBIC in which the relevant Interest Payment Date falls, the exemption from Japanese withholding tax on interest mentioned above will not apply, and income tax at the rate of 15.315% of the amount of such interest will be withheld by JBIC. If such individual non-resident of Japan or a non-Japanese corporation has a permanent establishment within Japan, regular income tax or corporate tax, as appropriate, collected otherwise than by way of withholding, could apply to such interest under Japanese tax law.

If an individual non-resident of Japan or a non-Japanese corporation (regardless of whether it is a Specially-Related Party of JBIC) is subject to Japanese withholding tax with respect to interest on the Debt Securities under Japanese tax law, a reduced rate of withholding tax or exemption from such withholding tax may be available under the relevant income tax treaty between Japan and the country of tax residence of such individual non-resident of Japan or non-Japanese corporation. As of the date of this Supplement, Japan has income tax treaties, conventions or agreements whereby the above-mentioned withholding tax rate is reduced, generally to 10% with, inter alia, Australia, Canada, Finland, France, Hong Kong, Ireland, Italy, Luxembourg, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain (for interest due and payable on or before December 31, 2021) and Switzerland. Under the tax treaties between Japan and the United States, the United Kingdom, Denmark, Germany, Austria, Belgium or Sweden, interest paid to qualified United States, United Kingdom, Danish, German, Austrian, Belgian or Swedish residents is generally exempt from Japanese withholding tax (for Belgium, only for a Belgian enterprise). Japan has also signed an amendment to the existing tax treaty with Spain generally exempting interest from Japanese withholding tax and the amendment will apply to interest due and payable on or after January 1, 2022. Under the current income tax treaties between Japan and France, Australia, the Netherlands, New Zealand or Switzerland, certain limited categories of qualified French, Australian, Dutch, New Zealand or Swiss residents receiving interest on the Notes may, subject to compliance with certain procedural requirements under Japanese law, be fully exempt from Japanese withholding tax on payments of interest on the Notes (provided that no exemption will apply to pension funds in the case of Australia and New Zealand). In order to enjoy such reduced rate of, or exemption from, Japanese withholding tax under any applicable income tax treaty, individual non-residents of Japan or non-Japanese corporations that are entitled under any applicable income tax treaty to a reduced rate of Japanese withholding tax or exemption from Japanese withholding tax on payment of interest by JBIC are required to submit an “Application Form for Income Tax Convention regarding Relief from Japanese Income Tax and Special Income Tax for Reconstruction on Interest” and any other required forms and documents in advance through JBIC to the relevant tax authority before payment of interest.

Under the Act, (a) if an individual non-resident of Japan or a non-Japanese corporation that is a beneficial owner of the Debt Securities becomes a Specially-Related Party of JBIC, or an individual non-resident of Japan or a non-Japanese corporation that is a Specially-Related Party of JBIC becomes a beneficial owner of the Debt Securities, and (b) if such Debt Securities are held through a Participant, then such individual non-resident of Japan or non-Japanese corporation would be obligated to notify the Participant of such change in status by the immediately following Interest Payment Date of the Debt Securities. As described above, as the status of such individual non-resident of Japan or non-Japanese corporation as a Specially-Related Party of JBIC for Japanese withholding tax purposes is determined based on the status as of the beginning of the fiscal year of JBIC in which the relevant Interest Payment Date falls, such individual non-resident of Japan or non-Japanese corporation should, by such notification, identify and advise the Participant of the specific Interest Payment Date on which Japanese withholding tax starts to apply with respect to such individual non-resident of Japan or non-Japanese corporation as being a Specially-Related Party of JBIC.

2.	Redemption Gain and Issue Differential

•

If the recipient of the Redemption Gain and the Issue Differential is an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan or having a permanent establishment within Japan but where the receipt of such Redemption Gain and Issue Differential is not attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, no income tax or corporate tax is payable by way of withholding or otherwise with respect to such Redemption Gain and Issue Differential.

•

If the recipient of the Redemption Gain and the Issue Differential with respect to the Debt Securities is an individual non-resident of Japan or a non-Japanese corporation having a permanent establishment within Japan and the receipt of such Redemption Gain and Issue Differential is attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, such Redemption Gain and Issue Differential will not be subject to any withholding tax but will be subject to regular income tax or corporate tax, as appropriate.

•

Notwithstanding paragraphs above, if an individual non-resident of Japan or a non-Japanese corporation mentioned above is a Specially-Related Party of JBIC as of the beginning of the fiscal year of JBIC in which such individual non-resident of Japan or non-Japanese corporation acquired such Debt Securities, the Redemption Gain and the Issue Differential will not be subject to withholding tax but the Redemption Gain will be subject to regular income tax or corporate tax, as appropriate, under Japanese tax law, regardless of whether such individual non-resident of Japan or non-Japanese corporation has a permanent establishment within Japan; provided that an exemption may be available under the relevant income tax treaty.

Tax Withholding Rules for Resident Investors.

1.	Interest

If the recipient of interest on the Debt Securities is an individual resident of Japan or a Japanese corporation for Japanese tax purposes, as described below, regardless of whether such recipient is a Specially-Related Party of JBIC, in addition to any applicable local tax, income tax will be withheld at the rate of 15.315% of the amount of such interest, if such interest is paid to an individual resident of Japan or a Japanese corporation (except for (i) a Designated Financial Institution (as defined below) which complies with the requirement for tax exemption under Article 6, Paragraph (9) of the Act on Special Measures Concerning Taxation of Japan, or (ii) a Public Corporation, etc. (as defined below) or a Specified Financial Institution (as defined below) to which such interest is paid through the Japanese Custodian (as defined below) in compliance with the requirement for tax exemption under Article 3-3, Paragraph (6) of the Act on Special Measures Concerning Taxation of Japan, as amended.):

In addition to the withholding tax consequences upon resident investors as explained in this section, resident investors should consult their own tax advisors regarding income tax or corporate tax consequences otherwise than by way of withholding, bearing in mind, especially for individual residents of Japan, the change to the taxation regime of bonds which took effect on January 1, 2016.

•

If the recipient of interest on any Debt Securities is an individual resident of Japan or a Japanese corporation other than any of the following institutions that complies with the requirement described below:

•	Japanese banks;

•	Japanese insurance companies;

•	Japanese “financial instruments business operators” (as such term is defined by the Financial Instruments and Exchange Act of Japan);

•

other Japanese financial institutions that fall under certain categories prescribed by the relevant cabinet order under Article 3-3, Paragraph (6) of the Act on Special Measures Concerning Taxation of Japan (such institutions, together with Japanese banks, insurance companies and financial instruments business operators, are called “Specified Financial Institutions”); or

•	Japanese public corporations or Japanese public-interest corporations designated by the relevant law (Koukyo hojin tou) (“Public Corporations, etc.”),

and such recipient receives payment of interest through certain payment handling agents in Japan (“Japanese Payment Handling Agents”), such agents will withhold income tax at the rate of 15.315% of the amount of such interest. As JBIC is not in a position to know in advance the recipient’s status, the recipient of interest falling under this category should inform JBIC through the paying agent of its status in a timely manner. Failure to do so may result in double withholding.

•	If the recipient of interest on any Debt Securities is:

•

a Public Corporation, etc. that keeps such Debt Securities deposited with, and receives the interest on such Debt Securities through, a Japanese Payment Handling Agent with custody of the Debt Securities (the “Japanese Custodian”); or

•	a Specified Financial Institution that keeps such Debt Securities deposited with, and receives the interest on such Debt Securities through, the Japanese Custodian,

and such recipient submits through such Japanese Custodian, to the competent tax authority, the report prescribed by the Act, no withholding tax is levied on such interest. However, since JBIC is not in a position to know in advance the recipient’s tax exemption status, the recipient of interest falling under this category should inform JBIC through the paying agent of its status in a timely manner. Failure to so notify JBIC may result in the withholding by JBIC of a 15.315% income tax.

•

If the recipient of interest on any Debt Securities is an individual resident of Japan or a Japanese corporation (except for a Designated Financial Institution which complies with the requirements described below), and receives interest not through a Japanese Payment Handling Agent, income tax at the rate of 15.315% of the amount of such interest will be withheld by JBIC.

•	If the recipient of interest on any Debt Securities is:

•	a Japanese bank;

•	a Japanese insurance company;

•	a Japanese financial instruments business operator; or

•

other Japanese financial institution falling under certain categories prescribed by the relevant cabinet order under Article 6, Paragraph (9) of the Act on Special Measures Concerning Taxation of Japan (each, a “Designated Financial Institution”), and such recipient receives interest on the bonds not through a Japanese Payment Handling Agent and the requirements concerning the Interest Recipient Information and the Interest Recipient Confirmation or the Claim for Exemption as referred to above are complied with, no withholding tax will be imposed.

2.	Redemption Gain and Issue Differential

•

If the recipient of the Redemption Gain and the Issue Differential is an individual resident of Japan or a Japanese corporation, such Redemption Gain and Issue Differential will not be subject to any withholding tax.

Special Additional Tax for Reconstruction from the Great East Japan Earthquake. Due to the imposition of a special additional withholding tax of 0.315% (or 2.1% of 15%) to secure funds for reconstruction from the Great East Japan Earthquake, the withholding tax rate has been effectively increased from 15% to 15.315% during the period beginning on January 1, 2013 and ending on December 31, 2037. On or after January 1, 2038, all references to the tax rate of 15.315% in the foregoing descriptions will read 15%. There is also certain special additional tax imposed upon regular income tax for a certain period.

Capital Gains, Inheritance Tax and Gift Tax. Gains derived from the sale outside Japan of Debt Securities by an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment in Japan are generally not subject to Japanese income or corporate tax. An individual, regardless of his or her residency, who has acquired Debt Securities as legatee, heir or donee from another individual may be required to pay Japanese inheritance tax or gift tax at progressive rates.

Additional United States Taxation Considerations

This section supersedes the description in the SEC Base Prospectus under “Description of the Debt Securities and Guarantee – United States Taxation” of the United States federal income tax consequences of owning the bonds we are offering.

The following is a general discussion of U.S. federal income tax considerations of the purchase, ownership and disposition of the Debt Securities by an initial U.S. holder (as defined below) of the Debt Securities that acquires the Debt Securities pursuant to this offering at the initial sale price and holds the Debt Securities as capital assets for U.S. federal income tax purposes. This discussion is based upon the Code, the Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions and current administrative rulings and practice, all as in effect and available at the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of U.S. federal income taxation that may be applicable to U.S. holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income tax law, such as brokers, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, cooperatives, traders in securities or currencies who elect to apply a mark-to-market method of accounting, tax-exempt entities or qualified retirement plans, persons that are (or hold their Debt Securities through) partnerships or other pass-through entities, persons subject to special tax accounting rules, certain U.S. expatriates, persons who acquire the Debt Securities in connection with employment or other performance of services, persons deemed to sell the Debt Securities under the constructive sale provisions of the Code and persons that hold the Debt Securities as part of a straddle, hedge, conversion transaction or other integrated transaction. Furthermore, this discussion does not address the consequences of the alternative minimum tax, of the Medicare contribution tax on net investment income, or of any state, local, foreign, or non-U.S. income tax (such as the U.S. federal gift or estate tax). This discussion also does not address tax considerations for U.S. holders whose “functional currency” is not the U.S. dollar. This discussion is not intended to constitute a complete analysis of all tax considerations of the purchase, ownership and disposition of the Debt Securities. No assurance can be given that the Internal Revenue Service (“IRS”) would not assert, or that a court would not sustain, a position contrary to any of those set forth below. Holders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences to them in their particular circumstances.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of a Debt Security that, for U.S. federal income tax purposes, is (i) a citizen or individual resident of the United States; (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized under the laws of the United States, any state or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (A) a court within the United States is able to exercise primary control over its administration and one or more U.S. persons, within the meaning of Section 7701(a)(30) of the Code, have the authority to control all substantial decisions of such trust; or (B) the trust has made a valid election under the applicable Treasury Regulations to be treated as a U.S. person.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSIDERATIONS TO IT OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEBT SECURITIES IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Payments of Interest

Interest on the Debt Securities (and any additional amounts) will generally be taxable to a U.S. holder as ordinary interest income at the time it is paid or accrued in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.

Disposition of the Debt Securities

Upon the sale, exchange, retirement at maturity, redemption or other taxable disposition of a Debt Security (collectively, a “Disposition”), a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized by such U.S. holder (except to the extent such amount is attributable to accrued but unpaid interest, which will be treated as ordinary interest income if such interest has not been previously included in income) and such U.S. holder’s adjusted tax basis in the Debt Securities. The adjusted tax basis of a Debt Security to a U.S. holder will generally be the cost of such Debt Security (decreased by any payments other than stated interest received on the Debt Security).

Any capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the Debt Securities exceeds one year on the date of Disposition. Long-term capital gains recognized by individuals and certain other non-corporate U.S. holders are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement which we entered into on ●, 2021 (New York City time)/●, 2021 (Tokyo time), we have agreed to sell to each of the underwriters named below, and each of the underwriters, for whom Citigroup Global Markets Limited, Daiwa Capital Markets Europe Limited, Goldman Sachs International and Nomura International plc are acting as representatives, has severally agreed to purchase, the principal amount of bonds set forth opposite its name below:

Underwriter	Principal Amount of ●-year bonds	Principal Amount of ●-year bonds
Citigroup Global Markets Limited	$●	$	●
Daiwa Capital Markets Europe Limited	●		●
Goldman Sachs International	●		●
Nomura International plc	●		●

Total	$●	$	●

The underwriters are obligated to purchase all of the bonds if they purchase any of the bonds.

The underwriters are offering the bonds, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the bonds, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters propose to offer the bonds directly to the public at the price set forth on the cover page of this Supplement. After the bonds are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives.

We are offering the bonds for sale only in those jurisdictions in the United States, Europe and Asia other than Japan (subject to certain exceptions) where it is legal to make such offers.

Certain of the underwriters have agreed to act through their respective U.S. affiliate or other U.S. broker-dealer when offering the bonds for sale in the United States.

The bonds have not been and will not be registered under the Financial Instruments and Exchange Act of Japan and are subject to the Act on Special Measures Concerning Taxation of Japan. Each underwriter has represented and agreed that, (I) it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any bonds in Japan, or to any person resident in Japan for Japanese securities law purposes (including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any person resident in Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act of Japan and any other applicable laws, regulations and ministerial guidelines of Japan; and, (II) it has not, directly or indirectly, offered or sold, and will not, as part of its distribution under the underwriting agreement at any time, offer or sell any of the bonds to, or for the benefit of, any person other than a beneficial owner that is, (i) for Japanese tax purposes, neither (a) an individual resident of Japan or a Japanese corporation, nor (b) an individual non-resident of Japan or a non-Japanese corporation that in either case is a Specially-Related Party of JBIC as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan or (ii) a Japanese financial institution, designated in Article 6, Paragraph (9) of the Act on Special Measures Concerning Taxation of Japan.

Each of the underwriters has represented and agreed that the bonds subscribed by it will be subscribed by it as principal.

Each of the underwriters has agreed that it will not offer, sell or deliver any of the bonds, directly or indirectly, or distribute this Supplement or the SEC Base Prospectus or any other offering material relating to the bonds, in or from any jurisdiction outside the United States except under the circumstances that will to the best knowledge and belief of such underwriter result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on JBIC or Japan except as set forth in the underwriting agreement.

Each underwriter has represented, warranted and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any bonds in circumstances in which section 21(1) of the FSMA does not apply to JBIC or Japan; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the bonds in, from or otherwise involving the United Kingdom.

The bonds may not be offered, sold or otherwise made available to and, will not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of the IDD, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by the PRIIPs Regulation for offering or selling the bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

The bonds may not be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the IDD, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by the UK PRIIPs Regulation for offering or selling the bonds or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the bonds or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

The bonds are a new issue of securities with no established trading market. We have been advised by the representatives of the underwriters that the representatives intend to make a market in the bonds but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the bonds. If an active public trading market for the bonds does not develop, the market price and liquidity of the bonds may be adversely affected.

In connection with the offering, the ●-year Stabilizing Manager may purchase the ●-year bonds in the open market and the ●-year Stabilizing Manager may purchase the ●-year bonds in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the Stabilizing Managers of a greater principal amount of bonds than it is required to purchase in the offering. The Stabilizing Managers may close out any short position by purchasing bonds in the open market. A short position is more likely to be created if the Stabilizing Managers are concerned that there may be downward pressure on the price of the bonds in the open market prior to the completion of the offering. The Stabilizing Managers may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the Stabilizing Managers have repurchased bonds sold by or for the account of such underwriter in stabilizing or short covering transactions. Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of the bonds. Additionally, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the bonds. As a result, the price of the bonds may be higher than the price that might otherwise exist in the open market. These transactions may be effected in the over-the-counter market or otherwise.

Our expenses, other than underwriting discounts and commissions, in connection with this offering are estimated to be approximately $●, which include our reimbursement of certain of the underwriters’ expenses in connection with this offering, which are estimated to be approximately $●.

We and Japan have agreed severally to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of certain liabilities.

Certain of the underwriters from time to time have performed various investment and commercial banking services for us in the ordinary course of their business. We may engage in a hedging transaction directly or indirectly with one or more of the representatives in connection with the bonds offered hereby.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If the underwriters or their affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the bonds offered hereby. Any such short positions could adversely affect future trading prices of the bonds offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Delivery of the bonds will be made on or about ●, 2021, which is the ●th business day following the date of this Supplement (this settlement cycle being referred to as (“T+●”)). Under Rule 15c6-1 of the Commission under the Exchange Act, trades in the secondary market generally are required to settle in two (2) business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade bonds prior to the settlement date may be required, by virtue of the fact that the bonds initially will settle in T+●, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

VALIDITY OF SECURITIES

The validity of the bonds and of the guarantee is being passed upon on behalf of us and Japan by Nagashima, Ohno & Tsunematsu as to Japanese law. The validity of the bonds and of the guarantee is being passed upon on behalf of the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP as to New York law.

AUTHORIZED AGENTS IN THE UNITED STATES

As of the date of this Supplement, our authorized agent in the United States, for the purpose of the Securities Act, is MASUDA Yusuke whose address is: Representative Office in New York (Regional Headquarters for the Americas), Japan Bank for International Cooperation, 712 Fifth Avenue, 26th Floor, New York, New York 10019. The authorized agents for Japan are YOSHIDA Takeshi located at: Ministry of Finance, Consulate General of Japan in New York, 299 Park Avenue, 18th Floor, New York, NY 10171 and YAMAMOTO Yosuke located at: Embassy of Japan, 2520 Massachusetts Avenue, N.W., Washington D.C. 20008.

GENERAL INFORMATION

Application has been made for the bonds to be listed on the official list of the Luxembourg Stock Exchange and to be traded on the Euro MTF Market.

We expect, but are not obligated to holders of the bonds, to maintain listing of the bonds on the official list of the Luxembourg Stock Exchange and admission of the bonds to trading on the Euro MTF Market. Changed circumstances, including changes in listing requirements, could result in suspension or removal of the listing of the bonds on the Euro MTF Market, or cause us to conclude that continued listing of the bonds on the Euro MTF Market is impossible, impracticable or unduly burdensome, in which case, we may take steps to procure the delisting of the bonds from the official list of the Luxembourg Stock Exchange and withdrawal of admission to the Euro MTF Market. In such event, we may, but are not required to, seek an alternative admission to listing, trading and/or quotation for the bonds by another listing authority, exchange and/or system within or outside the European Union, as we may decide. An alternative admission may not be available to us or may, in our opinion, be unduly burdensome.

Notice of any delisting and/or alternative listing will be given as described in “Description of the Bonds and Guarantee—Notices”, and a copy of the notice will be provided to the Luxembourg Stock Exchange. Although there is no assurance as to the liquidity of the bonds on the Luxembourg Stock Exchange, delisting of the bonds may have a material effect on the ability of a bondholder to continue to hold the bonds and/or to resell the bonds held by it in the secondary market.

Except as disclosed in “Summary Financial Information” on pages 77 to 80 of the SEC Base Prospectus, there has been no significant change in our financial position since March 31, 2020, the date of the most recent published English language financial statements of Japan Bank for International Cooperation.

Except as disclosed in “Recent Developments” on pages S-14 to S-43 of this Supplement, there has been no significant change in Japan’s public finance and trade data since March 31, 2020.

On ●, 2021 (Tokyo time), the Minister of Finance of Japan or the Minister of Finance ad interim is expected to provide consent to give Japan’s guarantee with respect to the bonds, upon our application dated ●, 2021. The bonds are issued pursuant to a decision of the Board of Directors of JBIC on March 23, 2021.

The bonds have been accepted for clearance through DTC, Euroclear and Clearstream ((i) for the ●-year bonds, Common Code for international global bond: ●; Common Code for DTC global bond: ●; CUSIP: ●; ISIN for international global bond: ●; ISIN for DTC global bond: ●, and (ii) for the ●-year bonds, Common Code for international global bond: ●; Common Code for DTC global bond: ●; CUSIP: ●; ISIN for international global bond: ●; ISIN for DTC global bond: ●). The address of DTC is 55 Water Street, New York, N.Y., 10041. The address of Euroclear is 1 Boulevard du Roi Albert II, B-1210 Brussels, Belgium. The address of Clearstream is 42 Avenue JF Kennedy, L-1855 Luxembourg.

We are not and have not been involved in any governmental, legal, or arbitration proceedings (including any such proceedings which are pending or threatened, of which we are aware) during the 12 months preceding the date of this Supplement which may have, or have had in the recent past, significant effects on JBIC’s financial position.

Japan is not and has not been involved in any governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which Japan is aware) during the 12 months preceding the date of this Supplement which may have, or have had in the recent past, significant effects on Japan’s financial position.

The contact address and telephone number for JBIC for the purposes of this Supplement is Capital Markets and Funding Division, Treasury Department, Treasury and Systems Group, JBIC, 4-1, Otemachi 1-chome, Chiyoda-ku, Tokyo 100-8144, Japan, telephone: 81-3-5218-3304.

The contact address and telephone number for Japan for the purposes of this Supplement is Market Finance Division, Financial Bureau, Ministry of Finance, 3-1-1 Kasumigaseki, Chiyoda-ku, Tokyo 100-8940, Japan, telephone: 81-3-3581-4111.

The Commission maintains an Internet site (http://www.sec.gov) that contains reports and other information regarding issuers that file electronically with the Commission. Our Internet site is http://www.jbic.go.jp. The information on the website is not incorporated by reference into this Supplement or the SEC Base Prospectus.

The names of JBIC’s directors and corporate auditors are as follows:

Governor
MAEDA Tadashi

Deputy Governor
HAYASHI Nobumitsu

Executive Managing Director
AMAKAWA Kazuhiko

Senior Managing Directors
OYA Toshio TANAKA Kazuhiko
KUROISHI Kuninori

Managing Directors
KOIZUMI Shinichi
KAWAMURA Yoshinori

Corporate Auditors
SUMIYA Koji
TSUCHIYA Mitsuaki
TAMAI Yuko

All of the officers are engaged by JBIC on a full-time basis except KOIZUMI Shinichi, KAWAMURA Yoshinori, TSUCHIYA Mitsuaki and TAMAI Yuko.

Where information in this Supplement has been sourced from third parties, this information has been accurately reproduced and as far as we are aware and able to ascertain from information published by such third parties, no facts have been omitted which would render the reproduced information inaccurate or misleading. The source of third party information is identified where used. We take responsibility for the correct reproduction and extraction of such third party information.

So long as the bonds are listed on the official list of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF Market and the rules of the Luxembourg Stock Exchange shall so require, copies of the following documents will be available in hard copy form on any weekday, Saturdays and public holidays excepted, during normal business hours, and you may obtain copies of the annual reports and audited financial statements referred to in (ii) and (v) below, at the office of the paying agent in London:

(i)	a direct and accurate English translation of the JBIC Act (in case of inaccuracies the Japanese language version prevails);

(ii)

a copy of this Supplement and the SEC Base Prospectus (and all documents incorporated herein by reference, including the JBIC 18-K 2020 containing, as exhibits, the audited financial statements of JBIC for the fiscal years ended March 31, 2019 and 2020);

(iii)	the fiscal agency agreement (or, pending execution of the fiscal agency agreement, a draft subject to modification);

(iv)	the executed guarantee; and

(v)	the Japan 18-K 2020 containing Japan’s financial information for the fiscal years ended March 31, 2019 and 2020 and Japan’s Budget for the fiscal year ending March 31, 2021.

In addition, the LSE Approved Prospectus is also available for viewing at the website of the Luxembourg Stock Exchange (www.bourse.lu).

Copies of the final form of the fiscal agency agreement and the guarantee will be available, so long as any bonds are outstanding, for inspection at the specified offices of the fiscal agent in London.

The bonds will bear the following legends:

Interest payments on this security will generally be subject to Japanese withholding tax unless it is established that the security is held by or for the account of a beneficial owner that is (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with JBIC as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan (a “Specially-Related Party of JBIC”), (ii) a designated Japanese financial institution described in Article 6, Paragraph (9) of the Act on Special Measures Concerning Taxation of Japan which complies with the requirement for tax exemption under that paragraph, or (iii) a Japanese public corporation, a Japanese financial institution or a Japanese financial instruments business operator, etc. described in Article 3-3, Paragraph (6) of the Act on Special Measures Concerning Taxation of Japan which complies with the requirement for tax exemption under that paragraph.

Interest payments on this security to an individual resident of Japan, to a Japanese corporation (except as described in the preceding paragraph), or to an individual non-resident of Japan or a non-Japanese corporation that in either case is a Specially-Related Party of JBIC will be subject to deduction in respect of Japanese income tax at a rate of currently 15.315 per centum (15 per centum on or after January 1, 2038) of the amount of such interest.

P R O S P E C T U S

Japan Bank for International Cooperation

(Issuer)

Japan

(Guarantor)

$16,000,000,000

Debt Securities

Japan Bank for International Cooperation (“JBIC”) may offer any combination of debt securities from time to time in one or more offerings. JBIC will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to make offers or sales of securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 5, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that JBIC and Japan filed with the Securities and Exchange Commission (the “Commission”) under a “shelf” registration process. Under this shelf process, JBIC may, from time to time, sell debt securities (“Debt Securities”) described in this prospectus in one or more offerings up to a total dollar amount of $16,000,000,000. This prospectus provides you with a general description of the Debt Securities JBIC may offer. Each time JBIC sells securities under this shelf process, JBIC will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest, you should read both this prospectus and the relevant prospectus supplement together with additional information under the heading “Where You Can Find More Information”.

Issuance of any guarantee by Japan of any Debt Securities will be subject to limits imposed by annual budgetary authorizations set by the Japanese Diet. In addition, each particular issue of Debt Securities will require authorization by Japan of any guarantee of such Debt Securities on a case-by-case basis.

None of JBIC, Japan or the underwriters of the Debt Securities to which any particular prospectus supplement relates has authorized any dealer, salesman or other person to give any information or to make any representation not contained in this prospectus or such a prospectus supplement. If any such dealer, salesman or other person has given or made such information or representation, you must not rely upon such information or representation as having been authorized by JBIC, Japan or such underwriters. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Debt Securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

ii

WHERE YOU CAN FIND MORE INFORMATION

JBIC and Japan file and have filed annual reports, amendments to annual reports and other information with the Commission. These reports and amendments include certain financial, statistical and other information about JBIC and Japan, and may be accompanied by exhibits. The Commission maintains an Internet site (www.sec.gov) that contains reports and other information regarding issuers that file electronically with the Commission.

The Commission allows JBIC and Japan to “incorporate by reference” the information JBIC and Japan file and have filed with the Commission, which means that JBIC and Japan can disclose important information to you by referring you to those documents. Information that is incorporated by reference is an important part of this prospectus. JBIC and Japan incorporate by reference the documents listed below and any future filings made with the Commission to the extent such filings indicate that they are intended to be incorporated by reference:

•	JBIC’s Annual Report on Form 18-K (File No. 333-182490) for the year ended March 31, 2020, filed on September 8, 2020, and the amendment thereto filed on September 11, 2020; and

•	Japan’s Annual Report on Form 18-K (File No. 033-23423-01) for the year ended March 31, 2020, filed on August 6, 2020.

Each time JBIC or Japan files a document with the Commission that is incorporated by reference, the information in that document automatically updates the information contained in previously filed documents.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. JBIC and Japan have not authorized anyone else to provide you with different or additional information. JBIC and Japan are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the dates set forth on the respective cover pages of these documents.

You may request a copy of the annual reports, amendments to annual reports and other information mentioned above by writing or calling JBIC. Written requests for such documents should be directed to Capital Markets and Funding Division, Treasury Department, Treasury and Systems Group, JBIC, 4-1, Otemachi 1-chome, Chiyoda-ku, Tokyo 100-8144, Japan. JBIC’s telephone number is 81-3-5218-3304. The Internet site of JBIC is http://www.jbic.go.jp/en. The information on the website is not incorporated by reference into this prospectus.

In this document all amounts are expressed in Japanese Yen (“¥” or “yen”), except as otherwise specified. The spot buying rate quoted on the Tokyo Foreign Exchange Market on December 23, 2020 as reported by the Bank of Japan at 5:00 p.m., Tokyo time, was ¥103.36 = $1.00, and the noon buying rate on December 18, 2020 for cable transfers in New York City payable in yen, as reported by the Federal Reserve Bank of New York, was ¥103.35 = $1.00.

References herein to Japanese fiscal years (“JFYs”) are to 12-month periods commencing in each case on April 1 of the year indicated and ending on March 31 of the following year.

References herein to the “JBIC Group” are to JBIC and its subsidiaries. As of March 31, 2020, JBIC had two subsidiaries, JBIC IG Partners and Russia-Japan Investment Fund, L.P.

JAPAN BANK FOR INTERNATIONAL COOPERATION

The following information updates information in JBIC’s annual report on Form 18-K. The following section has been updated to reflect current information and has not been revised in its entirety. In the following section, information pertaining to previous years is provided solely for your convenience.

JBIC is a joint stock corporation organized under the laws of Japan and established on April 1, 2012. The Japan Bank for International Cooperation Act (the “JBIC Act”) was passed into law on April 28, 2011 to spin off the Japan Bank for International Cooperation Operations (“JBIC Operations”), together with the Financial Operations for Facilitating Realignment of United States Forces in Japan, from the domestic financial operations of JBIC’s predecessor, Japan Finance Corporation (the “Predecessor”). Pursuant to the JBIC Act, on April 1, 2012, all of the assets and liabilities relating to the JBIC Operations and the Financial Operations for Facilitating Realignment of United States Forces in Japan were assumed by JBIC. The Financial Operations for Facilitating Realignment of United States Forces in Japan were discontinued at the end of September 2012.

As part of the Japanese government’s “Partnership for Quality Infrastructure” initiative in May 2015, the Act for Partial Amendment of the Japan Bank for International Cooperation Act (the “Act for Partial Amendment of the JBIC Act”) was enacted on May 11, 2016 to further support the overseas business expansion of Japanese companies by strengthening JBIC’s functions. Consequently, in October 2016, a new account for financing overseas infrastructure projects (“Special Operations”) was established separately from the account for JBIC’s existing operations (“Ordinary Operations”).

Purpose and Authority

Under the JBIC Act, the purposes and operations of JBIC remain substantially unchanged from the former purposes and operations of JBIC Operations, but includes the Special Operation newly added in accordance with the Act for Partial Amendment of the JBIC Act which was approved and enacted in May 2016 and certain new guarantee and securitization operations that are extensions of the JBIC Operations, as described below under the caption “Operations”.

Government Control and Supervision

Under the JBIC Act, JBIC’s shares are wholly owned by the Japanese government, and JBIC is under the Japanese government’s control. JBIC’s operations, including appointment of directors, business plans and issuance of new debt securities, are supervised by the Minister of Finance. JBIC’s budgets are subject to approval of the Japanese Diet, and the annual financial statements of JBIC are required to be submitted to the Diet.

Operations

Ordinary Operations

Pursuant to the JBIC Act, JBIC conducts the JBIC Operations to fulfill the following four missions in order to contribute to the sound development of Japan and the international economy and society: (a) promoting the overseas development and securement of resources which are important for Japan, (b) maintaining and improving the international competitiveness of Japanese industries, (c) promoting the overseas businesses having the purpose of preserving the global environment, such as preventing global warming, and (d) preventing disruptions to international financial order or taking appropriate measures with respect to damages caused by such disruption.

In order to execute the above missions, JBIC conducts the following seven principal operations by way of financing instruments such as loans, guarantees, acquisition and securitization of public/corporate bonds, assignment and securitization of loan assets and equity participations.

•	Export Loans. For the purpose of promoting exports of Japanese plants and for the purpose of securing equally competitive conditions in terms of financing when Japanese exporters compete with other developed countries, export finance provides loans and guarantees of funds to importers and financial institutions to support exports of plants and technologies by Japanese companies mostly to developing countries. In particular, products such as power generation facilities, communication equipment, and marine vessels.

•

Import Loans.    For the purpose of securing a stable supply of resources for Japan, import finance provides loans and guarantees of funds to support imports of oil, LNG, iron ore, other rare minerals and other strategically important materials to Japan. Apart from natural resources, the guarantee facility supports imports of goods and services for which there are crucial domestic needs for the sound development of the Japanese economy, such as aircrafts.

•

Overseas Investment Loans.    For the purpose of promoting Japan’s overseas business activities, overseas investment finance provides loans and guarantees of long-term business funds to support foreign direct investments undertaken by Japanese companies, overseas Japanese affiliates and foreign governments or financial institutions that have equity participations in or provide loans to such overseas affiliates. The eligible purposes include local manufacturing, resource development and other business ventures.

•

Untied Loans.    Untied loans provide loans and guarantees of funds to support improvements in the overseas business environment or to stabilize their currencies to facilitate Japanese trade, investments and other overseas business activities by foreign governments and foreign government agencies. Untied loans also support projects that have a strong impact on preserving the environment.

•

Bridge Loans.    Bridge loans provide short-term financing for developing country governments facing balance-of-payments difficulties or other emergencies until international agencies can provide economic support funds.

•

Equity Participations.    Equity participations are equity investments in Japanese joint ventures conducting business overseas or overseas companies in which Japanese companies have invested for the purposes of a business tie-up, and equity investments in funds in which Japanese companies or international institutions participate.

•	Research and Studies. JBIC conducts research and studies to support its operations.

Special Operations

The JBIC Act (Act No. 39 of 2011), which regulates JBIC’s financial operations, was amended as of May 18, 2016 with the object, inter alia, of enhancing JBIC’s capacity to finance overseas infrastructure projects through the newly established “Special Operations.” The amendment came into force starting October 1, 2016, together with relevant implementing decrees. JBIC is thereafter required to maintain separate accounts for the Ordinary Operations and the Special Operations to ensure transparency of both operations. In line with the Japanese government’s initiative to promote development of quality infrastructure, the JBIC Group intends to leverage every tool at its disposal, including the Special Operations, to further mobilize the requisite funds to support private sector investment in infrastructure projects worldwide.

The Special Operations enable JBIC to finance overseas infrastructure projects with risks that JBIC is unable to assume under the Ordinary Operations. Under the Special Operations, JBIC considers projects that involve risks new to JBIC, to the extent that JBIC is in a good position to control or mitigate such risk throughout the tenor of the financing by way of close dialogue with the host-country government. As part of the due diligence for providing financing under the Special Operations, JBIC takes into account the credit policy of other financial institutions for comparable cases. JBIC also requires appropriate risk sharing among the parties involved and endeavors to mobilize adequate private funding to the relevant project.

Examples of projects under the Special Operations include finance for governments, government agencies or local governments with a risk profile that does not fall into the scope of the Ordinary Operations and finance for public-private partnerships with the principal cash-flow entailing the risk of fluctuations in demand.

Both the account for Ordinary Operations and the account for Special Operations are required to conduct sound and efficient operations based on the principle that expenditures should not exceed revenues (“sufficient revenues to cover expenditures”) according to the JBIC Act. The account for Ordinary Operations is additionally subject to the principle that repayment from the loans and the performance of the obligations under the guarantees should be ascertained (“certainty of repayment”).

Average Yield in the JBIC Operations

With respect to the account for Ordinary Operations, the average yield of loans made by JBIC was 3.04% as of March 31, 2020 and 1.96% as of September 30, 2020. With respect to the account for Special Operations, the average yield of loans made by JBIC was 5.03% as of March 31, 2020 and 5.14% as of September 30, 2020. The spread of each loan made by JBIC depends on the purpose of the loan, maturity date and the borrower.

As a general matter, JBIC currently makes loans at fixed or floating interest rates, based on the request of the borrower, regardless of the term of the loan.

Allowance for Loan Losses of the JBIC Operations

The JBIC Group provides an allowance for possible loan losses, pursuant to the relevant cabinet order and related regulations.

Allowance for loan losses is recognized in accordance with internally established standards.

The allowance for claims on debtors who are legally bankrupt (“bankrupt borrowers”) or substantially bankrupt (“substantially bankrupt borrowers”) is provided based on the outstanding balance after the write-offs described as below and the deductions of the amount expected to be collected through the disposal of collateral and the execution of guarantees. The allowance for claims on debtors who are not legally bankrupt but are likely to become bankrupt (“potentially bankrupt borrowers”) is provided based on an assessment of the overall solvency of the debtors after deducting the amount expected to be collected through the disposal of collateral and the execution of guarantees.

Of potentially bankrupt borrowers with restructured loans and others, (excluding foreign governments and other governmental entities) whose loan exceeds a threshold amount, if it is possible to reasonably estimate cash flows from the collection of principal and the receipt of interest, the allowance for claims on such debtors is provided based on an approach whereby the difference between the amount of cash flows discounted by the original contractual interest rates and the carrying amount of the claims is determined to be the allowance for loan losses (the “cash flow estimation approach”).

The allowance for claims on debtors other than bankrupt borrowers, substantially bankrupt borrowers and potentially bankrupt borrowers is provided primarily in consideration of the expected loss amount over the average remaining periods of loans, and the expected loss amount is calculated primarily based on the probability of default which is based on the actual bankruptcies during a certain period in the past. The allowance for possible losses on specific overseas loans is provided based on the expected loss amount taking into consideration the political and economic situations of these countries.

All claims are assessed initially by the operational departments and subsequently by risk evaluation departments based on internal rules for self-assessment of asset quality. The risk evaluation departments, which are independent from the operational departments, review these self-assessments, and the allowance is provided based on the results of the assessments.

With respect to claims with collateral or guarantees on debtors who are legally or substantially bankrupt, the residual book value of the claims, after deducting of the amount which is deemed collectible through the disposal of collateral or the execution of guarantees is written off. There were no accumulated write-offs as of September 30, 2020. (The accumulated write-offs as of March 31, 2020 amounted to ¥2,897 million ($27 million).)

The spread of COVID-19 has had an adverse effect on the governments and economies of the countries and regions in which JBIC has made loans, as well as individual borrowers thereof. Whether a borrower is categorized as substantially or potentially bankrupt is determined in consideration of the information currently available to JBIC.

According to world economic outlooks issued by certain international organizations, the spread of COVID-19 will continue to have an impact approximately over one year. Currently, however, the allowance for loan losses is provided based on the assumption that the level of the credit risk of outstanding loans and other investments will be the same as the historical level for the near future, and is calculated based on the items including the probability of default that is based on the actual number of bankruptcies during a certain period in the past.

As the future outlook is uncertain, the situation of COVID-19 or its economic impacts may differ significantly from the assumption above. In such a case, the allowance for loan losses may change going forward.

Recent Developments

Response to COVID-19 and Establishment of Growth Investment Facility

•

Appropriate monitoring of existing projects and debtors.    The increasing spread of respiratory disease, referred to as COVID-19, caused by a new strain of coronavirus (SARS-CoV-2), in the fourth quarter of the fiscal year ended March 31, 2020 caused changes in the economic environment and increased uncertainty, which in turn negatively affected debtors by worsening their economic situations, caused delays in projects and had other effects on JBIC’s operations. Taking into account the characteristics of JBIC’s loan portfolio, JBIC will appropriately monitor the business situation and its forecast of its ability to collect on its loans, including by using its credit concentration management and predictive management frameworks.

•

Supporting overseas activities of Japanese companies based on Japanese government economic policy.    On January 30, 2020, JBIC established its Growth Investment Facility, which was announced as part of the “Comprehensive Economic Measures to Create a Future with Security and Growth” approved by the cabinet on December 5, 2019. The Growth Investment Facility comprises two windows: (1) the Facility Window for the Development of Quality Infrastructure for Environmental Preservation and Sustainable Growth (“QI-ESG Window”) and (2) the Facility Window for Supporting Japanese Companies’ Overseas Business Expansion (“Overseas Business Expansion Window”). The Growth Investment Facility expands JBIC’s Global Facility to Promote Quality Infrastructure Investment for Environmental Preservation and Sustainable Growth (“QI-ESG”), which was launched in July 2018, to provide Japanese companies with support relating to overseas mergers and acquisitions as well as support for overseas expansion relating to restructuring of global value chains and the development of high-quality infrastructure. On April 30, 2020, as part of the emergency economic measures in response to the COVID-19 outbreak announced by the Prime Minister of Japan on April 20, 2020, JBIC expanded the operations of its Growth Investment Facility to permit financing to Japanese companies for eligible projects and investments in cases where the ability to obtain financing was affected by COVID-19 or where the project or investment is related to the prevention of COVID-19 or strengthening the response to infectious diseases in general including COVID-19. Eligible projects and investments under these newly expanded operations include overseas mergers and acquisitions, natural resources finance, restructuring of global value chains and projects and investments that contribute to the reduction of greenhouse gas emissions or protection of the environment.

On July 8, 2020, JBIC announced that, in accordance with the “Cabinet Order for Partial Revision to the Enforcement Order of the Japan Bank for International Cooperation Act” approved by the Cabinet Office on July 3, 2020, and public notices issued by the Ministry of Finance on July 8, 2020, JBIC will provide the financial support to the overseas business of Japanese companies affected by the COVID-19 pandemic under its Overseas Investment Loan framework, in the form of (1) loans and guarantees for business that Japanese companies, including mid-tier enterprises and small and medium-sized enterprises, are conducting in developed countries and (2) loans to domestic Japanese companies for their overseas business. This financing facility will be available provisionally until June 30, 2021.

•

Effect of COVID-19 on JBIC’s operations.    With respect to the effect of the COVID-19 pandemic on JBIC’s results of operations, including its ability to collect on its loans, the spread of COVID-19 has had an adverse effect on the governments and economies of the countries and regions in which JBIC has made loans, as well as individual borrowers thereof. Whether a borrower is categorized as substantially or potentially bankrupt is determined in consideration of the information currently available to JBIC. JBIC has, including in connection with the six months ended September 30, 2020, recorded what it believes is an appropriate amount as an allowance for loan losses.

Organizational Structure

Management

JBIC’s board of directors has the ultimate responsibility for the administration of its affairs. JBIC’s articles of incorporation provide for a board of directors of not more than eight directors and three corporate auditors. All directors and corporate auditors are elected by the Japanese government as JBIC’s sole shareholder at the shareholder’s general meetings, but the election of each director and corporate auditor is subject to approval of the Minister of Finance in accordance with the JBIC Act. The normal term of office for directors is two years, and the normal term of office for corporate auditors is four years, but directors and corporate auditors may serve any number of consecutive terms. The board of directors may elect from among its members a Governor, Deputy Governor, an Executive Managing Director, several Senior Managing Directors and several Managing Directors. The Governor acts as the chairperson at the shareholder’s general meeting. The board of directors may also elect one or more representative directors from among its members, but such election is subject to the approval of the Minister of Finance. Each of the Governor, Deputy Governor, Executive Managing Director and Senior Managing Directors shall represent JBIC in the conduct of its affairs, and in addition, several directors may be appointed to have the authority to represent JBIC in the conduct of its affairs.

The corporate auditors form the board of corporate auditors. The board of corporate auditors has a statutory duty to prepare and submit an audit report to the board of directors each year based on the audit reports issued by the individual corporate auditors in that year. A corporate auditor may note his or her opinion in the audit report issued by the board of corporate auditors if his or her opinion expressed in the individual audit report is different from the opinion expressed in the audit report issued by the board of corporate auditors. The board of corporate auditors is empowered to establish audit principles, the method of examination by the corporate auditors of JBIC’s affairs and financial position and any other matters relating to the performance of the corporate auditors’ duties.

JBIC is required to appoint, and has appointed, independent auditors, who have the statutory duties of examining the financial statements, prepared in accordance with Japanese GAAP, to be submitted to the shareholders by a representative director, and preparing their audit report thereon. JBIC has selected its independent auditors to audit the financial statements for the fiscal years ended March 31, 2019 and 2020.

JBIC’s current directors and corporate auditors as of June 22, 2020, are as follows:

Name	Title
MAEDA Tadashi	Governor

HAYASHI Nobumitsu	Deputy Governor

AMAKAWA Kazuhiko	Executive Managing Director

OYA Toshio	Senior Managing Director

TANAKA Kazuhiko	Senior Managing Director

KUROISHI Kuninori	Senior Managing Director

KOIZUMI Shinichi	Managing Director (Outside Director)

KAWAMURA Yoshinori	Managing Director (Outside Director)

SUMIYA Koji	Corporate Auditor (Full-Time Corporate Auditor)

TSUCHIYA Mitsuaki	Corporate Auditor (Outside Corporate Auditor)

TAMAI Yuko	Corporate Auditor (Outside Corporate Auditor)

Summary Financial Information

The tables below set forth the summary financial information of the JBIC Group, as of and for the fiscal years ended March 31, 2019 and 2020, prepared in accordance with Japanese GAAP, derived from the audited consolidated financial statements of JBIC for the fiscal years ended March 31, 2019 and 2020.

CONSOLIDATED BALANCE SHEETS

	March 31, 2019	March 31, 2020	March 31, 2020
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Assets:
Cash and due from banks	¥1,191,463	¥1,544,838	$14,195
Securities	367,026	358,748	3,296
Loans and bills discounted	13,576,561	13,133,980	120,683
Other assets	280,568	434,040	3,989
Property, plant and equipment	27,979	28,146	259
Buildings	2,781	3,051	28
Land	24,311	24,311	223
Construction in progress	79	0	0
Other	807	782	8
Intangible assets	6,710	5,227	48
Software	6,710	5,227	48
Customers’ liabilities for acceptances and guarantees	2,491,767	2,118,383	19,465
Allowance for loan losses	(293,126)	(285,855)	(2,627)

Total assets	¥17,648,951	¥17,337,510	$159,308

	March 31, 2019	March 31, 2020	March 31, 2020
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Liabilities:
Borrowed money	¥7,574,713	¥6,786,499	$62,359
Bonds payable	4,583,492	4,886,646	44,902
Other liabilities	304,718	424,572	3,901
Provision for bonuses	566	586	5
Provision for directors’ bonuses	9	10	0
Net defined benefit liability	6,988	6,715	62
Provision for directors’ retirement benefits	31	44	0
Acceptances and guarantees	2,491,767	2,118,383	19,465

Total liabilities	¥14,962,287	¥14,223,458	$130,694

Net Assets:
Capital Stock	¥1,785,300	¥1,883,800	$17,310
Retained earnings	905,474	995,688	9,149

Total shareholders’ equity	2,690,774	2,879,488	26,459

Valuation difference on available-for-sale securities	(557)	(3,486)	(31)
Deferred gains or losses on hedges	(11,048)	231,303	2,125
Foreign currency translation adjustment	7,260	6,475	59

Total accumulated other comprehensive income (loss)	(4,345)	234,291	2,153

Non-controlling interests	235	271	2

Total net assets	¥2,686,664	¥3,114,051	$28,614

Total liabilities and net assets	¥17,648,951	¥17,337,510	$159,308

CONSOLIDATED STATEMENTS OF OPERATIONS

	March 31, 2019	March 31, 2020	March 31, 2020
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Ordinary income	¥479,113	¥485,856	$4,464
Interest income	450,798	417,832	3,839
Interest on loans and discounts	435,549	399,375	3,670
Interest and dividends on securities	1,676	1,536	14
Interest on deposits with banks	13,538	16,860	155
Other interest income	34	60	0
Fees and commissions	23,030	25,595	235
Other ordinary income	272	—	—
Other income	5,012	42,428	390
Reversal of allowance for doubtful receivables	—	7,215	66
Recoveries of written-off claims	3,208	29,308	269
Other	1,804	5,905	55
Ordinary expenses	426,085	369,071	3,391
Interest expense	365,878	329,800	3,030
Interest on borrowed money and rediscounts	156,898	126,812	1,165
Interest on bonds	113,064	118,280	1,087
Interest on interest swaps	95,797	84,686	778
Other interest expense	118	19	0
Fees and commissions payments	2,993	3,253	30
Other ordinary expenses	2,638	8,924	82
General and administrative expenses	21,200	21,365	196
Other expenses	33,375	5,728	53
Provision of allowance for loan losses	19,561	—	—
Other	13,814	5,728	53

Ordinary profit	53,028	116,784	1,073

Extraordinary income	6	16	0
Gain on disposal of noncurrent assets	6	16	0
Extraordinary loss	—	0	0
Loss on disposal of noncurrent assets	—	0	0

Net income before income taxes	53,034	116,801	1,073

Income taxes—current	4	25	0

Total income taxes	4	25	0

Net income	¥53,030	¥116,775	$1,073

Net income (loss) attributable to non-controlling interests	7	35	0

Net income attributable to owner of parent	¥53,022	¥116,740	$1,073

The ordinary income for the fiscal year ended March 31, 2020 totaled ¥485,856 million, of which interest income amounted to ¥417,832 million.

The ordinary expenses for the fiscal year ended March 31, 2020 totaled ¥369,071 million. Interest expense, which amounted to ¥329,800 million and reflected interest expense for its borrowings, outstanding debt securities and interest swaps, accounted for the majority of these expenses.

For the fiscal year ended March 31, 2020, the JBIC Group recorded ordinary profit of ¥116,784 million and net income attributable to owner of parent of ¥116,740 million, and JBIC’s commitments, including guarantee, were ¥1,679.

The ordinary income for the fiscal year ended March 31, 2019 totaled ¥479,113 million. Interest income, which amounted to ¥450,798 million.

The ordinary expenses for the fiscal year ended March 31, 2019 totaled ¥426,085 million. Interest expense, which amounted to ¥365,878 million and reflected interest expense for its borrowings and outstanding debt securities, accounted for the majority of these expenses.

For the fiscal year ended March 31, 2019, the JBIC Group recorded ordinary profit of ¥53,028 million and net income attributable to owner of parent of ¥53,022 million, and JBIC’s commitments, including guarantee, were ¥1,717 billion.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	March 31, 2019	March 31, 2020	March 31, 2020
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Cash flows from operating activities
Net income before income taxes	¥53,034	¥116,801	$1,073
Depreciation and amortization	1,944	2,740	25
Losses (profits) of equity method investments	2,026	2,828	26
Increase (decrease) in allowance for loan losses	19,561	(7,270)	(67)
Increase (decrease) in provision for bonuses	20	20	0
Increase (decrease) in provision for directors’ bonuses	0	0	0
Increase (decrease) in net defined benefit liability	202	(273)	(3)
Increase (decrease) in provision for directors’ retirement benefits	5	13	0
Interest income	(450,798)	(417,832)	(3,839)
Interest expense	365,878	329,800	3,030
Loss (gain) related to securities	10,075	(5,639)	(52)
Foreign exchange losses (gains)	(1,223)	(1,589)	(15)
Loss (gain) on disposal of noncurrent assets	(6)	(16)	(0)
Net decrease (increase) in loans and bills discounted	(62,880)	442,581	4,067
Net increase (decrease) in borrowed money	(796,045)	(788,214)	(7,243)
Net decrease (increase) in deposits (excluding deposits paid to Bank of Japan)	64,667	(48,062)	(442)
Increase (decrease) in straight bonds-issuance and redemption	188,604	300,887	2,765
Interest received	424,053	449,048	4,126
Interest paid	(349,679)	(338,465)	(3,110)
Other	82,357	188,455	1,734

Subtotal	(448,202)	225,814	2,075

Income taxes paid	(3)	(6)	(0)

Net cash provided by (used in) operating activities	(448,205)	225,807	2,075

Cash flows from investing activities
Purchase of securities	(69,622)	(32,310)	(297)
Proceeds from sales of securities	25,817	17,727	163
Proceeds from redemption of securities	12,500	23,500	216
Purchase of property, plant and equipment	(237)	(773)	(7)
Proceeds from sales of property, plant and equipment	9	22	0
Purchase of intangible assets	(4,529)	(653)	(6)

Net cash provided by (used in) investing activities	(36,062)	7,512	69

Cash flows from financing activities
Proceeds from issuance of new shares	20,100	98,500	905
Payment to national treasury	(31,150)	(26,525)	(244)

Net cash provided by (used in) financing activities	(11,050)	71,974	661

Effect of exchange rate change on cash and cash equivalents	—	—	—

Net increase (decrease) in cash and cash equivalents	(495,318)	305,294	2,805

Cash and cash equivalents at beginning of period	1,229,610	734,292	6,747

Cash and cash equivalents at end of period	¥734,292	¥1,039,586	$9,552

Outstanding Credit

The following table sets forth, as of the dates indicated, the total amount of credit outstanding provided by JBIC on a non-consolidated basis, by type and geographical distribution in accordance with JBIC’s system of classification:

Credit Outstanding by Type and Geographical Distribution of the JBIC Operations (Non-consolidated)

	JBIC Operations		JBIC Operations
	As of March 31,		As of March 31,
	2019		2020
	(In millions of yen except for the percentage)		(In millions of yen except for the percentage)
EXPORT LOANS
Asia	¥506,783	3.6%	¥599,282	4.4%
The Pacific	1,250	0.0%	974	0.0%
Europe	185,135	1.3%	171,074	1.3%
The Middle East	199,174	1.4%	196,821	1.5%
Africa	165,145	1.2%	149,405	1.1%
North America	—	—	—	—
Latin America	73,705	0.5%	59,503	0.4%
International Organizations, etc.	2,404	0.0%	1,798	0.0%

Total	¥1,133,595	8.1%	¥1,178,857	8.7%

IMPORT LOANS
Asia	¥7,405	0.1%	¥6,348	0.0%
The Pacific	42,858	0.3%	33,364	0.2%
Europe	5,147	0.0%	1,075	0.0%
The Middle East	307,858	2.2%	212,590	1.6%
Africa	—	—	—	—
North America	—	—	—	—
Latin America	13,897	0.1%	9,923	0.1%
International Organizations, etc.	83,663	0.6%	50,505	0.4%

Total	¥460,829	3.3%	¥313,805	2.3%

OVERSEAS INVESTMENT LOANS
Asia	¥1,514,592	10.8%	¥2,002,516	14.8%
The Pacific	1,683,572	12.0%	1,423,094	10.5%
Europe	2,162,799	15.4%	2,200,953	16.3%
The Middle East	1,362,834	9.7%	1,292,954	9.6%
Africa	363,634	2.6%	337,257	2.5%
North America	2,524,853	18.0%	2,439,606	18.0%
Latin America	1,950,521	13.9%	1,713,635	12.7%
International Organizations, etc.	6,551	0.0%	6,172	0.0%

Total	¥11,569,357	82.5%	¥11,416,188	84.3%

	JBIC Operations		JBIC Operations
	As of March 31,		As of March 31,
	2019		2020
	(In millions of yen except for the percentage)		(In millions of yen except for the percentage)
UNTIED LOANS
Asia	¥154,843	1.1%	¥105,455	0.8%
The Pacific	—	—	—	—
Europe	718	0.0%	570	0.0%
The Middle East	64,543	0.5%	56,306	0.4%
Africa	9,121	0.1%	5,012	0.0%
North America	—	—	—	—
Latin America	216,229	1.5%	119,660	0.9%
International Organizations, etc.	88,890	0.6%	11,633	0.1%

Total	¥534,344	3.8%	¥298,637	2.2%

GOVERNMENTAL LOANS
Asia	¥14,485	0.1%	¥13,795	0.1%
The Pacific	—	—	—	—
Europe	1,950	0.0%	1,928	0.0%
The Middle East	10,051	0.1%	8,934	0.1%
Africa	—	—	—	—
North America	—	—	—	—
Latin America	65	0.0%	41	0.0%
International Organizations, etc.	—	—	—	—

Total	¥26,551	0.2%	¥24,697	0.2%

EQUITY INVESTMENTS
Asia	¥21,872	0.2%	¥24,773	0.2%
The Pacific	30,300	0.2%	29,711	0.2%
Europe	53,986	0.4%	54,176	0.4%
The Middle East	—	—	—	—
Africa	—	—	—	—
North America	10,908	0.1%	26,872	0.2%
Latin America	2,192	0.0%	2,027	0.0%
International Organizations, etc.	173,417	1.2%	167,267	1.2%

Total	292,675	2.1%	304,824	2.3%

Total credit outstanding	¥14,017,351	100.0%	¥13,537,009	100.0%

Credit Commitments

The following table sets forth, for the periods indicated, the total credit commitments made by JBIC on a non-consolidated basis, by type and geographical distribution in accordance with JBIC’s system of classification.

Credit Commitments by Type and Geographical Distribution of the JBIC Operations (Non-consolidated)

	JBIC Operations		JBIC Operations
	As of March 31,		As of March 31,
	2019		2020
	(In millions of yen except for the percentage)		(In millions of yen except for the percentage)
EXPORT LOANS
Asia	¥35,631	2.6%	¥184,399	11.5%
The Pacific	—	—	—	—
Europe	—	—	1,115	0.1%
The Middle East	31,915	2.3%	3,500	0.2%
Africa	34,323	2.5%	—	—
North America	—	—	—	—
Latin America	881	0.1%	—	—
International Organizations, etc.	—	—	—	—

Total	¥102,750	7.5%	¥189,014	11.8%

IMPORT LOANS
Asia	¥—	—	¥—	—
The Pacific	—	—	—	—
Europe	—	—	—	—
The Middle East	—	—	—	—
Africa	—	—	—	—
North America	—	—	—	—
Latin America	—	—	—	—
International Organizations, etc.	—	—	—	—

Total	¥—	—	¥—	—

OVERSEAS INVESTMENT LOANS
Asia	¥255,276	18.7%	¥581,453	36.3%
The Pacific	—	—	2,500	0.2%
Europe	581,674	42.6%	402,035	25.1%
The Middle East	119,507	8.7%	72,912	4.5%
Africa	—	—	5,310	0.3%
North America	665	0.0%	130,953	8.2%
Latin America	220,934	16.2%	187,022	11.7%
International Organizations, etc.	—	—	—	—

Total	¥1,178,056	86.2%	¥1,382,186	86.2%

	JBIC Operations		JBIC Operations
	As of March 31,		As of March 31,
	2019		2020
	(In millions of yen except for the percentage)		(In millions of yen except for the percentage)
UNTIED LOANS
Asia	¥30,600	2.2%	¥10,957	0.7%
The Pacific	—	—	—	—
Europe	—	—	—	—
The Middle East	—	—	—	—
Africa	—	—	—	—
North America	—	—	—	—
Latin America	5,562	0.4%	—	—
International Organizations, etc.	5,624	0.4%	11,091	0.7%

Total	¥41,785	3.1%	¥22,048	1.4%

GOVERNMENTAL LOANS
Asia	¥—	—	¥—	—
The Pacific	—	—	—	—
Europe	—	—	—	—
The Middle East	—	—	—	—
Africa	—	—	—	—
North America	—	—	—	—
Latin America	—	—	—	—
International Organizations, etc.	—	—	—	—

Total	¥—	—	¥—	—

EQUITY INVESTMENTS
Asia	¥500	0.0%	¥4,296	0.3%
The Pacific	—	—	—	—
Europe	22,761	1.7%	—	—
The Middle East	—	—	—	—
Africa	—	—	—	—
North America	15,501	1.1%	—	—
Latin America	—	—	—	—
International Organizations, etc.	5,018	0.4%	5,356	0.3%

Total	43,779	3.2%	9,652	0.6%

Total credit commitments	¥1,366,371	100.0%	¥1,602,900	100.0%

Non-Performing Loans

JBIC assessed its loans and other credits in accordance with disclosure requirements that are based, in all material respects, on two sets of disclosure regulations that are followed by commercial financial institutions in Japan, although JBIC is not required to follow either set of regulations. The first set of disclosure regulations includes those set forth under the Banking Act of 1981, as amended (the “Banking Act”). The second set of disclosure regulations includes those set forth in the Act on Emergency Measures for the Revitalization of the Functions of the Financial System of 1998, as amended (the “Financial Revitalization Law”).

The table below sets forth the results of the JBIC Group’s assessment of the JBIC Group’s loans as of March 31, 2020, classified in all material respects according to the Banking Act(a):

As of March 31, 2020
(in millions of yen)
Bankrupt loans(b)	—
Non-accrual loans(c)	¥185,309
Loans with interest or principal repayments three months or more in arrears(d)	8,690
Restructured loans(e)	159,118

Total	¥353,118

(a)	All of the loans shown in the table relate to the Ordinary Operations. Special Operations did not have any applicable loans as of March 31, 2020.
(b)

“Bankrupt loans” are loans, defined in Article 96, Paragraph 1, Item (iii), a. through e. and Item (iv) of the corporate Tax Law Enforcement Ordinance (Government Ordinance No. 97, 1965), on which accrued interest income is not recognized as there is substantial uncertainty over the ultimate collectability of either principal or interest because they have been in arrears for a considerable period of time or for other reasons.

(c)

“Non-accrual loans” are loans on which accrued interest income is not recognized, although this excludes Bankrupt loans and the loans on which interest payments are deferred in order to support the borrowers’ recovery from financial difficulties.

(d)

“Loans with interest or principal repayments three months or more in arrears” are loans whose principal or interest payment is three months or more in arrears, and which do not fall under the category of “Bankrupt loans” and “Non-accrual loans.”

(e)

“Restructured loans” are loans whose repayment terms and conditions have been amended in favor of the borrowers (e.g. reduction of or exemption from the stated interest rate, the deferral of interest payments, the extension of principal repayments or renunciation of claims) in order to support the borrowers’ recovery from financial difficulties, and which do not fall under the category of “Bankrupt loans,” “Non-accrual loans,” or “Loans with interest or principal repayments three months or more in arrears.”

The table below sets forth the results of JBIC’s assessment of JBIC’s loan portfolio as of March 31, 2020, classified in all material respects according to the standards under the Financial Revitalization Law(a):

As of March 31, 2020
(in millions of yen)
Bankrupt and quasi-bankrupt assets(b)	—
Doubtful assets(c)	¥185,309
Substandard loans(d)	167,808

Total	¥353,118

(a)	All of the loans shown in the table relate to the Ordinary Operations. Special Operations did not have any applicable loans as of March 31, 2020.
(b)

“Bankrupt and quasi-bankrupt assets” are loans to and other credits to debtors which have begun proceedings under the Bankruptcy Law, the Corporate Reorganization Law, the Financial Revitalization Law or other similar laws of Japan and have financially failed, as well as similar loans as so designated.

(c)

“Doubtful assets” are loans to and other credits to debtors whose financial and operational conditions have been deteriorated and which are unlikely to make payment of principal and/or interest on a contractual basis.

(d)

“Substandard loans” are (1) “Loans with interest or principal repayments three months or more in arrears” for which principal and/or interest is past due three months or more from their date scheduled payment dates excluding “Bankrupt and quasi-bankrupt assets” and “Doubtful assets”, and (2) restructured loans on which we granted concessions to borrowers in financial difficulty to assist them in their financial recovery and enable them to eventually pay their creditors, but exclude “Bankrupt and quasi-bankrupt assets,” “Doubtful assets” and “Loans with interest or principal repayments three months or more in arrears.”

JAPAN

The following information updates information in Japan’s annual report on Form 18-K for the year ended March 31, 2020 and should be read in conjunction with any future periodic reports and amendments filed by Japan with the Commission. The following section has been updated to reflect current information and has not been revised in its entirety. In the following section, information pertaining to previous years is provided solely for your convenience.

General

Japan is a mountainous island country in the western Pacific, with a population of approximately 126 million. Japan has a parliamentary form of government.

Recent Public Health Developments

In December 2019, the emergence of COVID-19 was reported in Wuhan, Hubei Province, China and COVID-19 has subsequently spread throughout the world, including in Japan. On January 30, 2020, the World Health Organization declared COVID-19 a public health emergency of international concern and, on March 11, 2020, the World Health Organization declared COVID-19 a global pandemic. The COVID-19 outbreak is currently having an adverse impact on the global economy, the severity and duration of which is difficult to predict. In Japan, although the state of emergency declared in April 2020 was lifted in May 2020, the central and local governments continue to impose a number of measures aimed at controlling the spread of COVID-19, including travel restrictions, health and safety guidelines for businesses deemed particularly susceptible to infections and social distancing measures. The significant disruption in economic activity as a result of the COVID-19 outbreak and the measures taken in response to the outbreak have had a significant negative impact on overall economic conditions in Japan. According to the Monthly Economic Report published by the Cabinet Office of Japan for October 2020 published on October 23, 2020, although there are signs that the declining trend in economic conditions in Japan is starting to ease (such as an increase in private consumption and signs of improving exports and industrial production), economic conditions in Japan continue to be weak as a result of the COVID-19 outbreak, including weak corporate profits and negative business investment and employment conditions. The duration and extent of the economic impact of COVID-19 remain highly uncertain.

Area and Population

Japan, an archipelago in the western Pacific, consists of four main islands (Hokkaido, Honshu, Kyushu and Shikoku) which are mostly mountainous located in the same approximate range of latitude as the east coast of the United States north of Florida. The total area of Japan is approximately 146,000 square miles, which is slightly less than that of California and about 4% of the United States. It is bordered by the Sea of Japan to the west and north, and by the Pacific Ocean to the east and south.

Japan has a total population of approximately 126 million (estimated as of October 1, 2020). It has one of the highest population densities in the world and approximately 24.0% of its people (estimated as of October 1, 2019) are concentrated in three metropolitan areas (Tokyo, Osaka and Nagoya). Japan’s rate of population decrease during the years 2015-2019 was 0.7%. Japan’s population decreased 0.22% during the 12 months ended October 1, 2019 (estimated as of October 1, 2019).

Government

The legislative power in Japan is vested in the Diet, which currently consists of a House of Representatives having 465 members and a House of Councillors having 245 members. Members of both houses are elected by direct universal suffrage, except that some members of each house are elected by proportional representation. The power of the House of Representatives is superior to that of the House of Councillors in respect of approving certain matters including the national budget and electing the Prime Minister.

The executive power is vested in the Cabinet consisting of a Prime Minister, elected by the Diet from among its members, and other Ministers appointed by the Prime Minister, a majority of whom must be members of the Diet. The judicial power is vested in the Supreme Court and such lower courts as are established by law.

Japan’s 47 prefectures, and its cities, towns and villages, have a certain degree of local autonomy through popularly elected legislative bodies and chief executives. The central government exercises its influence on local governments indirectly through financial aid and prescribing standards of local administration.

Political Parties

Members of the House of Representatives are elected for four-year terms unless the House of Representatives is dissolved prior to expiration of their terms. The House of Representatives was dissolved on September 28, 2017 and an election was held on October 22, 2017. 289 members were elected from single-member districts and 176 members were elected through a proportional representation process from 11 regional districts. Pursuant to a revision of the Public Offices Election Act in July 2018, the number of seats in the House of Councillors was increased to 248 from 242. The members are elected for six-year terms with one-half of the membership being elected every three years. In an election in July 2019, 124 members were elected, of which 50 members were elected through a proportional representation system and 74 members were elected from 45 districts that correspond to the 47 prefectures of Japan. Currently, the House of Councillors consists of 121 members whose term expires in July 2022 and 124 members whose term expires in July 2025.

The following tables set forth the membership by political party of the House of Representatives as of November 5, 2020 and the House of Councillors as of November 8, 2020.

House of Representatives
Liberal Democratic Party	283
The Constitutional Democratic Party of Japan, Social Democratic Party, and the Independent	113
Komeito	29
Japanese Communist Party	12
Nippon Ishin (Japan Innovation Party)	11
Democratic Party For the People	10
Independents	7
Vacancies	0

Total	465

Source: House of Representatives.

House of Councillors
Liberal Democratic Party and Voice of The People	114
The Constitutional Democratic Party of Japan and Social Democratic Party	44
Komeito	28
Nippon Ishin (Japan Innovation Party)	16
Democratic Party For the People and The Shin-Ryokufukai	15
Japanese Communist Party	13
Okinawa Whirlwind	2
REIWA SHINSENGUMI	2
Hekisuikai	2
Your Party	2
Independents	7
Vacancies	0

Total	245

Source: House of Councillors.

Leadership

Japan’s current Prime Minister is SUGA Yoshihide, a member of the Liberal Democratic Party of Japan and member of the House of Representatives in the Diet. SUGA Yoshihide was elected as Japan’s 99th Prime Minister on September 14, 2020, succeeding the former Prime Minister ABE Shinzo.

International Organizations

Japan is a member of the United Nations and other international organizations, including the International Monetary Fund, International Bank for Reconstruction and Development, International Development Association, International Finance Corporation, International Fund for Agricultural Development, Multilateral Investment Fund, Multilateral Investment Guarantee Agency, Asian Development Bank, African Development Bank, African Development Fund, European Bank for Reconstruction and Development, Inter-American Development Bank and Inter-American Investment Corporation. See “Subscriptions to International Financial Organizations”.

International Trade Agreements

Japan announced its intent to join the Trans-Pacific Partnership, or TPP, in March 2013, and following negotiations with 11 other countries, signed the TPP Agreement on February 4, 2016. Upon the ratification of the TPP, Japan and the other participating countries planned to aim to not only eliminate tariffs on products but also liberalize services and investment, and establish rules in a wide range of fields, including intellectual property, e-commerce and the environment. Although Japan ratified the TPP on January 20, 2017, the United States announced its formal withdrawal from the TPP on January 23, 2017. On March 8, 2018, Japan and ten other countries excluding the United States signed the Comprehensive and Progressive Agreement for Trans-Pacific Partnership, pursuant to which each signatory country agreed to start the necessary preparations for the implementation of the TPP. The Comprehensive and Progressive Agreement for Trans-Pacific Partnership entered into force for Japan, Mexico, Singapore, New Zealand, Canada, and Australia on December 30, 2018, and for Vietnam on January 14, 2019.

Japan has also entered into Economic Partnership Agreements, or EPAs, with various countries, including Singapore, Mexico, Malaysia, Chile and Thailand. As of December 2019, Japan had entered into a total of 18 EPAs (including the TPP) with 20 countries as well as the EU. Pursuant to the EPAs, Japan will collaborate comprehensively with the counterparties to, among other things, reduce or eliminate tariffs, grant most-favored-

nation status in the fields of investment, services and government procurement and expedite patent review and enhance patent protection in the field of intellectual property.

Japan is also a member of international organizations which are based on international trade treaties and other agreements which seek to promote free trade in the international market, including the following: the World Trade Organization, the Organization for Economic Co-operation and Development, the World Customs Organization and the International Trade Centre.

The following is a map of Japan, illustrating its location with respect to neighboring countries:

MAP OF JAPAN

Road
City
Distance from Tokyo
SEA OF OKHOTSK
SAKHALIN
KURILE ISLANDS
The most northern end of Japan
Sapporo
Asahikawa
Kushiro
Hakodate
Aomori
Akita
Morioka
Sendai
SEA OF JAPAN
Niigata
Nagano
Kanazawa
Utsunomiya
Tokyo
Matsue
Kyoto
Nagoya
Osaka
Hiroshima
Fukuoka
Matsuyama
Kagoshima
JAPAN
NORTH PACIFIC OCEAN
EAST CHINA SEA
NANSEI ISLANDS
SENKAKU ISLANDS
Naha
The most western end of Japan
The most eastern end of Japan
OGASAWARA ISLANDS
The most southern end of Japan
PHILIPPINE SEA

This map is compiled from 1:5,000,000 Japan and Its Surroundings (2015 Revised).
"Sea of Japan" is referred to as "Japan Sea" in the "Limits of Oceans and Seas" (S-23), published by the International Hydrographic Organization.

Geospatial Information Authority of Japan
Ministry of Land, Infrastructure, Transport and Tourism
Government of Japan

THE ECONOMY

General

Japan has a highly advanced and diversified economy, which has developed in response to changing conditions in Japan and the world. During the era of high economic growth in the 1960s and the early 1970s, the expansion was based on the development of heavy industries consuming large quantities of resources. During the 1980s, there was rapid growth in high value-added industries, such as electronics and precision instruments, which employ high level technology and consume relatively low quantities of resources. The service sector of the economy grew significantly during the 1980s and 1990s.

While the Japanese economy expanded during the period from 2002 to 2007, amidst that expansion, and prior to the global economic crisis of 2008, Japan continued to face several domestic economic difficulties. Among other things, domestic consumption contributed to the economic recovery to a lesser degree than was the case in prior economic growth periods. Also, despite the improving employment environment at the time, the average wage failed to grow appreciably. While those Japanese manufacturing companies with a global competitive edge achieved growth on the back of the favorable world economy, small-to-medium enterprises and non-manufacturing sectors realized only limited productivity growth and profitability. This in turn caused imbalance in the level of economic recovery among the different regions in Japan. In the longer term, Japan faced a declining population, mass retirement of the baby boomer generation, environmental/energy conservation agenda, and fiscal deficit problem. Against this backdrop, the subprime loan crisis in the United States and increases in the prices of energy and raw materials precipitated weakness in the global economy, caused the Japanese economy to deteriorate. Throughout JFY 2008, the global economy continued to worsen, as the collapse of several major financial institutions in the United States and other factors contributed to a credit tightening, volatility in stock, currency and other markets, loss of consumer confidence and decrease in business and industrial activities on a global basis. The Japanese economy was also adversely affected by these factors, especially as Japan’s export sector was hit by the decline in global demand and appreciation of the yen against other major currencies. After February 2008, Japan had entered a recession. The Japanese economy in JFY 2010 picked up, despite a difficult situation where the unemployment rate remained at a high level.

On March 11, 2011, just as the Japanese economy was in a transition from the state of stagnation to recovery, the Great East Japan Earthquake (“Earthquake”) struck Japan. As a result, the Japanese economy posted negative growth for the first and second quarter in 2011. Unlike the cases of the Great Hanshin-Awaji Earthquake in 1995 or Hurricane Katrina in 2005, personal consumption declined on a nationwide basis, with consumer sentiment deteriorating sharply after the Earthquake. The Earthquake had a severe impact on production in Japan through the shutdown of damaged factories, disruptions of the supply chains and power supply constraints. In particular, the Earthquake affected Japan’s auto industry which depends on the Tohoku region for the supply of key parts including semiconductors and other electronic components. The supply constraints and the slower growth in corporate earnings in the aftermath of the Earthquake also put downward pressure on capital investment activities. The Earthquake was accompanied by a nuclear power plant accident, which not only caused power supply constraints but also had a chilling effect on certain business activities, such as in the tourism and leisure sectors. Following the Earthquake, the number of visitors to Japan from foreign countries dropped by approximately half from the monthly averages in the prior year. The Earthquake and its aftermath prompted the Government of Japan to compile a series of supplementary budgets to support reconstruction efforts. On May 2, 2011, a first supplementary budget of approximately ¥4 trillion was approved by the Diet to finance reconstruction relating to damages from the Earthquake and tsunami. The budget was aimed at disaster relief, including providing temporary housing, rebuilding of facilities and disaster assistance loans. On July 25, 2011, the Japanese government approved a second supplementary budget of approximately ¥2 trillion aimed at further disaster relief, including increasing the Contingency Reserve for Recovery from the Great East Japan Earthquake. On November 21, 2011, the Japanese government approved the third supplementary budget of approximately ¥12 trillion aimed at disaster relief, including provision of emergency support to people affected by the disaster and reconstruction of public utilities and facilities. On February 8,

2012, the Japanese government approved the fourth supplementary budget including the establishment of a government guaranteed ¥500 billion credit facility in response to the so-called “Overlapping Debt Problem”, whereby the burden of existing debt makes it difficult to raise funds for victims of the Earthquake. Thereafter, the Japanese government approved budgets of approximately ¥4 trillion for JFY 2012, ¥5 trillion for JFY 2013 and ¥4 trillion for JFY 2014 to finance reconstruction efforts.

The Earthquake and the nuclear disaster in Fukushima were followed by severe flooding that occurred at the end of July 2012 in Thailand, one of Japan’s largest trading partners for both exports and imports. The suspended operations of the local factories in Thailand suppressed Japan’s Thailand bound exports of goods including intermediary materials for cars and electronics and thereby adversely affected the Japanese economy.

Thus, JFY 2011 started in a very challenging environment, with the Earthquake seriously crippling the economy, which posted negative growth for the first quarter. Over time, the government and the people joined forces in an all-out effort to rebuild the social and economic infrastructure, facilitating a rapid recovery of the supply chains and helping the economy on a track to a gradual recovery. Since the summer of 2011, however, the rapid appreciation of the yen, the reduced external demand due to the Thai flooding (as described above) and deceleration in the world economy stemming from the European sovereign debt crisis kept such recovery to a modest level.

In December 2012, the Cabinet Office of the Government of Japan announced “Abenomics” (named after the former Prime Minister ABE Shinzo), an economic strategy of pursuing an expansionary monetary policy, a flexible fiscal policy and an economic growth agenda that promotes private investment, with the goal of achieving GDP growth and job creation. Pursuant to this strategy, specific measures to be implemented include accelerating reconstruction efforts in areas damaged by the Great East Japan Earthquake, increasing stimulus spending and subsidies aimed at strategically important sectors and utilizing a more flexible approach to economic and fiscal management. Other more recent Abenomics measures include the liberalization of electricity retail sales in April 2016 and the liberalization of gas retail sales in April 2017.

Additionally, in January 2013, the Government of Japan and the Bank of Japan issued a joint statement announcing measures to overcome deflation and achieve sustainable economic growth with price stability in order to establish a sustainable fiscal structure and sound fiscal management. In March 2013, KURODA Haruhiko, former President of the Asian Development Bank, was appointed as governor of the Bank of Japan. In April 2013, the Bank of Japan announced its new quantitative and qualitative monetary easing policy, under which the Bank of Japan is aiming to achieve a price stability target of 2% in terms of the year-on-year rate of change in the consumer price index at the earliest possible time, with a time horizon of about two years. Although nominal GDP increased by 0.8% during JFY 2019, the annual growth rate of real GDP was 0.0% and did not show any improvement during the same period. The Japanese Diet has passed comprehensive social security and tax reform, including an increase in the consumption tax rate from 5% to 8% in 2014, and from 8% to 10% in 2015. Accordingly, the consumption tax rate was increased to 8% in April 2014. The increase in the consumption tax rate from 8% to 10% was postponed but introduced in October 2019. Due in part to this increase in the consumption tax, real GDP decreased during the fourth quarter of 2019 by 1.8% compared to the prior quarter. In addition to the increase in the consumption tax rate, as part of the tax reform, the statutory corporate income tax rate was reduced from 34.62% to 32.11% for JFY 2015 and it was further reduced to 29.97% for JFY 2016 and to 29.74% for JFY 2018.

The Japanese economy faces certain challenges. Challenges for the Japanese economy include, as further described herein, an increased dependence on LNG and other energy imports as a result of the nuclear accident at the Fukushima Daiichi Nuclear Plant and suspension of operations at other nuclear power plants and, over the long term, demographic challenges, such as an aging workforce and population decrease, and the high levels of public debt and associated debt servicing payments.

In addition, in December 2019, the emergence of COVID-19 was reported in Wuhan, Hubei Province, China and COVID-19 has subsequently spread throughout the world, including in Japan. On January 30, 2020,

the World Health Organization declared COVID-19 a public health emergency of international concern and, on March 11, 2020, the World Health Organization declared COVID-19 a global pandemic. The COVID-19 outbreak is currently having an adverse impact on the global economy, the severity and duration of which is difficult to predict.

In order to slow the spread of COVID-19, the Japanese central and local governments have implemented a number of measures, including the state of emergency covering all prefectures in Japan announced on April 16, 2020, which was lifted partially on May 14, 2020 and in full on May 31, 2020. During the state of emergency, individuals were strongly advised to refrain from leaving their homes for non-essential activities and certain businesses were advised to close or restrict their operations. Although the state of emergency was scaled down starting on May 14, 2020 and was lifted for all prefectures on May 25, 2020, the central government has adopted a framework to reopen the economy slowly over a transition period running from May 25, 2020 through July 31, 2020. During the transition period, which may be further extended, as necessary, the central government will actively monitor the situation and reevaluate what restrictions it deems necessary on a regular basis. Economic activities will continue to be subject to different degrees of restrictions based on their COVID-19 risk profile and citizens are being encouraged to change their activities, by adhering to social distancing guidelines and otherwise, in ways that could discourage normal economic activity. In addition, the central and local governments are prepared to impose new restrictions on economic activities, and a new state of declaration of emergency may be issued, if there is a new outbreak of COVID-19. Furthermore, international travel restrictions previously instituted by the Japanese government remain in place despite the state of emergency being lifted. Taking effect from March 27, 2020, shortly after the state of emergency was lifted, the Japanese government added 11 countries to the list of countries and regions subject to travel restrictions, bringing the total to 111 countries/regions as of that date. Citizens of such countries and regions generally remain prohibited from entering Japan under the current travel restrictions, which has had a severe impact on both business travel and inbound international tourism, an important and formerly growing sector of the Japanese economy. Though the Japanese government and the Bank of Japan have also announced and implemented a number of fiscal, monetary and economic measures aimed at mitigating the resulting economic impact, the significant disruption in economic activity as a result of the COVID-19 outbreak and the measures taken in response to the outbreak are expected to have a significant negative impact on overall economic conditions in Japan. According to the Monthly Economic Report published by the Cabinet Office of Japan for October 2020 published on October 23, 2020, although there are signs that the declining trend in economic conditions in Japan is starting to ease (such as an increase in private consumption and signs of improving exports and industrial production), economic conditions in Japan continue to be weak as a result of the COVID-19 outbreak, including weak corporate profits and negative business investment and employment conditions. As a result of gradual resumption of socio-economic activities and implementation of various COVID-19 related measures, the economy is expected to move toward improvement. However, the duration and extent of the economic impact of COVID-19 still remain highly uncertain.

Moreover, Japan’s economy continues to face challenges due to the impact of trade disputes on the global economy and uncertainties surrounding overseas economies, as well as the effects of fluctuations in financial and capital markets. The Japanese economy is also exposed to uncertainty in geopolitical conditions, including concerns over North Korea’s nuclear weapons program and continued instability in the Middle East.

Summary of Key Economic Indicators

The following tables set forth information regarding certain of Japan’s key economic indicators for the periods indicated:

	JFY 2014	JFY 2015	JFY 2016	JFY 2017	JFY 2018	JFY 2019
	(yen amounts in billions, except percentages and index)
Percentage Changes of GDP from Previous Year
At Nominal Prices	2.2%	2.8%	0.8%	2.0%	0.1%	0.8%
At Real Prices(a)	-0.4	1.3	0.9	1.9	0.3	0.0
Total Revenues of Consolidated General and Special Accounts(b)	¥247,464	¥247,917	¥259,413	¥244,729	¥243,868	¥257,240
Total Expenditures of Consolidated General and Special Accounts(b)	226,756	228,749	241,061	229,389	226,661	249,442
Surplus of Consolidated Revenues over Consolidated Expenditures(b)	20,708	19,167	18,353	15,340	17,206	7,798
Public Debt	851,097	880,335	908,093	934,321	954,863	965,926

(a)	Real prices are based on calendar year 2011.
(b)	The data for JFY 2019 is the provisional results as of December 31, 2019.

Source: Economic and Social Research Institute; Cabinet Office; and Ministry of Finance.

	2015	2016	2017	2018	2019
	(yen or dollar amounts in billions, except percentages and index)
Unemployment Rate	3.4%	3.1%	2.8%	2.4%	2.4%
Consumer Price Index(a)	100.0	99.9	100.4	101.3	101.8
Annual Change	0.8%	-0.1%	0.5%	1.0%	0.5%
Corporate Goods Price Index(b)	100.0	96.5	98.7	101.3	101.5
Annual Change	-2.3%	-3.5%	2.3%	2.6%	0.2%
Current Account regarding Balance of Payments	¥16,519	¥21,391	¥22,778	¥19,374	¥20,115
Official Foreign Exchange Reserves	$1,233	$1,217	$1,264	$1,271	$1,324

(a)	Calendar year 2015=100.
(b)	Calendar year 2015=100. Indices are calculated using the monthly averages.

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”; Consumer Price Index, Statistics Bureau, Ministry of Internal Affairs and Communications; Domestic Corporate Goods Price Index, Bank of Japan; and Ministry of Finance.

Gross Domestic Product and National Income

In December 2016, the methodology of calculating Japan’s GDP was revised to implement the System of National Accounts 2008 (2008 SNA), the latest version of the international statistics standard for the national accounts adopted by the United Nations Statistical Commission, as well as other changes including revising the benchmark year for real prices from 2005 to 2011. Revised GDP figures based on this methodology were published for prior years starting from JFY 1994. The GDP figures set forth in the tables below reflect this revised methodology.

The following table sets forth information pertaining to Japan’s gross domestic product for JFY 2015 through JFY 2019. As a general matter, with respect to the private sector, companies were shipping their existing inventories pursuant to conservative production plans until the beginning of calendar year 2014. However, after the increase in the consumption tax rate in April 2014, recovery in demand has been delayed, causing increases in inventory and inhibiting production. As a result, there were fluctuations in “Additions to Business Inventories—Private Sectors” during the relevant period. Although nominal GDP increased by 0.8% during JFY

2019, the annual growth rate of real GDP was 0.0% and did not show any improvement during the same period. While the duration and extent of the economic impact of COVID-19 remain highly uncertain, it is likely that the continued spread of COVID-19 will have a significant negative impact on the Japanese economy, including with respect to nominal and real GDP.

Gross Domestic Product(a)

	JFY 2015	JFY 2016	JFY 2017	JFY 2018	JFY 2019	Percentage of JFY 2019 GDP
	(yen amounts in billions)
Total Consumption
Private sectors	¥300,285	¥298,888	¥303,260	¥304,785	¥304,532	55.1%
Public sectors	105,949	106,416	107,420	108,507	111,527	20.2

	406,233	405,305	410,680	413,292	416,059	75.3
Total Gross Capital Formation
Private sectors
Producers’ Durable Equipment	82,718	81,812	85,917	88,040	87,987	15.9
Residential Construction	16,066	17,037	17,091	16,514	16,856	3.1
Public sectors	26,848	26,954	27,566	28,222	29,608	5.4

	125,632	125,803	130,574	132,776	134,451	24.3
Additions to Business Inventories
Private sectors	1,282	440	1,323	1,434	978	0.2
Public sectors	31	(77)	73	46	16	0.0

	1,313	363	1,396	1,481	995	0.2
Net Exports of Goods and Services	(393)	5,380	4,898	574	996	0.2

Nominal Gross Domestic Expenditures	¥532,786	¥536,851	¥547,548	¥548,122	¥552,500	100.0%

Real Gross Domestic Expenditures(b)	¥517,223	¥521,963	¥532,034	¥533,408	¥533,542

Surplus of the Nation on Current Account
Exports of Goods and Services and Other Receipts from Abroad	30,471	29,504	31,767	34,394	34,580
Less: Imports of Goods and Services and Other Payments Abroad	10,035	11,300	12,301	13,844	14,645

	20,436	18,204	19,467	20,550	19,935

Gross National Income	¥553,222	¥555,055	¥567,015	¥568,672	¥572,434
Percentage Changes of GDP from Previous Year
At Nominal Prices	2.8%	0.8%	2.0%	0.1%	0.8
At Real Prices(b)	1.3	0.9	1.9	0.3	0.0
Deflator(c)	1.5	(0.2)	0.1	(0.2)	0.8

(a)	GDP financial data are subject to change.
(b)	Real prices are based on calendar year 2011.
(c)	Deflator is a price index used to convert nominal prices into real prices. Deflator is derived by dividing nominal GDP by real GDP.

Source: Economic and Social Research Institute, Cabinet Office.

The following table sets forth information pertaining to Japan’s gross domestic product, as seasonally adjusted, for each of the eight quarters ended June 30, 2020.

	Quarterly Gross Domestic Product(a)
	2018		2019				2020
	Third Quarter	Fourth Quarter	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	First Quarter	Second Quarter
	(yen amounts in billions)
Nominal Gross Domestic Expenditures(b)	¥545,188	¥546,325	¥553,009	¥555,552	¥557,837	¥549,680	¥547,183	¥505,392

Real Gross Domestic Expenditures(b)(c)	¥530,086	¥533,133	¥536,886	¥539,086	¥539,309	¥529,619	¥526,537	¥484,838

Percentage Changes of GDP from the Previous Quarter At Nominal Prices(d)	(0.7)%	0.2%	1.2%	0.5%	0.4%	(1.5)%	(0.5)%	(7.6)%
At Real Prices(c)(d)	(0.8)	0.6	0.7	0.4	0.0	(1.8)	(0.6)	(7.9)
Deflator(e)	0.2	(0.4)	0.5	0.0	0.4	0.3	0.1	0.3

(a)	Quarterly GDP financial data are subject to change.
(b)	Numbers are based on seasonally-adjusted GDP figures.
(c)	Real prices are based on calendar year 2011.
(d)	Percentage changes are based on seasonally-adjusted GDP figures.
(e)	Deflator is a price index used to convert nominal prices into real prices. Deflator is derived by dividing nominal GDP by real GDP.

Source: Economic and Social Research Institute, Cabinet Office.

Per Capita Gross Domestic Product

The following table indicates per capita gross domestic product for the last five years.

	Per Capita GDP
JFY	Amount (in thousands of yen)	Year-on-year change (%)
2014	¥4,074	2.3
2015	4,193	2.9
2016	4,230	0.9
2017	4,322	2.2
2018	4,337	0.4

National Income

The following table sets forth national income for calendar year 2014 through calendar year 2018.

	National Income
	2014	2015	2016	2017	2018
	(yen amounts in billions)
Domestic Factor Income	¥357,468	¥369,686	¥373,706	¥381,153	¥381,515
Net Income from Abroad	18,494	20,410	18,021	19,459	19,950

National Income at Factor Cost	¥375,962	¥390,096	¥391,727	¥400,612	¥401,466

Percentage Changes of Income at Factor Cost from Previous Year	1.3%	3.8%	0.4%	2.3%	0.2%

Source: Economic and Social Research Institute, Cabinet Office.

Industry

The following table sets forth the proportion of gross domestic product contributed by major industrial sectors of the economy for calendar year 2014 through calendar year 2018.

GDP by Industrial Sectors (at nominal prices)

	2014	2015	2016	2017	2018
Industry
Agriculture, forestry and fishing	1.1%	1.1%	1.2%	1.2%	1.2%
Mining	0.1	0.1	0.1	0.1	0.1
Manufacturing	19.7	20.8	20.7	20.8	20.7
Electricity, gas and water supply and waste management service	2.4	2.6	2.6	2.6	2.6
Construction	5.5	5.5	5.6	5.7	5.7
Wholesale and retail trade	14.2	14.0	13.8	13.9	13.7
Transport and postal services	5.2	5.1	5.0	5.1	5.2
Accommodation and food service activities	2.5	2.3	2.6	2.6	2.5
Information and communications	5.1	5.0	5.0	4.9	4.9
Finance and insurance	4.4	4.4	4.2	4.1	4.2
Real estate	11.7	11.4	11.4	11.3	11.3
Professional, scientific and technical activities	7.2	7.2	7.4	7.4	7.5
Public administration	5.1	5.0	5.0	4.9	5.0
Education	3.7	3.6	3.6	3.6	3.6
Human health and social work activities	6.8	6.8	7.1	7.0	7.2
Other service activities	4.5	4.4	4.3	4.3	4.2

Total	99.2%	99.4%	99.6%	99.4%	99.6%

Source: Economic and Social Research Institute, Cabinet Office, Annual Report on National Accounts.

Energy

The following table sets forth the total amounts of primary energy supplied and the percentages supplied by different sources for JFY 2014 through JFY 2018.

	Sources of Primary Energy Supplied(a)
JFY	Total Primary Energy Supplied (peta-joules)	Oil	Coal	Nuclear	Natural Gas	Other
2014	20,266	41.2%	25.2%	0.0%	24.5%	9.2%
2015	20,019	40.6	25.7	0.4	23.3	9.9
2016	19,862	39.7	25.4	0.8	23.8	10.4
2017	20,099	39.0	25.1	1.4	23.4	11.1
2018(b)	19,728	37.6	25.1	2.8	22.9	11.7

(a)

Figures represent the proportion of each source as a share of the domestic primary energy supplied. Domestic primary energy supplied is total primary energy supplied less exports and inventory adjustments.

(b)

Standard heating value by energy source, which is used to create total primary energy supplied statistics, is revised every five years. Figures for 2018 represent the revised standard heating value by energy source.

Source: Agency for Natural Resources and Energy, Ministry of Economy, Trade and Industry, Report on Energy Supply and Demand.

The table below sets forth information regarding crude oil imports for JFY 2015 through JFY 2019.

	JFY 2015	JFY 2016	JFY 2017	JFY 2018	JFY 2019
Volume of imports (thousand kilo-liters per day)	545	521	501	475	471
Cost of imports (c.i.f. in billions of yen)	¥7,368	¥6,181	¥7,283	¥8,721	¥7,980
Average price (c.i.f. in yen kilo-liters)	¥37,026	¥32,523	¥39,828	¥50,274	¥46,389

Source: Customs and Tariff Bureau, Ministry of Finance.

Japan has historically depended on oil for most of its energy requirements and almost all its oil is imported, mostly from the Middle East. Oil price movements thus have a major impact on the domestic economy. Oil prices have fluctuated significantly in recent years.

Japan has worked to reduce its dependence on oil by encouraging energy conservation and the use of alternative fuels. In addition, a restructuring of industry, with emphasis shifting from primary industries to processing and assembly type industries and from manufacturing industry to service industry, has also contributed to the reduction of oil consumption.

The following table sets forth information relating to total electric power generating capacity and electric power generation for JFY 2014 through JFY 2018.

	JFY 2014		JFY 2015	JFY 2016	JFY 2017	JFY 2018
	(megawatts)
Electric power generating capacity(a):
Fossil Fuel	193,356		190,805	194,669	193,462	193,026
Hydro-electric	49,597		50,035	50,117	50,014	50,037
Nuclear	44,264		42,048	41,482	39,132	38,042
Other	7,343		8,949	13,092	16,600	18,988

Total	294,560		291,836	299,362	299,209	300,093

	(gigawatt-hours)
Electric power generation:
Fossil Fuel	955,352		908,779	877,016	861,435	823,589
Nuclear	—	(b)	9,437	17,300	31,278	62,109
Hydro-electric	86,942		91,383	84,570	90,128	87,398
Other	11,423		14,580	19,024	24,500	27,311

Total	1,053,717		1,024,179	997,911	1,007,341	1,000,409

(a)	At the end of fiscal year—March 31
(b)	No nuclear plants in Japan were in operation during JFY 2014, therefore the amount was zero.

Source: Handbook of Electric Power Industry, Agency for Natural Resources and Energy, Ministry of Economy, Trade and Industry.

Price Indices

The table below sets forth information concerning changes in Japan’s corporate goods and consumer price indices for the periods indicated.

	Corporate Goods Price Index(a)		Consumer Price Index(b)
	Index(c)	Annual % Change	Index	Annual % Change
2015	100.0	-2.3	100.0	0.8
2016	96.5	-3.5	99.9	-0.1
2017	98.7	2.3	100.4	0.5
2018	101.3	2.6	101.3	1.0
2019	101.5	0.2	101.8	0.5

(a)	All commodities. Calendar year 2015=100. Source: Domestic Corporate Goods Price Index, Bank of Japan.
(b)	General index. Calendar year 2015=100. Source: Consumer Price Index, Statistics Bureau, Ministry of Internal Affairs and Communications.
(c)	Indices are calculated using the monthly averages.

Labor

The number of employees was on an upward trend from 2004 to 2007, decreased from 2008 to 2012, recovered in 2013 and increased from 2014 to 2019. In 2018, the average employment was estimated at 66.6 million, of which 23.5% were employed in mining, manufacturing and construction, 3.4% were employed in agriculture, forestry and fisheries, and 73.1% in services and other sectors. In 2019, the average employment was estimated at 67.2 million, of which 23.3% were employed in mining, manufacturing and construction, 3.3% were employed in agriculture, forestry and fisheries, and 73.4% were employed in services and other sectors. The unemployment rate (seasonally adjusted) in Japan gradually increased from 2008 to the middle of 2009, but has gradually decreased since the end of 2009. It ranged between 2.3% and 2.5% during 2018 and between 2.2% and 2.5% during 2019. (Note: Due to the impact of the Great East Japan Earthquake, it has become difficult to conduct a labor search in the following prefectures: Iwate, Miyagi and Fukushima. For this reason, the nationwide unemployment rate for the period between March 2011 and August 2011 does not account for these three prefectures.) The seasonally adjusted unemployment rate was 2.9% for May, 2.8% for June, 2.9% for July, 3.0% for August and 3.0% for September in 2020, the most recent five months for which statistics are available. As a result of the COVID-19 outbreak and the resulting wide-scale disruption of business activities, employment conditions in Japan are expected to be negatively impacted. However, the duration and extent of the impact on employment in Japan remain highly uncertain.

The following table indicates unemployment statistics for Japan for each of the last five years:

Calendar Year	Unemployment Rate (%)
2015	3.4
2016	3.1
2017	2.8
2018	2.4
2019	2.4

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”.

The table below sets forth information regarding wage index (total cash earnings (nominal)) and industrial production index (manufacturing and mining) for the periods indicated.

	Wage Index(a)		Industrial Production Index(b)
	Index(c)	Annual % Change	Index	Annual % Change
2015	100.0	0.1	100.0	-1.2
2016	100.7	0.6	100.0	0.0
2017	101.1	0.4	103.1	3.1
2018	102.5	1.4	104.2	1.1
2019	102.2	-0.3	101.1	-3.0

(a)	Calendar year 2015=100. Source: Monthly Labor Survey, Ministry of Health, Labor and Welfare.
(b)	Calendar year 2015=100. Source: Ministry of Economy, Trade and Industry.
(c)	Indices are calculated using the monthly averages.

The following table shows selected employment information by industry.

	2015	2016	2017	2018	2019
	(all figures in percentages, except as indicated)
Employed persons (in thousands of persons)	64,010	64,650	65,300	66,640	67,240
Employment by Industry:
Agriculture, forestry and fisheries	3.58%	3.45%	3.38%	3.42%	3.30%
Mining, manufacturing and construction	24.12	23.87	23.78	23.50	23.26
Services and other sectors	72.30	72.68	72.83	73.08	73.44

Total	100.0%	100.0%	100.0%	100.0%	100.0%

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”.

The following table shows employment rate by age and gender.

	2015	2016	2017	2018	2019
	(all figures in percentages)
Total	57.6%	58.1%	58.8%	60.0%	60.6%
Employment rate by age:
15 – 64 years old	73.3	74.3	75.3	76.8	77.7
15 – 24 years old	40.7	42.4	42.5	45.9	47.5
25 – 34 years old	81.2	82.5	83.6	84.8	85.3
35 – 44 years old	82.4	82.7	83.6	85.0	85.6
45 – 54 years old	83.8	84.6	85.1	85.7	86.4
55 – 64 years old	70.0	71.4	73.4	75.2	76.3
55 – 59 years old	78.7	79.9	81.0	81.7	82.3
60 – 64 years old	62.2	63.6	66.2	68.8	70.3
65 and over	21.7	22.3	23.0	24.3	24.9
65 – 69 years old	41.5	42.8	44.3	46.6	48.4
70 – 74 years old	24.9	25.0	27.2	30.2	32.2
75 and over	8.3	8.7	9.0	9.8	10.3
25 – 44 years old	81.9	82.6	83.6	84.9	85.5
Employment rate by gender:
Male	67.8	68.1	68.4	69.3	69.7
Female	48.0	48.9	49.8	51.3	52.2

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”.

The following table shows employment data by type of employment.

	2015	2016	2017	2018	2019
	(in thousands of persons)
Employee (except for executive of company or corporation)	53,140	54,000	54,690	56,050	56,690
Regular employee	33,270	33,760	34,320	34,850	35,030
Non-regular employee	19,870	20,230	20,360	21,200	21,650

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”.

Aging Workforce and Population Decrease

One of the risks that the Japanese economy bears is the issue of the aging of the population accompanied with an overall population decrease. Aging and population decrease placed downward pressure on economic growth. The negative impact can be reduced by enhancing productivity and competitiveness through the further opening of the Japanese economy to the world. Aging and population decrease have an impact not only on the macro growth rate but also on spending patterns (such as the older generations spending more than younger generations on service consumption) and, consequently, the country’s economic structure.

The impact of the aging and shrinking population on Japan’s fiscal structure looms as a long-term risk. Social security benefit payments under the current system will increase. The ratio of pensions to national income are expected to remain at the same level, but that of welfare including medical benefits and nursing-care benefits is expected to increase. Aging and population decrease will thus modify the Japanese revenue structure. Furthermore, amid increasing capital mobility, it is imperative for Japan to foster an environment attractive to business enterprises. Under these circumstances, it has become more and more difficult to impose additional tax burdens on the income of individuals and corporations. The effects of the aging and shrinkage of the population would also be prominent in Japan’s regional economies.

The following table indicates the age distribution of Japan’s population:

Population and Percentage distribution by Age (5-Year Age Group)

	Both sex
Age groups	2005*	2015	2016	2017	2018	2019
	Population (in thousands of persons)
Total	127,768	127,095	126,933	126,706	126,443	126,167

0 – 4 years old	5,599	5,006	4,963	4,909	4,838	4,758
5 – 9	5,950	5,319	5,303	5,251	5,184	5,101
10 – 14	6,036	5,620	5,514	5,432	5,392	5,351
15 – 19	6,593	6,054	6,040	5,995	5,907	5,820
20 – 24	7,381	6,091	6,150	6,228	6,330	6,388

25 – 29	8,314	6,532	6,393	6,291	6,223	6,240
30 – 34	9,795	7,396	7,257	7,112	6,936	6,752
35 – 39	8,772	8,417	8,117	7,884	7,694	7,551
40 – 44	8,113	9,847	9,713	9,443	9,093	8,718
45 – 49	7,755	8,766	9,282	9,457	9,666	9,802

50 – 54	8,828	8,024	7,904	8,156	8,360	8,567
55 – 59	10,294	7,601	7,546	7,592	7,651	7,711
60 – 64	8,577	8,552	8,160	7,804	7,591	7,523
65 – 69	7,460	9,759	10,275	9,921	9,368	8,709
70 – 74	6,661	7,787	7,408	7,749	8,234	8,686

75 – 79	5,280	6,354	6,526	6,738	6,932	7,241
80 – 84	3,423	5,026	5,181	5,293	5,347	5,328
85 – 89	1,855	3,156	3,275	3,396	3,514	3,612
90 – 94	843	1,363	1,479	1,582	1,674	1,761
95 – 99	212	362	383	405	439	479

100 and over	25	62	66	67	69	69

Regrouped
0 – 14 years old	17,585	15,945	15,780	15,592	15,415	15,210
15 – 64	84,422	77,282	76,562	75,962	75,451	75,072
65 and over	25,761	33,868	34,591	35,152	35,578	35,885
65 – 74 years old	14,122	17,546	17,683	17,670	17,603	17,395
75 and over	11,639	16,322	16,908	17,482	17,975	18,490

	Both sex
Age groups	2005*	2015	2016	2017	2018	2019
	Percentage Distribution (%)

Total	100.00	100.00	100.00	100.00	100.00	100.00

0 – 4 years old	4.38	3.94	3.91	3.87	3.83	3.77
5 – 9	4.66	4.19	4.18	4.14	4.10	4.04
10 – 14	4.72	4.42	4.34	4.29	4.26	4.24
15 – 19	5.16	4.76	4.76	4.73	4.67	4.61
20 – 24	5.78	4.79	4.85	4.92	5.01	5.06

25 – 29	6.51	5.14	5.04	4.97	4.92	4.95
30 – 34	7.67	5.82	5.72	5.61	5.49	5.35
35 – 39	6.87	6.62	6.39	6.22	6.08	5.98
40 – 44	6.35	7.75	7.65	7.45	7.19	6.91
45 – 49	6.07	6.90	7.31	7.46	7.64	7.77

	Both sex
Age groups	2005*	2015	2016	2017	2018	2019
	Percentage Distribution (%)
50 – 54	6.91	6.31	6.23	6.44	6.61	6.79
55 – 59	8.06	5.98	5.94	5.99	6.05	6.11
60 – 64	6.71	6.73	6.43	6.16	6.00	5.96
65 – 69	5.84	7.68	8.09	7.83	7.41	6.90
70 – 74	5.21	6.13	5.84	6.12	6.51	6.88

75 – 79	4.13	5.00	5.14	5.32	5.48	5.74
80 – 84	2.68	3.95	4.08	4.18	4.23	4.22
85 – 89	1.45	2.48	2.58	2.68	2.78	2.86
90 – 94	0.66	1.07	1.17	1.25	1.32	1.40
95 – 99	0.17	0.28	0.30	0.32	0.35	0.38

100 and over	0.02	0.05	0.05	0.05	0.05	0.05

Regrouped
0 – 14 years old	13.76	12.55	12.43	12.31	12.19	12.29
15 – 64	66.07	60.81	60.32	59.95	59.67	59.50
65 and over	20.16	26.65	27.25	27.74	28.14	28.44
65 – 74 years old	11.05	13.81	13.93	13.95	13.92	13.79
75 and over	9.11	12.84	13.32	13.80	14.22	14.66

(Note) * Statistics Bureau, Ministry of Internal Affairs and Communications, “Population Census”. (Unknown age population is included after being prorated to each age population.)

If the population of Japan continues to decrease, it may have a material adverse impact on Japan’s overall socioeconomics in the future, including with respect to economic scale, standard of living and sustainability of the social security system.

FOREIGN TRADE AND BALANCE OF PAYMENTS

Foreign Trade

Japan is one of the leading trading nations of the world, ranking fifth to China, the United States, Germany and the Netherlands in merchandise exports and ranking fourth to the United States, China and Germany in merchandise imports among the IMF member countries in 2019.

The trade deficit slightly increased from ¥2,565 billion in 2011 to ¥2,792 billion in 2015 despite an increase in exports for three consecutive years, meaning that Japan had a trade deficit for five consecutive years. The primary reasons for the trade deficit include increased imports of oil and natural gas as alternatives to nuclear energy. Imports of fossil fuels increased as the demand increased for power generation at thermal power stations after the nuclear accident at the Fukushima Daiichi Nuclear Plant caused suspension of operations at other nuclear plants, resulting in reduced energy supply. Due to increased imports of fossil fuels, Japan’s trade balance in 2011 turned to a deficit for the first time in 31 years. In 2012, the trade deficit expanded and it hit a record high in 2014. In 2015, it decreased substantially again and back to the level of 2011. In 2016, the drop in total amount of imports was larger than the drop in total amount of exports, and as a result, Japan had a trade surplus of ¥3,994 billion, reversing a trend of five consecutive years of trade deficits since 2011. In 2017, although the increase in total amount of imports was larger than the increase in total amount of exports, Japan still had a trade surplus of ¥2,907 billion as an overall result. In 2018, Japan had a trade deficit of ¥1,225 billion due to increased imports of oil and natural gas. In 2019, Japan had a trade deficit of ¥1,668 billion due to a decrease in exports including automobile parts and steel, which was partially offset by a decrease in imports including crude oil and petroleum products. As a result of the global COVID-19 outbreak and the resulting disruptions of economic activity, exports from Japan are expected to be negatively impacted. However, the impact of the global COVID-19 outbreak on exports, imports and the overall trade deficit is highly uncertain.

The following tables set forth information relating to foreign trade for the years indicated. In these tables exports are stated on an f.o.b. basis and imports on a c.i.f. basis. Monetary figures are based on actual movements of goods as calculated by the Ministry of Finance. (This method of computation differs from that used in calculating balance of payments, in which both exports and imports are stated on an f.o.b. basis.)

Foreign Trade of Japan

	Value Index(a)		Quantum Index(a)		Unit Value Index(a)		Terms of Trade(b)
	Exports	Imports	Exports	Imports	Exports	Imports	Index
2015	100.0	100.0	100.0	100.0	100.0	100.0	100.0
2016	92.6	84.2	100.5	98.8	92.2	85.3	108.1
2017	103.5	96.1	105.9	102.9	97.8	93.4	104.7
2018	107.8	105.5	107.7	105.8	100.1	99.7	100.4
2019	101.7	100.2	103.0	104.6	98.8	95.9	103.0

(a)	Calendar year 2015=100.
(b)	Unit value index of exports divided by unit value index of imports, multiplied by 100.

Source: Japan Tariff Association, Ministry of Finance.

Composition of Japan’s Exports and Imports

	2015		2016		2017		2018		2019
	(yen amounts in billions)
JAPAN’S EXPORTS
Textile Products	¥985	1.3%	¥863	1.2%	¥886	1.1%	¥901	1.1%	¥886	1.2%
Metals and Metal Products	6,315	8.4	5,219	7.5	5,907	7.5	6,257	7.7	5,659	7.4
Machinery and Equipment:
Ships	1,334	1.8	1,325	1.9	1,322	1.7	1,368	1.7	1,493	1.9
Motor Vehicles	12,046	15.9	11,333	16.2	11,825	15.1	12,307	15.1	11,971	15.6
TV and Radio Receivers	142	0.2	120	0.2	107	0.1	117	0.1	116	0.2
Motorcycles	294	0.4	261	0.4	320	0.4	337	0.4	267	0.3
Scientific and Optical Instruments	2,376	3.1	2,046	2.9	2,416	3.1	2,314	2.8	2,130	2.8
Other(a)	32,155	42.5	30,336	43.3	34,143	43.6	35,501	43.6	32,700	42.5

Total Machinery and Equipment	48,347	63.9	45,421	64.9	50,133	64.0	51,944	63.8	48,678	63.3
Chemicals	7,759	10.3	7,123	10.2	8,192	10.5	8,922	10.9	8,739	11.4
Foods and Beverages	599	0.8	607	0.9	645	0.8	741	0.9	754	1.0
Other Exports(b)	11,609	15.4	10,802	15.4	12,524	16.0	12,714	15.6	12,216	15.9

Grand Total	¥75,614	100.0%	¥70,036	100.0%	¥78,286	100.0%	¥81,479	100.0%	¥76,932	100.0%

JAPAN’S IMPORTS
Foods and Beverages	7,002	8.9%	6,363	9.6%	7,018	9.3%	7,247	8.8%	7,192	9.1%
Raw Materials	4,853	6.2	4,012	6.1	4,725	6.3	4,992	6.0	4,861	6.2
Chemicals	7,748	9.9	7,111	10.8	7,567	10.0	8,550	10.3	8,163	10.4
Mineral Fuels:
Petroleum	8,185	10.4	5,532	8.4	7,155	9.5	8,906	10.8	7,969	10.1
Coal	1,974	2.5	1,665	2.5	2,570	3.4	2,812	3.4	2,528	3.2
Other(c)	8,059	10.3	4,855	7.4	6,115	8.1	7,576	9.2	6,453	8.2

Total Mineral Fuel	18,218	23.2	12,052	18.2	15,840	21.0	19,294	23.3	16,951	21.6
Machinery and Equipment	24,274	31.0	22,131	33.5	24,490	32.5	25,952	31.4	25,319	32.2
Other Imports(d)	16,310	20.8	14,373	21.8	15,740	20.9	16,669	20.2	16,114	20.5

Grand Total	¥78,406	100.0%	¥66,042	100.0%	¥75,379	100.0%	¥82,703	100.0%	¥78,600	100.0%

(a)	This category includes general machinery, electronic components including semiconductors and electronic equipment including electronic circuit.
(b)	This category includes raw materials, mineral fuels and vehicle parts.
(c)	This category includes liquid natural gas and petroleum products.
(d)	This category includes clothing and accessories thereof, non-ferrous metal and scientific and optical instruments.

Source: The Summary Report on Trade of Japan, Japan Tariff Association, Ministry of Finance.

Geographic Distribution of Japan’s Exports and Imports

	2015		2016		2017		2018		2019
	(yen amounts in billions)
JAPAN’S EXPORTS
Asia	40,329	53.3%	37,107	53.0%	42,920	54.8%	44,736	54.9%	40,933	53.9%
China	13,223	17.5	12,361	17.7	14,890	19.0	15,898	19.5	14,502	19.1
(Asia NIES)	16,438	21.7	15,094	21.6	17,048	21.8	16,888	20.7	15,433	20.3
(ASEAN)	11,495	15.2	10,378	14.8	11,872	15.2	12,634	15.5	11,477	15.1
Oceania	2,099	2.8	2,010	2.9	2,301	2.9	2,402	2.9	2,034	2.7
Australia	1,555	2.1	1,532	2.2	1,796	2.3	1,886	2.3	1,561	2.1
North America	16,161	21.4	15,029	21.5	16,189	20.7	16,500	20.3	15,865	20.9
U.S.A.	15,225	20.1	14,143	20.2	15,113	19.3	15,470	19.0	14,900	19.6
Canada	936	1.2	886	1.3	1,076	1.4	1,029	1.3	965	1.3
Central and South America	3,375	4.5	3,002	4.3	3,154	4.0	3,399	4.2	3,098	4.1
Western Europe	8,102	10.7	8,179	11.7	9,053	11.6	9,389	11.5	8,866	11.7
EU(a)	7,985	10.6	7,982	11.4	8,657	11.1	9,209	11.3	8,523	11.2
Central and Eastern Europe, Russia etc.	1,346	1.8	1,286	1.8	1,475	1.9	1,719	2.1	1,710	2.3
Russia	618	0.8	555	0.8	674	0.9	805	1.0	751	1.0
Middle East	3,167	4.2	2,585	3.7	2,350	3.0	2,434	3.0	2,382	3.1
Africa	1,036	1.4	839	1.2	843	1.1	900	1.1	993	1.3

Total	¥75,614	100.0%	¥70,036	100.0%	¥78,286	100.0%	¥81,479	100.0%	¥75,880	100.0%

JAPAN’S IMPORTS
Asia	38,358	48.9%	33,199	50.3%	37,026	49.1%	39,218	47.4%	36,519	47.3%
China	19,429	24.8	17,019	25.8	18,459	24.5	19,194	23.2	17,684	22.9
(Asia NIES)	7,245	9.2	6,241	9.4	7,162	9.5	7,859	9.5	7,170	9.3
(ASEAN)	11,843	15.1	10,047	15.2	11,545	15.3	12,399	15.0	11,691	15.1
Oceania	4,887	6.2	3,843	5.8	4,969	6.6	5,659	6.8	5,337	6.9
Australia	4,210	5.4	3,321	5.0	4,365	5.8	5,053	6.1	4,734	6.1
North America	9,178	11.7	8,331	12.6	9,325	12.4	10,318	12.5	9,792	12.7
U.S.A.	8,060	10.3	7,322	11.1	8,090	10.7	9,015	10.9	8,513	11.0
Canada	1,109	1.4	1,003	1.5	1,226	1.6	1,295	1.6	1,269	1.6
Central and South America	3,075	3.9	2,726	4.1	3,156	4.2	3,226	3.9	3,222	4.2
Western Europe	9,347	11.9	8,777	13.3	9,421	12.5	10,370	12.5	10,201	13.2
EU(a)	8,625	11.0	8,152	12.3	8,757	11.6	9,718	11.8	9,435	12.2
Central and Eastern Europe, Russia etc.	2,593	3.3	1,868	2.8	2,308	3.1	2,546	3.1	2,326	3.0
Russia	1,905	2.4	1,227	1.9	1,551	2.1	1,723	2.1	1,538	2.0
Middle East	9,571	12.2	6,501	9.8	8,243	10.9	10,375	12.5	8,821	11.4
Africa	1,395	1.8	798	1.2	931	1.2	991	1.2	954	1.2

Grand Total	¥78,406	100.0%	¥66,042	100.0%	¥75,379	100.0%	¥82,703	100.0%	¥77,171	100.0%

(a)	Data for 2015 through 2019 include the United Kingdom, as the United Kingdom exited the European Union (EU) on January 31, 2020.

Source: Press Release dated March 13, 2020, Ministry of Finance.

Balance of Payments

In 2015, the trade deficit significantly improved, and Current Account surplus increased to ¥16,519 billion. In 2016, the trade deficit turned into trade surplus, and Current Account surplus increased to ¥21,391 billion. In 2017, Current Account surplus continued and increased to ¥22,778 billion with trade surplus. In 2018, Current Account surplus decreased to ¥19,374 billion. In 2019, Current Account surplus increased to ¥20,115 billion.

In October 2013, Ministry of Finance and the Bank of Japan announced that they will revise balance of payments statistics, to be based on IMF Balance of Payments Manual, 6th Edition, starting with transactions in January 2014. The information below reflects the updated statistics.

Balance of Payments of Japan

	2015	2016	2017	2018	2019
	(in billions)
Current Account	¥16,519	¥21,391	¥22,778	¥19,374	¥20,115
Balance on Goods and Services	-2,817	4,389	4,221	105	506
Trade Balance	-886	5,518	4,911	1,127	381
Exports (f.o.b.)	75,274	69,093	77,254	81,226	76,031
Imports (f.o.b.)	76,160	63,575	72,342	80,100	75,650
Services	-1,931	-1,129	-691	-1,021	125
Primary Income(a)	21,303	19,148	20,684	21,272	20,985
Secondary Income(b)	-1,967	-2,146	-2,127	-2,003	-1,376
Capital Account	-271	-743	-280	-211	-413
Financial Account(c)	21,876	28,606	18,811	20,006	24,306
Assets	33,669	11,142	-10,738	-3,488	-10,665
Liabilities	11,793	-17,464	-29,549	-23,493	-34,971
Net Errors and Omissions	5,628	7,958	-3,687	842	4,604

(a)

Primary Income mainly shows balance of payments of interests and dividends from external financial credits and debts and includes such items as receipt and payment of dividends and interests between parent companies and their subsidiaries, receipt and payment of stock dividends and bond interests, and receipt and payment of interests related to loans, borrowings, and deposits.

(b)

Secondary Income shows balance of payments of provision of assets unaccompanied by consideration between residents and non-residents and includes such items as receipt and payment of financial support, donations, and gifts by the government or by the people.

(c)	Positive figures (+) show increases in net assets, negative figures (-) show decreases in net assets in “Financial Account”.

Source: Balance of Payments, Ministry of Finance.

Official Reserves Assets

As of December 31,	Gold(a)	Foreign Currency Reserves	IMF Reserve Position	SDRs (Special Drawing Rights)	Other Reserve Assets	Total
	(in millions of dollars)
2015	$26,134	$1,179,004	$9,531	$18,048	$497	$1,233,214
2016	28,516	1,157,790	12,019	18,087	491	1,216,903
2017	31,897	1,202,071	10,582	19,195	538	1,264,283
2018	31,531	1,208,958	11,464	18,484	538	1,270,975
2019	37,469	1,255,322	11,202	19,176	581	1,323,750

(a)	The valuation of gold reflects marked-to-market values.

Source: International Reserves/Foreign Currency Liquidity, Ministry of Finance.

Foreign Exchange Rates

The following table sets forth the high, low and average daily interbank rate for the U.S. dollar against the yen in the Tokyo foreign exchange market for the years indicated.

	2015	2016	2017	2018	2019
Average (Central Rate)	¥121.09	¥108.77	¥112.13	¥110.40	¥108.99
High	125.66	121.49	118.18	114.55	112.24
Low	115.85	99.00	107.59	104.64	104.46

Source: Status of Transactions on Tokyo Foreign Exchange Market, Bank of Japan.

Foreign Direct Investment

The following table sets forth information regarding annual foreign direct investment in Japan and annual foreign direct investment abroad for the periods indicated.

Foreign direct investment in Japan (by industry)(a)

	2015	2016	2017	2018	2019
	(in billions of yen)
Manufacturing (total)(b)	¥303.1	¥1,366.0	¥1,016.6	¥1,187.4	¥1,015.7
Food	21.8	46.1	28.8	9.3	61.0
Textile	12.2	2.1	2.8	-3.6	3.3
Lumber and pulp	2.2	1.9	-0.1	0.1	1.7
Chemicals and pharmaceuticals	141.8	51.0	15.1	261.5	335.9
Petroleum	-0.5	-145.9	19.3	5.9	-87.7
Rubber and leather	0.0	0.0	0.1	-0.8	—
Glass and ceramics	18.3	-1.1	11.0	2.1	-9.4
Iron, non-ferrous, and metals	-8.7	-7.3	-1.1	7.2	10.9
General machinery	54.2	128.5	172.9	-0.7	-67.2
Electric machinery	32.4	812.5	419.5	548.0	387.7
Transportation equipment	-125.7	403.2	362.4	215.9	381.3
Precision machinery	-2.4	-11.4	-31.3	2.7	-12.4
Non-manufacturing (total)(c)	57.0	740.1	32.8	-165.3	570.7
Farming and forestry	0.9	-0.4	1.4	4.0	0.8
Fishery and marine products	0.4	—	—	1.7	0.9
Mining	1.8	1.7	18.5	3.3	4.2
Construction	7.6	10.8	3.4	-35.6	26.7
Transportation	71.0	161.1	86.1	12.3	17.0
Communications	122.9	112.8	-74.9	-369.9	-144.7
Wholesale and retail	-476.8	-262.7	-599.6	-583.3	-488.6
Finance and insurance	183.5	378.6	171.1	626.0	887.5
Real estate	-16.3	40.0	47.8	81.6	34.9
Services	32.9	165.9	270.7	3.3	128.9

Total	¥360.2	¥2,106.1	¥1,049.4	¥1,022.1	¥1,586.4

(a)

Starting with transactions recognized in January 2014, the Bank of Japan began using the Sixth Edition of “Balance of Payments and International Investment Position Manual” (BPM6) released by International Monetary Fund in 2008 to calculate the data provided in this table. With respect to transactions recognized before January 2014, the Bank of Japan used the Fifth Edition of “Balance of Payments Manual” (BPM5) released by International Monetary Fund in 1993 to calculate the data provided in this table.

(b)	The total amounts for Manufacturing include other types of manufacturing not separately listed in the table and therefore are different from the sum of listed subcategories of manufacturing.
(c)	The total amounts for Non-manufacturing include other industries not separately listed in the table and therefore are different from the sum of listed subcategories of Non-manufacturing industries.

Source: Outward / Inward Direct Investment, Ministry of Finance.

Foreign direct investment in Japan (by region)(a)

	2015	2016	2017	2018	2019
	(in billions of yen)
North America	¥380.9	¥487.0	¥436.9	¥588.0	¥1,085.4
Asia	531.0	774.8	341.4	-20.0	341.6
Europe	-638.6	692.1	-150.1	-150.3	-233.6
Other regions	86.8	152.2	421.2	604.3	392.9

Total	¥360.2	¥2,106.1	¥1,049.4	¥1,022.1	¥1,586.4

(a)

Starting with transactions recognized in January 2014, the Bank of Japan began using the Sixth Edition of “Balance of Payments and International Investment Position Manual” (BPM6) released by International Monetary Fund in 2008 to calculate the data provided in this table. With respect to transactions recognized before January 2014, the Bank of Japan used the Fifth Edition of “Balance of Payments Manual” (BPM5) released by International Monetary Fund in 1993 to calculate the data provided in this table.

Source: Outward / Inward Direct Investment, Ministry of Finance.

Foreign direct investment abroad (by industry)(a)

	2015	2016	2017	2018	2019
	(in billions of yen)
Manufacturing (total)(b)	¥6,175.8	¥5,925.5	¥6,209.9	¥6,236.3	¥11,658.8
Food	431.4	398.9	1,137.7	72.3	595.6
Textile	48.8	169.4	91.6	188.9	84.9
Lumber and pulp	122.8	126.9	44.8	164.9	156.9
Chemicals and pharmaceuticals	1,068.7	854.3	1,047.4	1,595.8	4,549.6
Petroleum	-11.9	6.6	21.1	65.9	42.6
Rubber and leather	238.3	395.5	105.9	176.4	318.8
Glass and ceramics	189.8	126.6	170.3	199.4	239.5
Iron, non-ferrous, and metals	300.6	432.7	415.8	421.0	535.0
General machinery	963.7	672.3	1,036.6	808.2	754.2
Electric machinery	1,028.3	1,089.8	684.7	995.8	1,552.9
Transportation equipment	1,560.6	1,379.2	947.0	1,208.7	2,279.5
Precision machinery	105.9	132.9	325.0	125.1	317.0
Non-manufacturing (total)(c)	10,316.3	11,039.3	12,251.3	9,564.6	13,048.1
Farming and forestry	23.1	-14.2	-12.8	6.8	6.4
Fishery and marine products	11.0	21.0	5.7	6.6	5.8
Mining	582.4	684.7	124.0	1,008.4	1,035.3
Construction	46.9	187.0	173.6	232.3	169.3
Transportation	980.1	233.3	133.3	248.3	267.2
Communications	1,428.9	1,926.7	2,636.5	4,315.6	400.5
Wholesale and retail	1,645.7	2,038.1	3,194.1	1,459.8	5,940.3
Finance and insurance	4,189.2	937.9	3,691.8	2,762.2	3,624.6
Real estate	449.7	563.8	725.1	461.6	1,188.9
Services	656.6	4,091.7	1,013.8	-1,506.9	-112.4

Total	¥16,492.1	¥16,964.8	¥18,461.2	¥15,800.9	¥24,706.8

(a)

Starting with transactions recognized in January 2014, the Bank of Japan began using the Sixth Edition of “Balance of Payments and International Investment Position Manual” (BPM6) released by International Monetary Fund in 2008 to calculate the data provided in this table. With respect to transactions recognized before January 2014, the Bank of Japan used the Fifth Edition of “Balance of Payments Manual” (BPM5) released by International Monetary Fund in 1993 to calculate the data provided in this table.

(b)	The total amounts for Manufacturing include other types of manufacturing not separately listed in the table and therefore are different from the sum of listed subcategories of manufacturing.
(c)	The total amounts for Non-manufacturing include other industries not separately listed in the table and therefore are different from the sum of listed subcategories of Non-manufacturing industries.

Source: Outward / Inward Direct Investment, Ministry of Finance.

Foreign direct investment abroad (by region)(a)

	2015	2016	2017	2018	2019
	(in billions of yen)
North America	¥6,076.6	¥5,680.1	¥5,244.5	¥2,147.3	¥5,147.1
Asia	4,098.0	1,507.7	4,480.9	5,591.8	5,982.1
Europe	4,021.2	6,002.4	6,275.8	5,016.0	11,075.5
Other regions	2,296.3	3,774.6	2,460.0	3,045.9	2,502.2

Total	¥16,492.1	¥16,964.8	¥18,461.2	¥15,800.9	¥24,706.8

(a)

Starting with transactions recognized in January 2014, the Bank of Japan began using the Sixth Edition of “Balance of Payments and International Investment Position Manual” (BPM6) released by International Monetary Fund in 2008 to calculate the data provided in this table. With respect to transactions recognized before January 2014, the Bank of Japan used the Fifth Edition of “Balance of Payments Manual” (BPM5) released by International Monetary Fund in 1993 to calculate the data provided in this table.

Source: Outward / Inward Direct Investment, Ministry of Finance.

FINANCIAL SYSTEM

The Bank of Japan and Monetary Policy

The Bank of Japan (“BOJ”), with 55% of its capital owned by the government, is the central bank and sole issuing bank, as well as the depository and fiscal agent for the government. As of the end of March, 2020, the BOJ had total assets of ¥604,485 billion.

One of the missions of the BOJ is to contribute to the sound development of the national economy, through the pursuit of price stability. In order to fulfill this mission, the BOJ controls the overall volume of money in the economy and through market operations, along with monetary policy decided at the BOJ Policy Board Meeting. From March 2001 to March 2006, in order to fight deflation and revive the Japanese economy, the BOJ implemented a quantitative easing policy by conducting money market operations to adjust the outstanding balance of the current accounts at the BOJ. And in March 2006, the BOJ announced an exit from the quantitative easing policy and a return to monetary policy that targeted policy interest rate (uncollateralized overnight call rate). At the same time, the BOJ decided to encourage the rate to remain at effectively zero percent. Then, the BOJ increased the policy interest rate to 0.25% in July 2006, and to 0.5% in February 2007. From the Fall of 2008, however, when the turmoil in global financial markets intensified, the BOJ implemented various monetary policy measures including reductions in the policy interest rate. It decreased the policy interest rate to 0.3% in October 2008, and further to 0.1% in December 2008. Furthermore, in October 2010, in order to further enhance monetary easing, the BOJ implemented a comprehensive monetary easing policy, which included the establishment of an Asset Purchase Program (APP) to purchase financial assets, including risk assets, as well as to provide loans. Since the APP’s introduction, the BOJ has repeatedly and significantly increased the maximum amount outstanding of the APP, from about 35 trillion yen to about 101 trillion yen at the end of 2013. Moreover, in February 2012, the BOJ decided to pursue powerful monetary easing by conducting its virtually zero interest rate policy and by implementing the APP, with the aim of achieving the goal of 1% in terms of the year-on-year rate of change in the consumer price index (CPI). In order to state clearly the shared understanding concerning the roles of the government and the BOJ, the BOJ decided to release “Measures Aimed at Overcoming Deflation” in October 2012. In January 2013, the BOJ introduced the “price stability target” of 2% in terms of the year-on-year rate of change in the CPI. The BOJ also introduced the “open-ended asset purchasing method”, aimed at achieving this target. It released a joint statement with the government to announce that in order to overcome deflation early and achieve sustainable economic growth with price stability, the government and the BOJ would strengthen their policy coordination and work together. Furthermore, in April 2013, the BOJ introduced a policy of “quantitative and qualitative monetary easing”, aimed at achieving this target at the earliest possible time. In order to do so, under this policy, the BOJ would enter a new phase of monetary easing both in terms of quantity and quality. The BOJ would double the monetary base in two years by conducting money market operations so that the monetary base would increase at an annual pace of about 60-70 trillion yen. The BOJ would also purchase Japanese government bonds (“JGBs”) so that their amount outstanding would increase at an annual pace of about 50 trillion yen, and the average remaining maturity of the BOJ’s JGB purchases would be extended from slightly less than three years at the time to about seven years, which was equivalent to the average maturity of the amount outstanding of JGBs issued. Additionally, the BOJ would purchase exchange-traded funds (“ETFs”) and Japan real estate investment trusts (“J-REITs”) so that their amounts outstanding would increase at an annual pace of about 1 trillion yen and about 30 billion yen, respectively. In October 2014, the BOJ expanded its quantitative and qualitative monetary easing measures to further increase its purchases of JGBs, ETFs and J-REITs to achieve an increase in its purchases of JGBs, ETFs and J-REITs at an annual pace of about 80 trillion yen, 3 trillion yen and 90 billion yen, respectively. In order to maintain momentum towards 2% “price stability target,” in January 2016, the BOJ adopted “quantitative and qualitative monetary easing with a negative interest rate,” under which (i) a negative interest rate of minus 0.1% is applied to a part of BOJ accounts held by financial institutions1 (if judged necessary by the BOJ, the rate will

[1]

More specifically, accounts held by financial institutions are divided into three levels referred to as “basic balance” (a positive interest rate of 0.1% is applied), “macro add-on balance” (a zero interest rate is applied), and “policy-rate balance” (a negative interest rate of minus 0.1% is applied). “Policy-rate balance” is the balance in excess of “basic balance” and “macro add-on balance.”

be lowered even further), (ii) the BOJ will conduct money market operations so that the monetary base will increase at an annual pace of about 80 trillion yen, and (iii) the BOJ will purchase assets as follows: (1) purchase JGBs so that their amount outstanding will increase at an annual pace of about 80 trillion yen, (2) purchase ETFs and J-REITs so that their amounts outstanding will increase at an annual pace of about 3 trillion yen (decided further expansion to about 3.3 trillion yen and to about 6 trillion yen in April 2016 and July 2016, respectively) and about 90 billion yen, respectively, and (3) maintain the amounts outstanding of commercial paper and corporate bonds at about 2.2 trillion yen and about 3.2 trillion yen, respectively. In September 2016, the BOJ announced a new framework for strengthening monetary easing by adopting a program of “quantitative and qualitative monetary easing with yield curve control”, or QQE with yield curve control, under which the BOJ (i) set guidelines for market operations that specify (1) a short-term policy interest rate (set at the minus 0.1% level adopted in January 2016) and (2) a target level of a long-term interest rate (target yield of the 10-year JGB set at around 0%, to be facilitated through continued BOJ purchases of JGBs) and (ii) introduced new tools of market operations so as to control the yield curve smoothly, consisting of (1) outright purchases of JGBs with yields designated by the BOJ and (2) fixed-rate funds-supplying operations for a period of up to ten years. With regard to asset purchase except for JGB purchases, the BOJ also set the following guidelines: (i) purchase ETFs and J-REITs so that their amounts outstanding will increase at an annual pace of about 6 trillion yen and about 90 billion yen, respectively, and (ii) maintain the amounts outstanding of commercial paper and corporate bonds at about 2.2 trillion yen and about 3.2 trillion yen, respectively. Finally, the BOJ announced its “inflation-overshooting commitment,” under which it will continue with QQE with yield curve control, aiming to achieve the price stability target of 2%, as long as it is necessary for maintaining the target in a stable manner, and will continue to expand the monetary base until the year-on-year rate of increase in the observed CPI (all items less fresh food) exceeds the price stability target of 2% and stays above the target in a stable manner. In July 2018, to maintain strong monetary easing, the BOJ decided to strengthen the framework for continuous strong monetary easing. The BOJ introduced forward guidance for policy rates and announced its intent to maintain the current extremely low levels of short- and long-term interest rates for an extended period of time, taking into account uncertainties regarding economic activity and prices including the effects of the consumption tax hike in October 2019. Also, it was announced that the yields may move upward and downward to some extent mainly depending on developments in economic activity and prices.2 In addition, with regard to ETFs and J-REIT unit purchases, the BOJ announced that it may increase or decrease the amount of purchases depending on market conditions. Further, in April 2019, to make its policy to persistently continue with strong monetary easing clearer, the BOJ clarified its forward guidance for policy rates: The BOJ intends to maintain the current extremely low levels of short- and long-term interest rates for an extended period of time, taking into account uncertainties regarding economic activity and prices including developments in overseas economies and the effects of the consumption tax hike.

Furthermore, on March 16, 2020, in response to the adverse impact of the global spread of COVID-19 on the Japanese economy, the BOJ announced its plan to further strengthen its monetary easing policy, including (1) ensuring ample supply of yen funding through active purchases of JGBs and the following measures as well as providing U.S. dollar liquidity, (2) the introduction of special operations to support companies under which the BOJ will extend zero-interest rate loans collateralized by corporate debt as well as increasing the upper limit for its purchases of commercial paper and corporate bonds by 2 trillion yen, resulting in an upper limit for its balance of outstanding commercial paper and corporate bonds of 3.2 trillion yen and 4.2 trillion yen, respectively and (3) an increase in the upper limit for its purchases of ETFs and J-REITs to 12 trillion yen and 180 billion yen, respectively. On April 27, 2020, given the increasingly severe situation due to impact of the spread of COVID-19, the BOJ decided to further enhance monetary easing through (i) an increase in purchases of commercial paper and corporate bonds, to be conducted through the end of September 2020, setting the maximum amounts of additional purchase to 7.5 trillion yen for each asset, (ii) strengthening the BOJ’s Special Funds-Supplying Operations to Facilitate Financing in Response to the Novel Coronavirus (COVID-19), which were introduced and became effective in March 2020, and (iii) further active purchases of JGBs and treasury discount bills. With respect to market operations as well as purchases of ETFs and J-REITs, the BOJ set the

[2]	In case of rapid increases in the yields, the BOJ will purchase JGBs promptly and appropriately.

following guidelines: (i) a negative interest rate of minus 0.1 percent will be applied to current BOJ accounts held by financial institutions (the short-term policy interest rate); (ii) the BOJ will purchase JGBs without setting an upper limit so that 10-year JGB yields will remain at around 0% (the long-term policy interest rate); and (iii) the BOJ will actively purchase ETFs and J-REITs so that their amounts outstanding will increase at annual rates of about 6 trillion yen and about 90 billion yen, respectively. On June 16, 2020, the BOJ decided to continue with its monetary easing measures, including the foregoing guidelines regarding market operations and purchases of ETFs and J-REITs announced on April 27, 2020, as well as to extend the period of additional purchase of commercial paper and corporate bonds until the end of March 2021. The BOJ also announced on the same day their measures in response to the impact of COVID-19, including (i) support for corporate financing with a total size of about 110 trillion yen, with additional support through special programs, (ii) unlimited purchases of JGBs and U.S. dollar operations to provide for yen and foreign currency funding to stabilize the financial market, and (iii) purchases of ETFs with an annual pace of about 12 trillion yen.

The following table sets forth the principal economic indicators relating to monetary policy from 2015 through 2019.

	Current Account Balances(a)	Monetary Base		Money Stock		Loans and Bills Discounts Domestically Licensed Banks
		Total(a)	Annual % Change	Total(a)	Annual % Change	Total(a)	Annual % Change
	(yen amounts in billions)
2015	217,631	313,121	34.0	906,406	3.6	448,354	3.4
2016	290,611	391,421	25.0	936,870	3.4	460,360	2.7
2017	352,883	458,104	17.0	973,993	4.0	475,148	3.2
2018	382,178	491,499	7.3	1,002,453	2.9	488,331	2.8
2019	396,404	509,008	3.6	1,026,992	2.4	500,504	2.5

(a)	Average amounts outstanding.

Source: Bank of Japan Statistics, Bank of Japan.

Government Financial Institutions

The activities of private institutions are supplemented by a number of financial institutions under government supervision, the appointment of whose senior officials is subject to approval by the government and whose funds are supplied principally or partially by the government. Among these are Japan Finance Corporation (“JFC”), the successor to National Life Finance Corporation (“NLFC”), Japan Finance Corporation for Small and Medium Enterprise (“JASME”), and Agriculture, Forestry and Fisheries Finance Corporation (“AFC”), whose main purposes are to contribute to the improvement of the quality of the national life. They also include Japan Bank for International Cooperation (“JBIC”) and The Okinawa Development Finance Corporation (“ODFC”), whose purposes are to supplement private financing in their respective fields of activity, and Development Bank of Japan Inc. (“DBJ”) and The Shoko Chukin Bank (“SCB”), which will be privatized.

The central government has been steadily promoting reform of governmental financial institutions. The “Outline of Administrative Reforms” decided by the Cabinet on December 1, 2000, requires that the businesses and organizational forms of all special public institutions, which include governmental financial institutions, undergo a thorough review. Pursuant to the Act on Promotion of Administrative Reform for Realization of Small and Efficient Government (the “Administrative Reform Promotion Act”), which was enacted on May 26, 2006, (1) the former Development Bank of Japan was succeeded to by DBJ as of October 1, 2008, which is currently wholly owned by the Japanese government and will be privatized, (2) the international financial operations of JBIC, together with the functions of NLFC, JASME, AFC were transferred to JFC as of October 1, 2008, and the overseas economic cooperation operations of JBIC were transferred to the Japan International Cooperation Agency, and (3) as of October 1, 2008, Japan Finance Corporation for Municipal Enterprises was succeeded by Japan Finance Organization for Municipalities, which is funded by local governments. Each of these measures was implemented through individual laws that were enacted in 2007, pursuant to which these successor institutions were formed on October 1, 2008.

With regard to (1) above, as originally enacted, the Development Bank of Japan Inc. Act (Act No. 85 of 2007), as amended (the “DBJ Act”), contemplated full privatization of DBJ over a period of five to seven years from its establishment on October 1, 2008. During that time period, the DBJ Act (as originally enacted) provided that the Japanese government would dispose of all of the common stock of DBJ that it currently owns (the “full privatization”), and that steps would be taken to abolish the DBJ Act promptly after the full privatization. On June 26, 2009, the Japanese Diet approved the Act for Partial Amendment of the Development Bank of Japan Inc. Act (Act No. 67 of 2009) (the “2009 Amendment Act”), which, as part of the Japanese government’s response to economic and financial crises, enables the Japanese government to strengthen DBJ’s financial base through capital injections up to the end of March 2012. In addition, under the Amendment Act, the targeted timing for the full privatization of DBJ has been extended to approximately five to seven years from April 1, 2012. Further, the Amendment Act provides that the Japanese government is to review the organization of DBJ, including the way of the Japanese government’s holding of the DBJ shares, by the end of fiscal year 2011, and until such time, the Japanese government shall not be disposing of the DBJ’s shares held by it. Additionally, on May 2, 2011, in order to address the Great East Japan Earthquake of March 11, 2011, the Japanese Diet approved the Act for Extraordinary Expenditure and Assistance to Cope with the Great East Earthquake (Act No. 40 of 2011) (the “Extraordinary Expenditure Act”). The Extraordinary Expenditure Act enables to the Japanese government to strengthen DBJ’s financial base through capital injection through March 2015 so that DBJ can smoothly implement its crisis response operations. In addition, under Extraordinary Expenditure Act, the targeted timing for the full privatization of DBJ has been extended to approximately five to seven years from April 1, 2015. Further, the Extraordinary Expenditure Act provides that the Japanese government is to review the organization of DBJ, including the way of the Japanese government’s holding of the DBJ’s shares by the end of fiscal year 2014, and until such time, the Japanese government shall not dispose of the DBJ’s shares held by it. Furthermore, on May 13, 2015, the Japanese Diet approved the Act for Partial Amendment of the Development Bank of Japan Inc. Act (Act No. 23 of 2015) (the “2015 Amendment Act”), under which, in conjunction with DBJ’s full privatization, and taking into consideration the current business environment in the private financial sector, DBJ, utilizing its investment and loan functions, is to take measures necessary for implementing the its crisis response operations and supply of growth capital—that is, DBJ is to take all possible measures to supply funds to deal with large-scale disasters, economic crises and so forth, and to promote the supply of growth capital to revitalize regional economies and to reinforce the competitiveness of enterprises. In order to assure the sufficient implementation of the necessary operations, under the 2015 Amendment Act, the Japanese government shall maintain its stake in excess of one-third for DBJ’s crisis response operations, and one half or more for DBJ’s special investment operations, for as long as the government shall take such measures.

With regard to (2) above, The Japan Bank for International Cooperation Act (the “JBIC Act”) was passed into law on April 28, 2011 to spin off the Japan Bank for International Cooperation Operations from the domestic financial operations of the Japan Finance Corporation. Pursuant to the JBIC Act, Japan Bank for International Cooperation was newly established on April 1, 2012.

Private Financial Institutions

According to the Financial Services Agency, as of September 1, 2020, the private banking system included four city banks, 13 trust banks, and 15 other banks, as well as 64 1st local banks as of April 1, 2019, 38 2nd local banks as of January 1, 2020 and the Saitama Resona Bank, which is categorized as neither a 1st nor 2nd local bank. In addition, 55 foreign banks had branches in Japan as of February 28, 2020.

There are also credit associations, credit cooperative associations, labor credit associations and the national federations of each of such associations, which are engaged mainly in making small business loans. Agricultural cooperatives, prefectural credit federations of such cooperatives and The Norinchukin Bank operate in the field of agricultural credit.

GOVERNMENT FINANCE

Revenues, Expenditures and Budgets

The responsibility for the preparation of the budget and the administration of government finances rests with the Ministry of Finance. The fiscal year commences on April 1, and the Cabinet usually submits the budget to the Diet for its decision in the preceding January. Supplementary budgets revising the original budget may be submitted to the Diet from time to time during the fiscal year.

For advancing fiscal consolidation, the Cabinet approved the “Basic Framework for Fiscal Consolidation: Medium-term Fiscal Plan” on August 8, 2013. This plan provided the following targets for achieving fiscal consolidation.

•	Halving the primary deficit of the national and local governments to GDP ratio by JFY 2015 from the ratio in JFY 2010 (This target is achieved.);

•	Achieving a primary surplus of the national and local governments to GDP ratio by JFY 2020; and

•	Steadily reducing the public debt to GDP ratio.

These targets were firmly maintained in the “Basic Policies for the Economic and Fiscal Management and Reform 2015” decided by the Cabinet on June 30, 2015, including “The Plan to Advance Economic and Fiscal Consolidation”, or the fiscal consolidation plan, which the government believes would be an effective and concrete plan for achieving the primary surplus target by JFY2020, covering a five-year period (JFY2016-JFY2020). Under the fiscal consolidation plan, the government was committed to assessing the progress of reforming expenditure and revenue measures by using several benchmarks. However, the actual improvement in the primary balance was slower than the estimate under the “Plan to Advance Economic and Fiscal Revitalization”, or the Revitalization Plan, owing to more moderate growth in tax revenue than the initial assumption due to a decline in economic growth, as well as the impact of the postponement of the consumption tax rate hike to 10% from 8%, and the addition of supplementary budgets. Furthermore, in the “New Economic Policy Package”, the government revised the purposes of use of the tax revenue generated from the consumption tax rate hike in October 2019 to ensure stable fiscal resources in preparation for the human resources development revolution. Due to these factors, it has become difficult to achieve the primary surplus target by JFY2020.

Given the changing population structure including as a result of the aging population and decreasing working population, it is necessary to strengthen the basis for the social security system by the time the baby-boomer generation starts reaching 75 years of age and to ensure establishment of a path for fiscal consolidation by the time every member of the baby-boomer generation reaches 75 years of age. From these viewpoints, the new fiscal consolidation targets were set in the “Basic Policy on Economic and Fiscal Management and Reform 2018” by the Cabinet on June 15, 2018, which aims for a primary surplus of the central and local governments by JFY2025 by steadily implementing economic revitalization and fiscal consolidation measures. At the same time, the government will firmly maintain its aim of steadily reducing the public debt to GDP ratio.

In order to achieve the primary surplus target, the government will implement steadily the expenditure reforms on all fronts in parallel with economic revitalization.

On April 7, 2020, the Prime Minister of Japan announced proposed emergency economic measures in response to the COVID-19 outbreak, which were further revised on April 20, 2020, including (i) measures to prevent the spread of infection and secure resources and infrastructure for medical treatment, (ii) measures to protect employment and support businesses including ensuring the availability of interest-free, unsecured loans, deferral of national taxes and social security premiums for affected businesses and cash payments to all residents in Japan and small and medium-sized businesses affected by COVID-19, (iii) demand stimulus measures to be implemented after the outbreak is contained targeting affected industries such as tourism, transportation, food services and entertainment as well as regional economic development, (iv) measures to develop a resilient economic structure including support for development of business supply chains, support for agricultural exports and domestic supply and promotion of digital technologies in education and business and (v) securing contingency funds to address COVID-19. In connection with these measures, the Japanese government approved a supplementary budget on April 30, 2020, which includes an additional ¥25.7 trillion in budgeted spending that is planned to be financed through the issuance of additional government bonds. On June 12, 2020, a second supplementary budget was approved to expand the budgeted spending by an additional ¥31.9 trillion.

The fiscal and financial operations of the government and its agencies are budgeted and recorded in the following three sets of accounts:

•	General Account. The general account is used primarily to record operations in basic areas of governmental activity.

•

Special Accounts.    The accounts of the central government consist of the general account and special accounts. Special accounts can be set up to carry out specific projects, to manage specific funds, and for other purposes. Special accounts can be set up when the government (i) implements a specific program such as insurance and public works, (ii) possesses and manages special funds such as Fiscal Loan Program Funds and Foreign Exchange Funds, and (iii) uses a certain revenue to secure a special expenditure and thus needs to deal with such revenue and expenditure on a separate basis from the general revenue and expenditure such as Local Allocation and Local Transfer Tax and Government Bonds Consolidation Funds. As of October 9, 2019, the government had 13 special accounts.

•	Government-Affiliated Agencies. The government-affiliated agencies are government-owned corporations which consist of three financial corporations.

The settlement of accounts for revenues and expenditures is made by the Ministry of Finance, based on reports submitted by the respective Ministers. The settlement of accounts is required by law to be audited annually in detail by the Board of Audit, an organ independent of the Cabinet, and submitted by the Cabinet to the Diet in the following fiscal year.

The following tables set forth information with respect to the General Account, the Special Accounts and the Government Affiliated Agencies for JFY 2014 through JFY 2019, and the budget for JFY 2020.

Summary of Consolidated General and Special Accounts(a)

	JFY 2014	JFY 2015	JFY 2016	JFY 2017	JFY 2018	JFY 2019 (Provisional results as of December 31, 2019)	JFY 2020 Initial Budget(c)
	(in billions of yen)
REVENUES
Total Revenues, General Account	¥104,679	¥102,175	¥102,774	¥103,644	¥105,697	¥110,257	¥102,658
Total Revenues, Special Accounts	406,736	402,884	410,161	386,487	381,177	396,327	394,459
Less: Inter-Account Transactions(b)	263,951	257,143	253,522	245,402	243,007	249,344	252,709

Total Consolidated Revenues	¥247,464	¥247,917	¥259,413	¥244,729	¥243,868	¥257,240	¥244,409

EXPENDITURES
Total Expenditures, General Account	¥98,813	¥98,230	¥97,541	¥98,116	¥98,975	¥109,044	¥102,658
Total Expenditures, Special Accounts	390,202	386,214	395,361	374,150	368,936	387,949	391,759
Less: Inter-Account Transactions(b)	262,259	255,695	251,842	242,877	241,249	247,552	250,116

Total Consolidated Expenditures	¥226,756	¥228,749	¥241,061	¥229,389	¥226,661	¥249,442	¥244,301

Surplus of Consolidated Revenues over Consolidated Expenditures	¥20,708	¥19,167	¥18,353	¥15,340	¥17,206	¥7,798	¥108

(a)	Because of the manner in which the government accounts are kept, it is not practicable to show a consolidation of the Government Affiliated Agencies with the General and Special Accounts.
(b)	Inter-Account Transactions include transfers between the General Account and the Special Accounts, transfers between the Special Accounts, and transfers between sub- accounts of the Special Accounts.
(c)

As of the date of this prospectus, details for the revised budget for JFY 2020 are not available. For information in respect of the General Account and Special Accounts for the revised budget for JFY 2020, refer to the tables on pages 47 and 48.

Source: Budget, Ministry of Finance.

General Account

	JFY 2014	JFY 2015	JFY 2016	JFY 2017	JFY 2018	JFY 2019 Revised Budget(a)	JFY 2020 Revised Budget(b)
	(in billions of yen)
REVENUES
Tax and Stamp Revenues	¥53,971	¥56,285	¥55,468	¥58,787	¥60,356	¥60,180	¥63,513
Carried-over Surplus	5,836	5,866	3,945	5,232	5,528	1,119	527
Government Bond Issues	38,493	34,918	38,035	33,555	34,395	37,082	90,159
Income from Operations	45	45	47	50	51	48	50
Gains from Deposition of Assets	1,479	349	384	278	268	188	235
Miscellaneous Receipts	4,856	4,712	4,895	5,741	5,098	6,035	5,776

Total Revenues	¥104,679	¥102,175	¥102,774	¥103,644	¥105,697	¥104,652	¥160,261

EXPENDITURES
Local Allocation Tax Grants, etc.	¥17,096	¥16,801	¥15,339	¥15,567	¥16,026	¥16,032	¥15,834
National Debt Service	22,186	22,464	22,086	22,521	22,529	22,506	24,017
Social Security	30,190	31,401	32,208	32,521	32,569	34,062	40,527
Public Works	7,321	6,378	6,710	6,912	6,913	8,475	6,857
Education and Science	5,846	5,571	5,598	5,703	5,748	6,318	6,000
National Defense	5,063	5,130	5,150	5,274	5,475	5,675	5,332
Former Military Personnel Pensions	444	387	335	286	241	209	175
Economic Assistance	655	661	743	651	642	630	649
Food Supply	1,074	1,276	1,140	1,181	1,122	1,202	1,285
Energy	1,303	968	973	969	973	1,050	958
Promotion of SMEs	417	340	430	319	525	621	22,397
Miscellaneous	7,218	6,854	6,830	6,211	6,212	7,371	24,230
Contingency funds for measures against the COVID-19							11,500
Contingencies	—	—	—	—	—	500	500
Carryback of settlement deficit compensation for JFY 2008	—	—	—	—	—	—	—

Total Expenditures	¥98,813	¥98,230	¥97,542	¥98,116	¥98,975	¥104,652	¥160,261

Surplus of Revenues over Expenditures	¥5,866	¥3,945	¥5,232	¥5,528	¥6,723	¥—	¥—

(a)	As of the date of this prospectus, details for the provisional results for JFY 2019 General Accounts are not available.
(b)	As revised to reflect the second revised budget for JFY 2020 approved by the Diet on June 12, 2020.

Source: Budget, Ministry of Finance.

Special Accounts

	JFY 2014		JFY 2015		JFY 2016		JFY 2017		JFY 2018		JFY 2019 Revised Budget(a)		JFY 2020 Revised Budget(b)
	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.
	(in billions of yen)
Fiscal Investment and Loan Program	¥36,114	¥35,052	¥33,360	¥32,503	¥42,124	¥41,166	¥28,207	¥27,409	¥26,070	¥25,175	¥28,120	¥28,043	¥67,691	¥67,578
Government Bonds Consolidation Fund	207,469	204,398	201,927	198,309	198,994	195,911	191,227	188,134	186,158	183,082	189,236	18,236	193,780	193,780
Foreign Exchange Fund	3,492	78	3,163	46	2,948	70	2,808	70	3,101	85	3,147	1,047	3,154	984
Local Allocation and Local Transfer Tax	55,959	53,903	55,638	53,398	53,577	52,590	52,517	51,780	52,483	51,596	51,948	51,320	51,807	51,612
Measure for Energy	8,542	7,650	8,993	8,363	9,608	9,082	10,191	9,742	10,613	10,158	14,654	14,654	14,346	14,346
Pensions	80,362	77,311	85,293	81,705	90,142	85,786	90,158	87,413	91,700	89,464	93,347	93,347	95,286	95,286
Stable Supply of Foodstuff	1,187	978	1,095	975	940	820	979	842	970	814	1,298	1,294	1,273	1,268
Debt Management of National Forest and Field Service	312	312	321	321	329	329	342	342	349	349	356	356	365	365
Trade Reinsurance(c)	81	3	59	21	37	12	—	—	—	—	—	—	—	—
Automobile Safety	544	394	567	403	606	426	625	431	672	451	561	485	799	718
Labor Insurance	6,863	6,209	6,880	6,330	6,296	5,941	6,040	5,656	6,073	5,735	6,536	6,419	9,253	9,116
Reconstruction from the Great East Japan Earthquake	5,357	3,792	5,134	3,710	4,105	2,961	2,924	2,188	2,532	1,868	2,158	2,158	2,074	2,074
Others	455	123	452	131	456	267	469	143	456	158	450	365	340	289

Total Revenues and Expenditures(d)	¥406,736	¥390,202	¥402,884	¥386,214	¥410,162	¥395,361	¥386,487	¥374,150	¥381,177	¥368,936	¥391,475	¥388,724	¥440,169	¥437,416

(a)	As of the date of this prospectus, details for the provisional results for JFY 2019 Special Accounts are not available.
(b)	As revised to reflect the second revised budget for JFY 2020 approved by the Diet on June 12, 2020.
(c)	The account was abolished effective JFY 2017.
(d)	Without adjustment for inter-account transactions. Total Revenues and Expenditures may differ from the actual totals of the listed accounts due to rounding.

Source: Budget, Ministry of Finance.

Government Affiliated Agencies

	JFY 2014		JFY 2015		JFY 2016		JFY 2017		JFY 2018		JFY 2019 Revised Budget(a)		JFY 2020 Revised Budget(b)
	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.
	(in billions of yen)
Fiscal Investment and Loan Program	¥1,129	¥1,000	¥1,092	¥920	¥1,065	¥906	¥1,130	¥962	¥1,231	¥1,064	¥1,757	¥1,817	¥2,432	¥2,537

(a)

There were no revisions to the relevant information for Government Affiliated Agencies in the supplementary budget for JFY 2019 approved by the Diet on January 30, 2020. As of the date of this prospectus, details for the provisional results for JFY 2019 Government Affiliated Agencies are not available.

(b)	As revised to reflect the second revised budget for JFY 2020 approved by the Diet on June 12, 2020.

Source: Budget, Ministry of Finance.

Tax Structure

The central government derives tax revenues (including stamp revenues) through taxes on income, consumption and property, etc. The taxes on income, consumption and property (including stamp revenues, etc.) account for 52.1%, 42.9% and 5.0%, respectively, of the total central government taxes and stamp revenues in the JFY 2020 initial national account budget.

The individual national income tax is progressive, with rates currently ranging from 5% to 45% of taxable income, and the local taxes are a 10% single rate. Interest income is generally taxed at the rate of 20.315%, including both national and local taxes, separately from other types of income, and subject to certain exemptions. The corporate tax rate was reduced from 23.4% in JFY 2016 to 23.2% in JFY 2018, except that, for small and medium corporations, the first ¥8 million of income is taxed at 15%. In addition, corporations are subject to local income taxation. The statutory corporate income tax rate (national and local) was reduced from 29.97% in JFY 2016 to 29.74% in JFY 2018.

Comprehensive Reform of Social Security and Tax.    Japan’s fiscal conditions face challenges, with its tax revenues covering about 50% of its expenditures under the second revised budget, and with the ratio of long-term debt outstanding of central and local governments to gross domestic product expected to have reached 200% at the end of JFY 2019. The ratio of long-term debt outstanding of central and local governments to gross domestic product is expected to increase to 207% at the end of JFY 2020 and may further increase in subsequent fiscal years due to the negative impact of COVID-19 on gross domestic product and additional government debt issued in connection with stimulus measures implemented in response to COVID-19. See also “Japan’s Public Debt” below. The Government of Japan seeks to tackle these fiscal challenges through the “comprehensive reform of social security and tax”, which was approved by the Diet in August 2012, and thereby maintain the market’s and the international community’s confidence in Japan and build the foundation for stable economic growth. In the reform, the government planned to set aside consumption tax revenues for social security payments, and, on the condition that the economic situation improves, gradually increase the consumption tax rate to 8% in April 2014 and to 10% in October 2015. In accordance with the plan, consumption tax rate was increased to 8% in April 2014. However, the government decided to postpone the implementation date of further consumption tax hike to 10% from October 1, 2015 to April 1, 2017, as a result of taking comprehensive account of the economic condition and other factors, and on June 1, 2016, the former Prime Minister ABE Shinzo announced a plan to further postpone the consumption tax hike to 10% from April 1, 2017, to October 1, 2019. Consumption tax rate has been increased to 10% since October 1, 2019.

Fiscal Investment and Loan Program

The Fiscal Investment and Loan Program (the “FILP”) plan is formulated at the same pace as the General Account budget. The FILP plan details the allocation of public funds to various special accounts, government affiliated agencies, local governments, public corporations and other public institutions.

Under the FILP plan, funds are supplied to government-related entities such as public corporations, government affiliated agencies, special accounts and local governments. The total amount of the initial plan for JFY 2020 was ¥13,220 billion. The sources of funds for the initial plan in JFY 2020 were Fiscal Loan (¥11,186 billion), Industrial Investment (¥451 billion), Government-Guaranteed domestic bonds (¥413 billion) and Government-Guaranteed foreign bonds (¥1,109 billion) and Government-Guaranteed long-term borrowings in foreign currencies (¥60 billion). On April 7, 2020, the total amount of the FILP plan for JFY 2020 was revised to ¥23,407 billion. The sources of funds for the revised plan in JFY 2020 are Fiscal Loan (¥21,174 billion), Industrial Investment (¥551 billion) and Government-Guaranteed debt (¥1,682 billion), which consists of the Government-Guaranteed domestic bonds, Government-Guaranteed foreign bonds and Government-Guaranteed long-term borrowings in foreign currencies. On May 27, 2020, the total amount of the FILP plan for JFY 2020 was further revised to ¥62,833 billion. The sources of funds for the revised plan in JFY 2020 are Fiscal Loan (¥53,999 billion), Industrial Investment (¥651 billion) and Government-Guaranteed debt (¥8,182 billion). The

Fiscal Loan utilizes the Fiscal Loan Fund consisting of funds procured through the issuance of FILP bonds and reserves or surplus funds deposited from government special accounts to provide long-term, fixed and low-interest loans to such entities as special government accounts, local governments, government-affiliated agencies, incorporated administrative agencies, etc.

The following table (the “FILP Classification Table by Purpose”) shows the uses of funds allocated under the initial plan for the periods indicated.

(Note) The FILP Classification Table by Purpose has been prepared and published to specify fields where FILP contributes to the national economy or livelihood. Classification of the table had been almost the same from JFY 1961 to JFY 2014. However, the classification became to be inappropriate for reflecting realities of recent FILP-target projects, it was revised in JFY 2015 by sorting out the classification or putting some classifications together.

Old classification	JFY 2011	JFY 2012	JFY 2013	JFY 2014
	(in billions of yen)
Housing	¥578	¥923	¥929	¥942
Living environment	2,725	2,713	2,805	2,306
Social welfare	550	743	703	920
Education	1,176	1,232	1,522	1,278
Small and medium enterprises	3,627	4,323	4,197	3,861
Agriculture, forestry and fisheries	345	373	407	476
National land conservation/disaster recovery	180	645	348	477
Road construction	2,248	2,813	2,939	2,270
Transportation/communications	408	384	519	629
Regional development	467	447	372	259
Industry/technology	625	2,015	2,005	1,448
Trade/economic cooperation	1,978	1,039	1,644	1,313

Total	¥14,906	¥17,648	¥18,390	¥16,180

New classification	JFY 2014	JFY 2015	JFY 2016	JFY 2017	JFY 2018	JFY 2019	JFY 2020
	(in billions of yen)
SMEs and micro enterprises	¥3,750	¥3,448	¥3,182	¥2,969	¥2,912	¥2,997	¥2,903
Agriculture, forestry and fisheries	318	280	322	339	573	604	590
Education	1,134	1,038	1,055	932	943	930	898
Welfare/medical care	772	773	811	670	627	541	477
Environment	50	61	61	64	61	33	54
Industry/innovation	834	939	864	822	919	1,019	1,166
Housing	849	742	621	541	461	546	521
Social capital	4,467	3,999	3,087	5,093	4,761	3,745	3,752
Overseas investment and loans	1,547	1,378	2,000	2,455	2,003	1,857	2,039
Others	2,460	1,964	1,477	1,243	1,204	849	821

Total	¥16,180	¥14,622	¥13,481	¥15,128	¥14,463	¥13,119	¥13,220

DEBT RECORD

There has been no default in the payment of interest or principal of any internal Japanese government obligation since the establishment of the modern Japanese state in 1868 or of any external Japanese government obligation within a period of 20 years prior hereto.

JAPAN’S PUBLIC DEBT

The following table summarizes, as of the dates indicated, the outstanding direct internal and external funded and floating debt of Japan. The term “floating debt” is used herein to mean all debt with maturities of one year or less from the date of issue. All other debt is classified as “funded debt.” Detailed debt tables are presented below.

The outstanding government bonds reached 887 trillion yen at the end of JFY 2019. The amount of public bonds issued by the Japanese government as a percentage of its general account total revenues was 35.4% under the revised budget for JFY 2019 and 56.3% under the second revised budget for JFY 2020. The amount of the government bond issuances in the JFY 2020 second revised budget is ¥90,159 billion and is more than the JFY 2019 revised budget level of ¥37,082 billion, largely due to the necessity of funds to take various measures to counter the economic impact of COVID-19.

Summary of Japan’s Public Debt

	Funded		Floating Internal
At the end of JFY	Internal	External
	(in billions)	(in thousands)	(in billions)
2015	880,335	—	169,031
2016	908,093	—	163,467
2017	934,321	—	153,492
2018	954,863	—	148,491
2019	965,926	—	148,614

As of March 31, 2020 Japan had guaranteed payment of principal and interest of various internal yen obligations in the aggregate principal amount of ¥29,755 billion and of various external obligations aggregating the equivalent of ¥6,501 billion.

The following table sets forth the aggregate annual payments of principal in respect of the direct internal funded debt of Japan outstanding as of March 31, 2020 for the periods indicated.

Principal Payments on Direct Funded Debt of Japan

JFY	Internal
(in billions)
2020	¥107,184
2021	99,702
2022	76,382
2023	75,036
2024 to 2058	607,581

Total	¥965,885

INTERNAL DEBT

Direct Debt of the Japanese Government

Funded Debt

Title and Interest Rate	Year of Issue	Year of Maturity	Principal Amounts Outstanding as of March 31, 2020 (in millions)
1. Bonds
Interest-Bearing Treasury Bond—40 years, 12 Series (0.4-2.4%)	2007-2020	2048-2059	¥26,504,600
Interest-Bearing Treasury Bond—30 years, 65 Series (0.3-2.9%)	1999-2020	2029-2049	125,806,750
Interest-Bearing Treasury Bond—20 years, 126 Series (0.2-2.5%)	2000-2020	2020-2039	258,720,042
Interest-Bearing Treasury Bond—15 years, 15 Series (variable rate)	2005-2008	2020-2023	13,746,100
Interest-Bearing Treasury Bond—10 years, 50 Series (0.1-1.3%)	2010-2020	2020-2029	313,956,278
Interest-Bearing Treasury Bond for Individual Investors—10 years, 94 Series (variable rate)	2010-2020	2020-2030	10,804,163
Inflation-Indexed Bonds—10 years, 8 Series (0.1%)	2013-2020	2023-2029	11,272,028
Interest-Bearing Treasury Bond—5 years, 19 Series (0.1%)	2015-2020	2020-2024	138,029,970
Interest-Bearing Treasury Bond for Individual Investors—5 years, 60 Series (0.05-0.09%)	2015-2020	2020-2025	1,187,647
Interest-Bearing Treasury Bond for Individual Investors—3 years, 36 Series (0.05%)	2017-2020	2020-2023	1,599,042
Interest-Bearing Treasury Bond—2 years, 24 Series (0.1%)	2018-2020	2020-2022	52,360,600
6% Bereaved Family Treasury Bond, 9 Series	2011-2019	2020-2028	2
6% Repatriation Treasury Bond, 1 Series	2014	2024	0
Non-interest Special Benefit Treasury Bond, 1 Series	2013	2023	2
Non-interest Special Benefit Treasury Bond IV, 2 Series	2013-2016	2023-2026	8
Non-interest Special Benefit Treasury Bond X, 2 Series	2013-2016	2023-2026	36
Non-interest Special Benefit Treasury Bond XIII, 1 Series	2016	2021	119
Non-interest Special Benefit Treasury Bond XVII, 4 Series	2010-2016	2020-2026	192
Non-interest Special Benefit Treasury Bond XXII, 8 Series(a)	2010-2017	2020-2027	1,050
Non-interest Special Benefit Treasury Bond XXVII, 4 Series(a)	2013-2017	2023-2027	37,763
Non-interest Treasury Bond for Special Condolence X, 1 Series	2015	2020	47,433
Non-interest Special Benefit Treasury Bond XXVIII, 1 Series	2016	2021	372

Total Bonds			¥954,074,197

Title and Interest Rate	Year of Issue	Year of Maturity	Principal Amounts Outstanding as of March 31, 2020 (in millions)
2. Borrowings
Former Temporary Military Expenditure(b)	1943-1945		¥41,422
Allotment of Local Allocation and Local Transfer Tax	2007	2037	9,925,985
Former Government-Operated Land Improvement Project	2008	2021-2022	2,603
Former National Centers for Advanced and Specialized Medical Care	2010	2020-2035	31,253
Special Account for Energy Policy (0.01-1.7%)	2007-2020	2020-2034	132,310
Special Account for Stable Food Supply (0.01-1.3%)	2009-2020	2022-2033	35,290
Special Account for National Forest Debt Management (0.0-1.4%)	1996-2020	2020-2033	1,186,557
Special Account for Motor Vehicle Safety (0.0-1.3%)	2001-2011	2021-2041	496,382

Total Borrowings			¥11,851,802

Total Direct Internal Funded Debt			¥965,925,999

(a)

The amounts outstanding for Non-interest Special Benefit Treasury Bond XXII, 9 Series and for Non-interest Special Benefit Treasury Bond XXVII, 4 Series are higher than the amounts outstanding for the other Non-interest Special Benefit Treasury Bond series listed in this table because these bonds relate to “special benefit for the wives of the war dead, etc.”, for which benefit payments are high compared to other special benefits.

(b)

Represents borrowings by the government from special corporations of currencies of areas under Japanese control during World War II. The maturity of such borrowings and other matters relating to such borrowings remain undetermined.

Floating Debt

Title	Interest	Year of Maturity	Principal Amounts Outstanding as of March 31, 2020 (in millions)
1. Bonds
Treasury Discount Bills
Food Financing Bills	Non-interest bearing	2020	97,000
Foreign Exchange Fund Financing Bills	Non-interest bearing	2020-2021	73,147,120
Petroleum Financing Bills	Non-interest bearing	2020	1,174,700
Treasury Bills, 12 Series	Non-interest bearing	2020-2021	23,797,400
Note in Substitution for Currency of the International Monetary Fund	Non-interest bearing	Payable on demand	3,920,975
Note in Substitution for Currency of the International Development Association	Non-interest bearing	Payable on demand	77,210
Note for Contribution to the Special Funds of the Asian Development Bank	Non-interest bearing	Payable on demand	62,780
Note in Substitution for Currency of the African Development Fund	Non-interest bearing	Payable on demand	34,775
Note in Substitution for Currency of the Multilateral Investment Fund of the Inter-American Development Bank	Non-interest bearing	Payable on demand	5,997

Title	Interest	Year of Maturity	Principal Amounts Outstanding as of March 31, 2020 (in millions)
Note in Substitution for Currency of the International Fund for Agricultural Development	Non-interest bearing	Payable on demand	4,783
Note in Substitution for Currency of the Global Environment Facility Trust Fund of the International Bank for Reconstruction and Development	Non-interest bearing	Payable on demand	43,357
Note in Substitution for Currency of the Multilateral Investment Guarantee Agency	Non-interest bearing	Payable on demand	721
Note in Substitution for Currency of the Green Climate Fund	Non-interest bearing	Payable on demand	64,384
Government Bonds issued to Development Bank of Japan	Non-interest bearing	Payable on demand	1,324,665
Government Bonds issued to Nuclear Damage Liability Facilitation Fund	Non-interest bearing	Payable on demand	4,177,400

Total Bonds			¥107,933,266

2. Borrowings
Special Account for Local Allocation Tax	0.000-0.001%	2020	¥31,328,372
Special Account of Pension	0.001%	2020	1,452,421
Special Account for Energy Policy	0.000%	2020-2021	7,899,923

Total Borrowings			¥40,680,717
Total Direct Internal Floating Debt			¥148,613,982

Total Direct Internal Debt			¥1,114,539,981

Debt Guaranteed by the Japanese Government

Title	Interest	Year of Issue	Year of Maturity	Principal Amounts Outstanding as of March 31, 2020 (in millions)
1. Bonds Issued by Government-Affiliated Corporations
Japan Finance Corporation	0.001-1.200%	2010-2020	2020-2029	¥715,000
Japan Expressway Holding and Debt Repayment Agency	0.001-2.700%	2005-2020	2020-2060	16,131,500
New Kansai International Airport Co., Ltd.	0.105-2.400%	2007-2019	2020-2029	314,470
Development Bank of Japan	0.001-2.200%	2006-2020	2020-2059	1,840,000
Deposit Insurance Corporation of Japan	0.100%	2016-2020	2020-2024	1,870,000
Banks’ Shareholdings Purchase Corporation	0.100%	2018-2019	2020-2021	400,000
Nuclear Damage Compensation and Decommissioning Facilitation Corporation	0.001%	2017-2019	2020-2022	800,000
The Corporation for Revitalizing Earthquake-Affected Business	0.001%	2017	2021	20,000
Private Finance Initiative Promotion Corporation of Japan	0.001-0.145%	2017-2019	2027	68,000
Organization for Promoting Urban Development	0.020-0.699%	2013-2020	2023-2040	53,800
Central Japan International Airport Co., Ltd.	0.001-1.300%	2011-2020	2021-2030	142,700
Japan Finance Organization for Municipalities	0.001-2.200%	2005-2020	2020-2030	5,795,290

Total				¥28,150,760

2. Borrowings of Government-Affiliated Corporations
Incorporated Administrative Agency—Farmers Pension Fund	0-0.145%	2016-2020	2020-2023	¥290,000
Incorporated Administrative Agency— Agriculture, Forestry and Fisheries Credit Foundations	0.100%	2015	2019	—
Japan Railway Construction, Transport and Technology Agency	0%	2019	2020	4,100
Japan Oil, Gas and Metals National Corporation	0%	2019-2020	2020-2021	672,431
Deposit Insurance Corporation of Japan	0%	2019-2020	2020-2021	93,200
Japan Investment Corporation	0%	2019-2020	2020-2021	335,000
Nuclear Damage Compensation and Decommissioning Facilitation Corporation	0%	2019	2020	200,000
The Corporation for Revitalizing Earthquake-Affected Business	0%	2019	2020	3,600
Private Finance Initiative Promotion Corporation of Japan	0.066%	2016	2020	—

Title	Interest	Year of Issue	Year of Maturity	Principal Amounts Outstanding as of March 31, 2020 (in millions)
Organization for Promoting Urban Development	0.081%	2017	2021	5,800

Total				¥1,604,131
Total Internal Debt Guaranteed by the Japanese Government				¥29,754,891

EXTERNAL DEBT

Debt Guaranteed by the Japanese Government

	Interest	Year of Loan	Year of Maturity	Principal Amounts Outstanding as of March 31, 2020 (in thousands)
Japan Bank for International Cooperation	1.500-3.500%	2013-2020	2020-2029	$43,550,000
	2.625%	2014	2020	£425,000
Japan International Cooperation Agency	2.125-3.375%	2016-2018	2026-2028	$1,500,000
Development Bank of Japan	1.625-3.250%	2014-2019	2021-2029	$9,100,000
	4.750%	2007	2027	€700,000
	1.050-2.300%	1998-2006	2022-2028	¥280,000,000
Japan Finance Organization for Municipalities	4.000%	2011	2021	$1,000,000
	5.750%	1999	2019	£—

Totals by currency				$55,150,000
				£425,000
				€700,000
				¥280,000,000

SUBSCRIPTIONS TO INTERNATIONAL FINANCIAL ORGANIZATIONS

The following table sets forth information relating to Japan’s obligations to contribute to the capital and financing requirements of international financing organizations in which it participates as of March 30, 2019.

Organization	Subscription Amount
	(in USD millions)
International Monetary Fund	$42,064	(a)
International Bank for Reconstruction and Development	23,280	(b)
International Development Association	46,945	(c)
International Finance Corporation	163	(d)
Multilateral Investment Guarantee Agency	97	(e)
International Fund for Agricultural Development	600	(f)
Asian Development Bank	22,908	(g)
African Development Bank	4,968	(h)
African Development Fund	4,252	(i)
European Bank for Reconstruction and Development	2,863	(j)
Inter-American Development Bank	8,878	(k)
Inter-American Investment Corporation	67	(l)
Multilateral Investment Fund	570	(m)

(a)	Equivalent of SDR 30,820.5 million as of March 31, 2020.
(b)	As stated in IBRD Financial Statements as of June 30, 2019.
(c)	As stated in IDA Financial Statements as of June 30, 2019.
(d)	As stated in IFC Financial Statements as of June 30, 2019.
(e)	As stated in MIGA Financial Statements as of June 30, 2019.
(f)	As stated in IFAD Financial Statements as of December 31, 2019.
(g)	As stated in ADB Financial Statements as of December 31, 2019.
(h)	As stated in AfDB Financial Statements as of December 31, 2019. Equivalent of UA 3,593 million.
(i)	As stated in AfDF Financial Statements as of December 31, 2019. Equivalent of UA 3,075 million.
(j)	As stated in EBRD Financial Statements as of December 31, 2019. Equivalent of € 2,557 million.
(k)	As stated in IDB Financial Statements as of December 31, 2019.
(l)	As stated in IIC Financial Statements as of December 31, 2019.
(m)	As stated in MIF Financial Statements as of December 31, 2019.

USE OF PROCEEDS

JBIC will use the net proceeds from the sale of the Debt Securities for its operations.

DESCRIPTION OF THE DEBT SECURITIES AND GUARANTEE

The following is a brief summary of the terms and conditions of the Debt Securities and the Fiscal Agency Agreement or Agreements pursuant to which they will be issued (the “Fiscal Agency Agreement”). JBIC has filed or will file copies of the forms of Debt Securities and the form of Fiscal Agency Agreement as exhibits to the registration statement of which this prospectus is a part. The following summary states the material terms of the Debt Securities and guarantee of Japan. The following summary does not purport to be complete, and you should refer to the exhibits for more complete information.

General

From time to time, JBIC may authorize and issue Debt Securities in one or more series. The prospectus supplement that relates to your Debt Securities will specify the following terms:

•	The designation, aggregate principal amount, currency, any limitation on such principal amount and authorized denominations;

•	The percentage of their principal amount at which such Debt Securities will be issued;

•	The maturity date or dates;

•	The interest rate or rates, if any, which may be fixed or variable, and the dates for payment of interest, if any;

•	The paying agencies where payments of principal, premium, if any, and interest, if any, will be made;

•	Any optional or mandatory redemption terms or repurchase or sinking fund provisions; and

•	Other specific provisions.

If JBIC issues any Debt Securities at an original issue discount or payable in a currency other than the United States dollar, the prospectus supplement relating to such Debt Securities will also describe special U.S. federal income tax and other considerations applicable to such Debt Securities.

JBIC and Japan will appoint a fiscal agent (the “Fiscal Agent”) or agents in connection with the Debt Securities. The Fiscal Agency Agreement will set forth the Fiscal Agent’s duties. The Fiscal Agent will be a bank or trust company named in the applicable prospectus supplement, but JBIC and Japan may replace the Fiscal Agent and may appoint different fiscal agents for different series of Debt Securities. JBIC and Japan may maintain deposit accounts and conduct other banking and financial transactions with the Fiscal Agent. The Fiscal Agent is the agent of JBIC and Japan, is not a trustee for the holders of Debt Securities and does not have the same responsibilities or duties to act for such holders as would a trustee.

Rank of Debt Securities

The Debt Securities will be our direct, unsecured debt securities obligations and rank pari passu and be payable without any preference among themselves and at least equally with all of our other unsecured debt securities obligations from time to time outstanding, which rank senior to our unsecured general obligations not represented by debt securities, provided, however, that certain obligations in respect of national and local taxes and certain preferential rights granted by, among others, the Japanese Civil Code to certain specified types of creditors, such as preferential rights of employees to wages, will have preference.

Guarantee of Japan

Japan will unconditionally guarantee payment of principal of and premium, if any, and interest on the Debt Securities. The guarantee will be a general obligation of Japan, and Japan will pledge its full faith and credit for the performance of the guarantee. The guarantee will rank equally in right of payment with all other general obligations of Japan without any preference one above the other by reason of priority of date of issue or otherwise. Japan will agree that the guarantee may be enforced, in the event of default by JBIC, without making prior demand upon or seeking to enforce remedies against JBIC.

Issuance of any such guarantee will be subject to limits imposed by annual budgetary authorizations set by the Japanese Diet. In addition, each particular issue of Debt Securities will, on a case-by-case basis, necessitate the obtaining of authorization by Japan of any such guarantee. With respect to JBIC’s bonds to be issued in JFY 2020 and to be repaid in foreign currency, the maximum amount that the government of Japan is able to guarantee is the aggregate amount of face value of such bonds converted into Japanese yen using foreign currency conversion rate.

Additional Amounts

We will pay all amounts that we are required to pay on the Debt Securities without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any taxing authority in Japan (“Taxes”), unless the withholding or deduction of such Taxes is required by law. In that event, we will pay such additional amounts that are necessary so that the net amounts received by any beneficial owner of the Debt Securities after such withholding or deduction will equal the amounts that would have been receivable in the absence of such withholding or deduction, except that no such additional amounts will be payable under certain circumstances.

Redemption

If the Debt Securities of a series provide for mandatory redemption, or redemption at the election of JBIC, such redemption shall be on at least 30 days’ notice. In event of redemption in part, the Fiscal Agent will select the Debt Securities to be redeemed by lot or in any usual manner it approves. The Fiscal Agent will mail notice of such redemption to holders of registered Debt Securities of such series, to their last addresses as they appear on the register of the Debt Securities of such series.

Japanese Taxation

The following description of Japanese taxation (limited to national taxes) applies to interest on Debt Securities issued by JBIC outside Japan and payable outside Japan as well as to certain aspects of capital gains, inheritance tax and gift tax. You should note that, while the following description of Japanese taxation contains the terms of Japanese taxation material to prospective investors, it is not exhaustive and prospective investors are advised to consult their own tax advisors as to their exact tax position.

The statements below are based on current tax laws and regulations in Japan and current income tax treaties executed by Japan all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). Neither such statements nor any other statements in this document are to be regarded as advice on the tax position of any beneficial owner of the Debt Securities or any person purchasing, selling or otherwise dealing in the Debt Securities or any tax implication arising from the purchase, sale or other dealings in respect of the Debt Securities.

Debt Securities.    This section applies only to Debt Securities other than those falling under (i) so-called “discounted bonds” (of which the original issue discount will be subject to Japanese withholding tax) as prescribed by the Act on Special Measures Concerning Taxation of Japan or (ii) so-called “taxable linked bonds” as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan, i.e., bonds of which the amount of interest is to be calculated by reference to certain indexes (as prescribed by the Cabinet Order under Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan) relating to JBIC or a Specially-Related Party of JBIC (as defined below).

Representation of Gross Recipient Status upon Initial Distribution.    By subscribing to the Debt Securities, an investor will be deemed to have represented it is a “Gross Recipient,” i.e., (i) a beneficial owner that is, for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a Specially-Related Party of JBIC, (ii) a Designated Financial Institution (as defined below) that will hold the Debt Securities for its own proprietary account or (iii) an individual resident of Japan or a Japanese corporation who will receive interest payments on the Debt Securities through a Japanese Payment Handling Agent (as defined below). Among other restrictions, the Debt Securities are not, as part of the initial distribution at any time, to be directly or indirectly offered or sold to, or for the benefit of, any person other than a Gross Recipient.

Tax Withholding Rules for Non-resident Investors.    If the recipient of interest on the Debt Securities is an individual non-resident of Japan or a non-Japanese corporation for Japanese tax purposes, as described below, the Japanese tax consequences on such individual non-resident of Japan or non-Japanese corporation are significantly different depending upon whether such individual non-resident of Japan or non-Japanese corporation is a Specially-Related Party of JBIC. Most importantly, if such individual non-resident of Japan or non-Japanese corporation is a Specially-Related Party of JBIC, income tax at the rate of 15% (for the period beginning on January 1, 2013 and ending on December 31, 2037, 15.315%) of the amount of such interest will be withheld by JBIC under Japanese tax law:

•	If the recipient of interest on any Debt Securities is:

•	an individual non-resident of Japan with no permanent establishment within Japan;

•	a non-Japanese corporation with no permanent establishment within Japan; or

•

an individual non-resident of Japan or non-Japanese corporation with a permanent establishment within Japan, but the receipt of interest on the relevant Debt Securities is not attributable to such permanent establishment of such individual non-resident of Japan or non-Japanese corporation, then, no Japanese income or corporate tax is payable with respect to such interest by way of withholding or otherwise, if such recipient complies with certain requirements. Such requirements include:

•

if the relevant Debt Securities are held through a certain participant in an international clearing organization such as Euroclear Bank SA/NV (“Euroclear”), Clearstream Banking, societe anonyme (“Clearstream”) and The Depository Trust Company (“DTC”), or a certain financial intermediary prescribed by the Act on Special Measures Concerning Taxation of Japan and the relevant cabinet order thereunder (the Act on Special Measures Concerning Taxation of Japan, cabinet order thereunder and the related ministerial regulation are called the “Act”) (each, a “Participant”), the requirement to provide, at the time of entrusting a Participant with the custody of the relevant Debt Securities, certain information prescribed by the Act to enable the Participant to establish that the recipient is exempt from the requirement for Japanese tax to be withheld or deducted (the “Interest Recipient Information”), and to advise the Participant if such individual non-resident of Japan or non-Japanese corporation ceases to be so exempted (including the case where it became a Specially-Related Party of JBIC); and

•

if the relevant Debt Securities are not held by a Participant, the requirement to submit to the Fiscal Agent (or a separate paying agent, if one is appointed) a written application for tax exemption (hikazei tekiyo shinkokusho) (the “Written Application for Tax Exemption”), together with certain documentary evidence.

Failure to comply with the requirements described above (including the case where the Interest Recipient Information is not duly communicated as required under the Act) will result in the withholding by JBIC of income tax at the rate of 15% (for the period beginning on January 1, 2013 and ending on December 31, 2037, 15.315%) of the amount of such interest.

•	If the recipient of interest on any Debt Securities is:

•	an individual non-resident of Japan with a permanent establishment within Japan; or

•	a non-Japanese corporation with a permanent establishment within Japan,

and the receipt of interest is attributable to such permanent establishment, then such interest will not be subject to the withholding by JBIC of income tax at the rate of 15% (for the period beginning on January 1, 2013 and ending on December 31, 2037, 15.315%) if the recipient complies with, among others, the requirement to provide the Interest Recipient Information or to submit the Written Application for Tax Exemption, as the case may be. Failure to do so will result in the withholding by JBIC of income tax at the rate of 15% (for the period beginning on January 1, 2013 and ending on December 31, 2037, 15.315%) of the amount of such interest. The amount of such interest will, however, be included in the recipient’s Japanese source income which is subject to Japanese taxation, and will be subject to regular income tax or corporate tax, as the case may be.

•

Notwithstanding the foregoing, if an individual non-resident of Japan or a non-Japanese corporation mentioned above is a party who has a special relationship with JBIC (that is, in general terms, a person who directly or indirectly controls or is directly or indirectly controlled by, or is under direct or indirect common control with, JBIC) within the meaning prescribed by the Cabinet Order under Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan (such party is referred to in this section as a “Specially-Related Party of JBIC”) as of the beginning of the fiscal year of JBIC in which the relevant Interest Payment Date falls, the exemption from Japanese withholding tax on interest mentioned above will not apply, and income tax at the rate of 15% (for the period beginning on January 1, 2013 and ending on December 31, 2037, 15.315%) of the amount of such interest will be withheld by JBIC. If such individual non-resident of Japan or a non-Japanese corporation has a permanent establishment within Japan, regular income tax or corporate tax, as appropriate, collected otherwise by way of withholding, will apply to such interest under Japanese tax law.

•

If an individual non-resident of Japan or a non-Japanese corporation (regardless of whether it is a Specially-Related Party of JBIC) is subject to Japanese withholding tax with respect to interest on the Debt Securities under Japanese tax law, a reduced rate of withholding tax or exemption therefrom may be available under the relevant income tax treaty between Japan and the country of tax residence of such individual non-resident of Japan or non-Japanese corporation. Individual non-residents of Japan or non-Japanese corporations that are entitled to a reduced rate of Japanese withholding tax or exemption from Japanese withholding tax on payment of interest by JBIC are required to submit an “Application Form for Income Tax Convention regarding Relief from Japanese Income Tax on Interest” and any other required forms and documents in advance through JBIC to the relevant tax authority before payment of interest.

•

Under the Act, (a) if an individual non-resident of Japan or a non-Japanese corporation that is a beneficial owner of the Debt Securities becomes a Specially-Related Party of JBIC, or an individual non-resident of Japan or a non-Japanese corporation that is a Specially-Related Party of JBIC becomes a beneficial owner of the Debt Securities, and (b) if such Debt Securities are held through a Participant, then such individual non-resident of Japan or non-Japanese corporation would be obligated to notify the Participant of such change in status by the immediately following Interest Payment Date of the Debt Securities. As described above, as the status of such individual non-resident of Japan or non-Japanese corporation as a Specially-Related Party of JBIC for Japanese withholding tax purposes is determined based on the status as of the beginning of the fiscal year of JBIC in which the relevant Interest Payment Date falls, such individual non-resident of Japan or non-Japanese corporation should, by such notification, identify and advise the Participant of the specific Interest Payment Date on which Japanese withholding tax starts to apply with respect to such individual non-resident of Japan or non-Japanese corporation as being a Specially-Related Party of JBIC.

Tax Withholding Rules for Resident Investors.    If the recipient of interest on the Debt Securities is an individual resident of Japan or a Japanese corporation for Japanese tax purposes, as described below, regardless of whether such recipient is a Specially-Related Party of JBIC, income tax will be withheld at the rate of 15% (for the period beginning on January 1, 2013 and ending on December 31, 2037, 15.315%) of (i) the amount of such interest, if such interest is paid to an individual resident of Japan or a Japanese corporation (except for a Designated Financial Institution (as defined below) which complies with the requirement for tax exemption under Article 6, Paragraph (9) of the Act on Special Measures Concerning Taxation of Japan) (except as provided in item (ii) below) or (ii) the amount of such interest minus the amount provided in the Cabinet Order relating to Article 3-3, Paragraph (6) of the Act on Special Measures Concerning Taxation of Japan, if such interest is paid to a Public Corporation, etc. (as defined below) or a Specified Financial Institution (as defined below) through the Japanese Custodian (as defined below) in compliance with the requirement for tax exemption under Article 3-3, Paragraph (6) of the Act on Special Measures Concerning Taxation of Japan:

•

If the recipient of interest on any Debt Securities is an individual resident of Japan or a Japanese corporation other than any of the following institutions that complies with the requirement described below:

•	Japanese banks;

•	Japanese insurance companies;

•	Japanese “financial instruments business operators” (as such term is defined by the Financial Instruments and Exchange Act of Japan);

•

other Japanese financial institutions that fall under certain categories prescribed by the relevant cabinet order under Article 3-3, Paragraph (6) of the Act on Special Measures Concerning Taxation of Japan (such institutions, together with Japanese banks, insurance companies and financial instruments business operators, are called “Specified Financial Institutions”); or

•	Japanese public corporations or Japanese public-interest corporations designated by the relevant law (Koukyo hojin tou) (“Public Corporations, etc.”),

and such recipient receives payment of interest through certain payment handling agents in Japan (“Japanese Payment Handling Agents”), such agents will withhold income tax at the rate of 15% (for the period beginning on January 1, 2013 and ending on December 31, 2037, 15.315%) of the amount of such interest. As JBIC is not in a position to know in advance the recipient’s status, the recipient of interest falling under this category should inform JBIC through the paying agent of its status in a timely manner. Failure to do so may result in temporary double withholding. An individual recipient that receives interest through a Japanese Payment Handling Agent will be subject only to such withholding tax. In all other cases, the recipient must include the amount of interest in the recipient’s gross income and will be subject to regular income tax or corporate tax, as the case may be.

•	If the recipient of interest on any Debt Securities is:

•

a Public Corporation, etc. that keeps such Debt Securities deposited with, and receives the interest on such Debt Securities through, a Japanese Payment Handling Agent with custody of the Debt Securities (the “Japanese Custodian”); or

•	a Specified Financial Institution that keeps such Debt Securities deposited with, and receives the interest on such Debt Securities through, the Japanese Custodian,

and such recipient submits through the Japanese Custodian, to the competent tax authority, the report prescribed by the Act, no income tax will be imposed by way of withholding on such portion of interest as is prescribed by the relevant cabinet order as that corresponding to the period the Debt Securities were held by such recipient, but if the recipient is a Specified Financial Institution, the recipient will be subject to regular corporate tax with respect to such interest. Additionally, if the recipient is a Japanese public-interest corporation designated by the relevant law and the interest is derived from the recipient’s profit earning business designated by the relevant law, the recipient will be subject to regular corporate tax with respect to such interest. However, since JBIC is not in a position to know in advance the recipient’s withholding tax exemption status, the recipient of interest falling under this category should inform JBIC through the paying agent of its status in a timely manner. Failure to so notify JBIC may result in the withholding by JBIC of a 15% (for the period beginning on January 1, 2013 and ending on December 31, 2037, 15.315%) income tax. Any amount of interest received by such recipient in excess of the non-taxable portion described above will be subject to the withholding by the Japanese Custodian of income tax at the rate of 15% (for the period beginning on January 1, 2013 and ending on December 31, 2037, 15.315%) of such excess amount.

•

If the recipient of interest on any Debt Securities is an individual resident of Japan or a Japanese corporation (except for a Designated Financial Institution which complies with the requirements described below), and receives interest not through a Japanese Payment Handling Agent, income tax at the rate of 15% (for the period beginning on January 1, 2013 and ending on December 31, 2037, 15.315%) of the amount of such interest will be withheld by JBIC, and, except where the recipient is a Public Corporation, etc. (other than a Japanese public-interest corporation designated by the relevant law that derives the interest from its profit-earning business designated by the relevant law), the amount of such interest will be aggregated with the recipient’s other taxable income and will be subject to regular income tax or corporate tax, as appropriate.

•	If the recipient of interest on any Debt Securities is:

•	a Japanese bank;

•	a Japanese insurance company;

•	a Japanese financial instruments business operator; or

•

any other Japanese financial institution that falls under one of certain categories prescribed by the relevant cabinet order under Article 6, Paragraph (9) of the Act on Special Measures Concerning Taxation of Japan (each a “Designated Financial Institution”), and such recipient receives interest not through a Japanese Payment Handling Agent and complies with, among others, the requirement to provide the Interest Recipient Information or to submit the Written Application for Tax Exemption, as the case may be, no income tax will be imposed by way of withholding. The recipient will, however, be subject to regular corporate tax with respect to such interest.

Special Additional Tax for Reconstruction from the Great East Japan Earthquake.    Due to the imposition of a special additional withholding tax of 0.315% (or 2.1% of 15%) to secure funds for reconstruction from the Great East Japan Earthquake, the withholding tax rate, currently due and payable at 15%, will be effectively increased to 15.315% during the period beginning on 1st January, 2013 and ending on 31st December, 2037. There will also be certain special additional tax imposed upon regular income tax or corporate tax, as referred to in the foregoing descriptions, for a certain period.

Capital Gains, Inheritance Tax and Gift Tax.    Gains derived from the sale outside Japan of Debt Securities by an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment in Japan are generally not subject to Japanese income or corporate tax. An individual, regardless of his or her residency, who has acquired Debt Securities as legatee, heir or donee from another individual may be required to pay Japanese inheritance tax or gift tax at progressive rates.

United States Taxation

This section describes the material United States federal income tax consequences of owning the Debt Securities we are offering. It is the opinion of Morrison & Foerster LLP, United States counsel to JBIC. It applies to you only if you are a United States holder (as defined below) and you acquire Debt Securities in the offering at the offering price and you hold your Debt Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns Debt Securities that are a hedge or that are hedged against interest rate or currency risks,

•	a person that owns Debt Securities as part of a straddle or conversion transaction for tax purposes,

•	a person that purchases or sells Debt Securities as part of a wash sale for tax purposes, or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

This section deals only with Debt Securities denominated in U.S. dollars, with no more than de minimis original issue discount, that provide for interest payments at least annually at a single fixed rate and that are due to mature 30 years or less from the date on which they are issued. An applicable prospectus supplement will discuss the United States federal income tax consequences of owning any other Debt Securities.

If a partnership holds the Debt Securities, the United States federal income tax treatment of a partner generally will depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Debt Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Debt Securities.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Please consult your own tax advisor concerning the consequences of owning the Debt Securities in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

You are a United States holder if you are a beneficial owner of a Debt Security and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if (1) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust, or (2) the trust has made a valid election to be treated as a domestic trust for U.S. federal income tax purposes.

Payments of Interest.    You will be taxed on interest on your Debt Security as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

You must include any tax withheld from the interest payment as ordinary income even though you do not in fact receive it, and you must also include as ordinary income any additional amounts paid with respect to withholding tax on the Debt Securities, including withholding tax on payments of such additional amounts. You may be entitled to deduct or credit tax withheld, subject to applicable limits. The rules governing foreign tax credits are complex and you should consult your tax advisor regarding the availability of the foreign tax credit in your situation. Interest paid by the Company on the Debt Securities is income from sources outside the United

States for purposes of the rules regarding the foreign tax credit allowable to a United States holder and, depending on your circumstances, will be “passive”, “general” or “foreign branch” income for purposes of computing the foreign tax credit.

Purchase, Sale, and Retirement of the Debt Securities.    Your tax basis in your Debt Security generally will be its cost. You generally will recognize capital gain or loss on the sale or retirement of your Debt Security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your Debt Security. Capital gain of a noncorporate United States holder generally is taxed at preferential rates where the property is held for more than one year.

Medicare Tax

A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A United States holder’s net investment income generally includes its interest income and its net gains from the disposition of Debt Securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Debt Securities.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the Debt Securities.

Backup Withholding and Information Reporting

If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally would apply to:

•

payments of principal and interest on a Debt Security within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

•	the payment of proceeds to you from the sale of a Debt Security effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

•	fails to provide an accurate taxpayer identification number,

•	fails to comply with applicable certification requirements, or

•	is notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

Payment of the proceeds from the sale of a Debt Security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

Acceleration of Maturity

With respect to any series of Debt Securities, in case of the following types of default, each Debt Security of such series will become due and payable at the option of the holder of such Debt Security upon written notice to the Fiscal Agent, unless all defaults shall have been cured prior to the receipt of such notice by the Fiscal Agent:

•

Default in any payment, when due, of principal (if due in installments) or premium, if any, or interest on any of the Debt Securities of such series, or, if such series is entitled to a sinking fund, in the deposit, when due, of any sinking fund payment, and continuance of such default for a period of 30 days; or

•

Default in the performance by JBIC or by Japan of any other obligation contained in the Debt Securities of such series or in the related guarantee of Japan, and the continuance of such default for a period of 90 days following written notice thereof to JBIC or Japan, as the case may be, by the holders of 25% or more in aggregate principal amount of the then outstanding Debt Securities of such series.

The Fiscal Agency Agreement will not require JBIC to furnish to the Fiscal Agent periodic evidence as to the absence of default.

Governing Law

The Fiscal Agency Agreement, the Debt Securities and the guarantee of Japan will all provide that they shall be governed by, and interpreted in accordance with, the laws of the State of New York, except with respect to authorization and execution by JBIC and Japan of the Fiscal Agency Agreement and the Debt Securities and the guarantee of Japan, as the case may be, and any other matters required to be governed by the laws of Japan.

Jurisdiction and Enforceability

JBIC will effect the irrevocable appointment of the Fiscal Agent as its authorized agent upon which process may be served in any action based upon the Debt Securities (i.e., asserting rights set forth in the Debt Securities) which any holder of a Debt Security may institute in any State or Federal court in The City of New York. JBIC will accept the jurisdiction of such court in such action. JBIC will also waive irrevocably any immunity from jurisdiction (but not execution) to which it might otherwise be entitled in any action based upon the Debt Securities. The Fiscal Agent is not the agent for service for actions brought under the federal securities laws, and JBIC’s waiver of immunity does not extend to such actions. Although Japan is subject to suit based upon the guarantee of the Debt Securities before the Tokyo District Court, Japan has not consented to the jurisdiction of any court outside Japan in connection with actions brought against it for any purpose in any way relating to the Debt Securities or its guarantee of the Debt Securities, has not appointed an agent for service of process in connection with any such action and has not agreed to waive any degree of sovereign immunity to which it may be entitled in any such action.

If you bring an action against JBIC under federal securities laws or against Japan for any purpose, unless JBIC or Japan (as the case may be) waives immunity with respect to such action, you would be able to obtain a

United States judgment in such action against JBIC or Japan, as the case may be, only if a court were to determine that the United States Foreign Sovereign Immunities Act of 1976, as amended, precludes the granting of sovereign immunity. Even if you could obtain a United States judgment in any such action under that Act, you may not be able to obtain a judgment in Japan based on such a United States judgment. Moreover, you may not be able to execute upon property of JBIC or Japan located in the United States to enforce a judgment obtained under that Act except under the limited circumstances specified in that Act.

Form, Denominations and Registration

All Debt Securities will be in registered form, without interest coupons attached. Debt Securities held outside the United States, referred to as the international Debt Securities, will be represented by beneficial interests in the international global Debt Security, in fully registered permanent global form without interest coupons attached, which will be registered in the name of the nominee of the common depositary for, and in respect of interests held through, Euroclear and Clearstream. A beneficial interest in the international global Debt Security may at all times be held only through Euroclear and Clearstream.

Debt Securities held within the United States, referred to as the DTC securities, will be represented by beneficial interests in one or more DTC global securities, in fully registered permanent global form without interest coupons attached, which will be registered in the name of Cede & Co., as nominee for DTC. In the event there is more than one DTC global Debt Security, they shall collectively be referred to as the DTC global Debt Security.

Beneficial interests in the global Debt Securities will be represented, and transfers will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC, Euroclear or Clearstream. You may hold Debt Securities directly through DTC, Euroclear or Clearstream, if you are a participant in these systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream hold securities on behalf of their participants through customers’ securities accounts in their respective names on the books at their respective depositaries, which in turn can hold such securities in customers’ securities accounts in the depositaries’ names on the books of DTC.

Persons who are not DTC, Euroclear, or Clearstream participants may beneficially own Debt Securities held by DTC and the nominee of the common depositary for Euroclear and Clearstream only through direct or indirect participants in DTC, Euroclear, or Clearstream. So long as Cede & Co., as the nominee of DTC, and the nominee of the common depositary for Euroclear and Clearstream are the registered owners of the global Debt Securities, Cede & Co. and the nominee of the common depositary for Euroclear and Clearstream for all purposes will be considered the sole holders of the Debt Securities under the fiscal agency agreement and the Debt Securities. Except as provided below, owners of beneficial interests in the global Debt Securities will not be entitled to have Debt Securities registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the holders thereof under the fiscal agency agreement or the Debt Securities. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the Debt Securities for the amount so paid. Accordingly, any person owning a beneficial interest in the global Debt Securities must rely on the procedures of DTC, Euroclear or Clearstream, and, if such person is not a participant in DTC, Euroclear, or Clearstream, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder of Debt Securities. We understand that, under existing industry practice, in the event that any owner of a beneficial interest in the DTC global Debt Securities desires to take any action that Cede & Co., as the holder of the global Debt Securities, is entitled to take, Cede & Co. would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC may grant proxies or authorize its DTC participants, or persons holding beneficial interests in the Debt Securities through such DTC participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the fiscal agency agreement or the U.S. dollar-denominated Debt Securities.

The fiscal agent will not charge you any fees for the Debt Securities, other than reasonable fees and indemnity satisfactory to the fiscal agent for the replacement of lost, stolen, mutilated or destroyed Debt Securities. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

Payment

Payment of principal and interest on the global Debt Securities will be made to DTC and the common depositary for Euroclear and Clearstream, or the nominee thereof, as the case may be, as the registered owner of the global Debt Securities.

Upon receipt of any payment of principal of or interest on the global Debt Securities, DTC will credit its participants’ accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of the global Debt Securities as shown on the records of DTC. Payments by DTC participants to owners of beneficial interests in the global Debt Securities held through such participants will be the responsibility of such participants, as is now the case with securities held for the accounts of customers registered in “street name”. Payments by DTC participants to owners of beneficial interests in the global bonds held through such participants will be governed by standing instructions and customary practices.

Distributions with respect to Debt Securities held through Euroclear or Clearstream will be credited to the cash accounts of Euroclear participants or Clearstream participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary.

Neither we nor the fiscal agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

If a date for payment of principal or interest on the Debt Securities falls on a day that is not a business day, then the related payment of principal, premium, if any, or interest may be made on the next succeeding business day as if made on the date the payment was due and no interest will accrue in respect of such delay. For purposes of this paragraph, “business day” means any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in: (a) the relevant place of payment and (b) The City of New York, London and Tokyo.

PLAN OF DISTRIBUTION

JBIC may sell Debt Securities directly, to or through underwriters or through agents. Each prospectus supplement with respect to Debt Securities will set forth the terms of the offering of such Debt Securities, including the name or names of the underwriters or agents, the public offering price of such Debt Securities and the net proceeds to JBIC from such sale, any underwriting discounts or other items constituting underwriters’ or agents’ compensation, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Debt Securities may be listed.

If underwriters are used in the sale, they will acquire Debt Securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offer of Debt Securities to the public may take the form of an offer through underwriting syndicates represented by managing underwriters, or a direct offer by one or more investment banking firms or others, as designated. Unless the applicable prospectus supplement otherwise indicates, the obligations of the underwriters to purchase Debt Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all Debt Securities offered thereby if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

JBIC may, directly or through agents it designates, sell Debt Securities from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of Debt Securities and set forth any commissions payable by JBIC to such agent. Unless such prospectus supplement otherwise indicates, any such agent will be acting on a best efforts basis for the period of its appointment.

If the applicable prospectus supplement so indicates, JBIC will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Debt Securities from JBIC at the public offering price set forth in such prospectus supplement pursuant to “delayed delivery” contracts. Purchasers of Debt Securities under delayed delivery contracts will pay the public offering price plus accrued interest, if any, and will take delivery of the Debt Securities on a date or dates stated in the applicable prospectus supplement. Such contracts will be subject only to those conditions set forth in such prospectus supplement and such prospectus supplement will set forth the commission payable for solicitation of such contracts.

The applicable prospectus supplement will describe limitations on sales to certain persons of Debt Securities (including limitations imposed by relevant Japanese laws), if any.

Agents and underwriters may be entitled under agreements into which they enter with JBIC to indemnification by JBIC against certain civil liabilities, including liabilities under the United States Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of such liabilities. Agents and underwriters may engage in transactions with or perform services for JBIC in the ordinary course of business.

AUTHORIZED AGENTS IN THE UNITED STATES

The authorized agent in the United States for JBIC, for purposes of the United States Securities Act of 1933, as amended, is MASADA Yusuke, whose address is: Representative Office in New York, Japan Bank for International Cooperation, 712 Fifth Avenue, 26th Floor, New York, New York 10019. The authorized agents for Japan are YOSHIDA Takeshi and TABATA Hidetaka located at: Ministry of Finance, Consulate General of Japan in New York, 299 Park Avenue, 18th Floor, New York, NY 10171 and YAMAMOTO Yosuke located at: Embassy of Japan, 2520 Massachusetts Avenue, N.W., Washington D.C. 20008.

VALIDITY OF SECURITIES

Mori Hamada & Matsumoto, Tokyo, Japan, will pass upon the validity of each series of Debt Securities and the guarantee of such Debt Securities, and all other matters of Japanese law and procedure on behalf of JBIC and Japan. Morrison & Foerster LLP, New York, New York, will pass upon the validity of each series of Debt Securities and the guarantee of such Debt Securities. In giving their opinions, Morrison & Foerster LLP may rely as to all matters of Japanese law and procedure on the opinion of Mori Hamada & Matsumoto, and Mori Hamada & Matsumoto may rely as to matters of New York law upon the opinion of Morrison & Foerster LLP.

FURTHER INFORMATION

The registration statement of which this prospectus is a part, any post-effective amendment to such registration statement, and the prospectus supplement or supplements relating to any series or issue of the Debt Securities, which are on file with the Commission, contain further information concerning such series or issue.

The Governor, in his official capacity as such Governor, thereunto duly authorized, has supplied the information set forth in this prospectus under the caption “Japan Bank for International Cooperation” and the information incorporated in this prospectus by reference relating to JBIC, and such information is stated on his authority.

The Minister of Finance of Japan, in his official capacity as such Minister, thereunto duly authorized, has supplied the information set forth in this prospects under the caption “Japan” and the information incorporated in this prospectus by reference relating to Japan, and such information is stated on his authority.

Except as disclosed in “Annex I: Summary Financial Information” on pages 77 to 80 of this prospectus, there has been no significant change in our financial position since March 31, 2020, the date of the most recent published English language financial statements of Japan Bank for International Cooperation.

ANNEX I

SUMMARY FINANCIAL INFORMATION

JAPAN BANK FOR INTERNATIONAL COOPERATION

SUMMARY UNAUDITED JAPANESE GAAP FINANCIAL INFORMATION AS OF AND FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2020

The tables below set forth the summary unaudited financial information of JBIC on a consolidated basis as of and for the six months ended September 30, 2020, prepared in accordance with Japanese GAAP.

CONSOLIDATED BALANCE SHEET (UNAUDITED)

September 30, 2020
(In millions of yen)
Assets:
Cash and due from banks	¥1,726,077
Securities	340,002
Loans and bills discounted	12,704,251
Other assets	363,901
Property, plant and equipment	28,584
Buildings	3,392
Land	24,311
Construction in progress	—
Other	880
Intangible assets	4,527
Software	4,527
Customers’ liabilities for acceptances and guarantees	2,255,870
Allowance for loan losses	(305,781)

Total assets	¥17,117,434

Liabilities:
Borrowed money	¥6,598,012
Bonds payable	4,789,354
Other liabilities	433,427
Provision for bonuses	584
Provision for directors’ bonuses	10
Net defined benefit liability	6,510
Provision for directors’ retirement benefits	40
Acceptances and guarantees	2,255,870

Total liabilities	¥14,083,810

Net Assets:
Capital stock	¥1,883,800
Retained earnings	945,287

Total shareholders’ equity	2,829,087

Valuation difference on available-for-sale securities	(6,245)
Deferred gains or losses on hedges	208,413
Foreign currency translation adjustment	2,072

Total accumulated other comprehensive income	204,240

Non-controlling interests	296

Total net assets	3,033,624

Total liabilities and net assets	¥17,117,434

CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

September 30, 2020
(In millions of yen)
Ordinary income	¥139,467
Interest income	127,734
Interest on loans and discounts	125,786
Interest and dividends on securities	537
Interest on deposits with banks	1,351
Other interest income	59
Fees and commissions	10,941
Other income	791
Recoveries of written-off claims	0
Other	791
Ordinary expenses	131,367
Interest expense	88,156
Interest on borrowed money and rediscounts	29,115
Interest on bonds	55,583
Interest on interest swaps	3,349
Other interest expense	107
Fees and commissions payments	1,277
Other ordinary expenses	6,912
General and administrative expenses	9,649
Other expenses	25,371
Provision of allowance for loan losses	19,926
Other	5,444

Ordinary profit	8,099

Extraordinary income	1
Gain on disposal of noncurrent assets	1

Net income before income taxes	8,101

Income taxes—current	22

Total income taxes	22

Net income	8,079

Net income attributable to non-controlling interests	24

Net income attributable to owners of parent	8,054

Our ordinary income for the six months ended September 30, 2020 was ¥139,467 million. Interest income, which amounted to ¥127,734 million, accounted for the majority of this income.

Our ordinary expenses for the six months ended September 30, 2020 were ¥131,367 million. Interest expense, which amounted to ¥88,156 million, accounted for the majority of these expenses.

For the six months ended September 30, 2020, the JBIC Group recorded ordinary profit of ¥8,099 million and net income attributable to owner of parent of ¥8,054 million.

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (UNAUDITED)

September 30, 2020
(In millions of yen)
Net income	¥8,079
Other comprehensive income (loss)	(30,051)
Valuation difference on available-for-sale securities	(2,758)
Deferred gains or losses on hedges	(22,890)
Foreign currency translation adjustment	(2,226)
Share of other comprehensive income (loss) of equity method investments	(2,176)

Comprehensive income (loss)	¥(21,972)

(Comprehensive income (loss) attributable to)
Owners of parent	(21,996)
Non-controlling interests	24

CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

September 30, 2020
(In millions of yen)
Cash flows from operating activities
Net income before income taxes	¥8,101
Depreciation and amortization	1,022
Losses (profits) of equity method investments	4,277
Increase (decrease) in allowance for loan losses	19,926
Increase (decrease) in provision for bonuses	(1)
Increase (decrease) in net defined benefit liability	(204)
Increase (decrease) in provision for directors’ retirement benefits	(4)
Interest income	(127,734)
Interest expense	88,156
Loss (gain) related to securities	476
Foreign exchange losses (gains)	(804)
Loss (gain) on disposal of noncurrent assets	(1)
Net decrease (increase) in loans and bills discounted	429,728
Net increase (decrease) in borrowed money	(188,487)
Net decrease (increase) in deposit (excluding deposits paid to Bank of Japan)	(296,214)
Increase (decrease) in straight bonds-issuance and redemption	(98,467)
Interest received	157,785
Interest paid	(101,486)
Other	40,521

Subtotal	(63,410)

Income taxes paid	(30)

Net cash provided by (used in) operating activities	(63,440)

Cash flows from investing activities
Purchase of securities	(5,503)
Proceeds from sales of securities	13,154
Purchase of property, plant and equipment	(716)
Proceeds from sales of property, plant and equipment	1
Purchase of intangible assets	(47)

Net cash provided by (used in) investing activities	6,889

Cash flows from financing activities
Payment to national treasury	(58,455)

Net cash provided by (used in) financing activities	(58,455)

Effect of exchange rate change on cash and cash equivalents	—

Net increase (decrease) in cash and cash equivalents	(115,006)

Cash and cash equivalents at beginning of period	1,039,586

Cash and cash equivalents at end of period	¥924,580

REGISTERED AND HEAD OFFICE OF JBIC

4-1, Otemachi 1-chome

Chiyoda-ku

Tokyo 100-8144

Japan

FISCAL AGENT, REGISTRAR, PRINCIPAL PAYING AGENT AND TRANSFER AGENT

MUFG Bank, Ltd., London Branch

Ropemaker Place

25 Ropemaker Street

London EC2Y 9AN

also acting through

U.S. Bank National Association

100 Wall St., 6th Floor

New York, N.Y. 10005

Attention: Corporate Trust Department

LEGAL ADVISERS

To JBIC and Japan Nagashima Ohno & Tsunematsu JP Tower 7-2, Marunouchi 2-chome Chiyoda-ku, Tokyo 100-7036 Japan	To the Underwriters Skadden, Arps, Slate, Meagher & Flom LLP Izumi Garden Tower, 37th Floor 1-6-1 Roppongi Minato-ku, Tokyo 106-6037 Japan

Japan Bank for International Cooperation

U.S.$● ●% Guaranteed Bonds Due ●

U.S.$● ●% Guaranteed Bonds Due ●

Unconditionally and Irrevocably Guaranteed

as to Payment of Principal and Interest

by

Japan

PROSPECTUS SUPPLEMENT

Citigroup

Daiwa Capital Markets Europe

Goldman Sachs International

Nomura

●, 2021